UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CME GROUP INC.

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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 18, 2016

3:30 p.m. Central Time

Auditorium at CME Group’s headquarters, located at 20 South Wacker Drive, Chicago, Illinois

April 8, 2016

Dear Shareholder:

You are invited to attend the 2016 annual meeting of shareholders of CME Group Inc. In addition to topics described herein, we will provide a report on our operating results and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

Shareholders will vote on the following items:

•	To elect seventeen directors that we refer to as “Equity directors.”

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016.

•	To approve, by advisory vote, the compensation of our named executive officers.

•	To elect three Class B-1 directors, two Class B-2 directors and one Class B-3 director.

•	To elect five members of the Class B-1 nominating committee, five members of the Class B-2 nominating committee and five members of the Class B-3 nominating committee.

Shareholders will also transact any other business that may properly come before the meeting.

Your vote is very important. You are eligible to vote if you were a shareholder of record at the close of business on March 22, 2016. Please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy over the Internet, or by completing, signing, dating and returning your proxy in the enclosed envelope. Additional voting instructions begin on page 69.

Important Notice Regarding Admission to the 2016 Annual Meeting

If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described on page 68. All attendees must have photo identification, such as a driver’s license or passport. Please note seating is limited and will be granted on a first come basis. You should allow sufficient time to clear security.

Beginning on or about April 8, 2016, we distributed to our shareholders (1) a copy of the proxy statement, 2015 annual report, proxy card(s) or voting instruction form, (2) an Important Notice Regarding the Availability of Proxy Materials, with instructions to access the proxy materials and vote online, or (3) for shareholders who have elected to receive materials electronically, an email with instructions on how to access the materials and vote online.

If you are unable to attend the meeting, you may view the live webcast on our Investor Relations website at http://investor.cmegroup.com/investor-relations under “Events.”

By order of the board of directors,

Terrence A. Duffy Executive Chairman and President	Phupinder S. Gill Chief Executive Officer	Kathleen M. Cronin Senior Managing Director, General Counsel & Corp. Secretary

Summary Information

To assist you in reviewing our 2015 performance, we would like to call your attention to key elements of our proxy statement. The following description is only a summary. For more complete information about these topics, please review our 2015 annual report and the complete proxy statement. Additional information regarding the logistics of the annual meeting is available beginning on page 68.

BUSINESS HIGHLIGHTS

The year 2015 was one of growth and achievement for CME Group. Across all our core asset classes, we experienced numerous volume records, including in energy, agricultural commodities, total options and electronic options. Total volume was more than 3.5 billion contracts traded, which generated $1.5 billion in cash from operations. The following are additional key performance metrics from 2015:

Record Average Daily Volume	Increase in Electronic Options Average Daily Volume	Aggregate Value of Declared Dividends	Increase in Globex Volume Originating Outside U.S.

14 million contracts	15%	$1.65 billion	7%

For a more detailed discussion on our financial performance, see our 2015 annual report.

SHAREHOLDER ACTIONS

ELECTION OF DIRECTORS (Items 1 and 4)

You will find important information about the qualifications and experience of each of the Equity director nominees beginning on page 5 and the Class B director nominees beginning on page 22. Our board recommends that you vote “FOR” each of the Equity director nominees. It is not making a recommendation on the election of the Class B directors (Item 4).

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP (Item 2)

We are seeking shareholder approval of the ratification of the appointment of Ernst & Young to serve as our independent registered public accounting firm for 2016. Our board recommends that you vote “FOR” the ratification.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Item 3)

Our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as set forth in Item 3 on page 21. Last year, shareholders representing approximately 97% of the votes cast approved our executive compensation program for our named executive officers. In evaluating this “say on pay” proposal, we recommend you review our Compensation Discussion and Analysis, which explains how and why the compensation committee arrived at the compensation actions and decisions for 2015. Our board recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

ELECTION OF CLASS B-1, CLASS B-2 AND CLASS B-3 NOMINATING COMMITTEES (Item 5)

Class B-1, Class B-2 and Class B-3 shareholders are being asked to elect five members to their respective Class B Nominating Committees. The board is not making a recommendation on the election of the Class B nominating committees.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	1

The board of directors of CME Group Inc. is providing this proxy statement in connection with the annual meeting of shareholders to be held on Wednesday, May 18, 2016, at 3:30 p.m. Central Time, in the auditorium at CME Group’s corporate headquarters, 20 South Wacker Drive, Chicago, Illinois. The terms “we,” “us” and “our” refer to CME Group and its subsidiaries. Shares of our Class A common stock are listed on the NASDAQ Global Select Market (NASDAQ) under the trading symbol “CME.” Our principal offices are located at 20 South Wacker Drive, Chicago, Illinois 60606. Our phone number is 312.930.1000.

Further information about CME Group can be found at http://www.cmegroup.com. Information made available on our website does not constitute a part of this proxy statement. Additional information regarding the availability of materials referenced in this proxy statement is available on page 73.

2	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 1—Election of Equity Directors

You are being asked to vote on the election of seventeen Equity director nominees to hold office until the 2017 annual meeting.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE EQUITY DIRECTOR NOMINEES.

Our directors are elected each year. Each director’s term will last until the 2017 annual meeting and until his or her successor is duly elected and qualified.

We have implemented a majority vote standard, except in the event of a contested election.

Seventeen individuals are nominated for election by our Class A and Class B shareholders voting together (Equity directors) under Item 1. All Equity director nominees are presently CME Group directors. An additional six directors will be elected by our Class B shareholders (Class B directors) under Item 4. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The biographies for the Equity director nominees begin on page 5 and for the Class B director nominees on page 22. References to terms of our board of directors in their biographies include service on the board of CME Group (f/k/a Chicago Mercantile Exchange Holdings Inc.) from its formation in 2001 and service on the board of its wholly-owned subsidiary, Chicago Mercantile Exchange Inc. (CME). CME Group became a public company in December 2002. The boards of our other exchange subsidiaries: Board of Trade of the City of Chicago, Inc. (CBOT), New York Mercantile Exchange, Inc. (NYMEX) and Commodity Exchange, Inc. (COMEX) also are composed of the same members as the CME Group board of directors. Ages are as of March 22, 2016. Information on public directorships is for the past five years.

DIRECTOR NOMINATIONS

Our board and its nominating committee seek candidates with a variety of talents and expertise to ensure that the board is operating effectively and is focused on creating long-term value for our shareholders. We believe our board should be composed of individuals from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and who exercise their good judgment to provide practical insights and different perspectives. In selecting candidates, the board endeavors to find individuals who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of our shareholders.

The nominating committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee recruiting professionals to identify and evaluate candidates. The nominating committee also considers Equity director nominees recommended by shareholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominees’ qualifications, and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the nominating committee, Attention: Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. In considering a shareholder recommendation, the nominating committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. A copy of our nominating committee’s charter is available on our website.

The holders of the Class B-1, Class B-2 and Class B-3 common stock elect members of nominating committees for their respective class, which are responsible for nominating candidates for election by their class. See Item 5 beginning on page 26 for more information. Our certificate of incorporation requires that director candidates for election by a class of Class B common stock own, or be recognized under our rules as the owner of, at least one share of that class.

DIRECTOR QUALIFICATIONS

The nominating committee believes it is essential that board members represent diverse viewpoints. However, it has not adopted a specific policy on the role of diversity in assessing director candidates. In considering candidates for the board, the nominating committee considers the entirety of each candidate’s credentials. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the board are also considered. In assessing new candidates for the board, we have not adopted a set of firm criteria that an individual must meet to be considered. The nominating committee, composed entirely of directors who are independent under applicable listing standards, reviews the qualifications and backgrounds of potential

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	3

ITEM 1—Election of Equity Directors (Continued)

directors in light of the needs of the board and CME Group at the time and nominates a slate of Equity director nominees to be nominated for election at the annual meeting of shareholders. In making their nominations, the nominating committee and the board take into consideration applicable board of directors composition requirements of the Commodity Futures Trading Commission (CFTC) and the applicable listing standards. In addition, board members should have the characteristics essential for effectiveness as a member of the board, including but not limited to:

•	Integrity, objectivity, sound judgment and leadership;

•	The relevant expertise and experience required to offer advice and guidance to the Executive Chairman & President; the Chief Executive Officer and other members of senior management;

•	The ability to make independent analytical inquiries;

•	A commitment to enhancing long-term shareholder value;

•	An understanding of the Company’s business, strategy and challenges; and

•	The willingness and ability to devote adequate time and effort to board responsibilities and to serve on committees at the request of the board.

For more information concerning our directors’ qualifications, see the Director Attributes on page 10.

REQUIRED VOTE

Must receive a number of “FOR” votes that exceed the number of “AGAINST” votes to be elected.

4	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 1—Election of Equity Directors (Continued)

EQUITY DIRECTORS UP FOR ELECTION AT THE 2016 ANNUAL MEETING

Terrence A. Duffy Age: 57 Director since: 1995

The Honorable Mr. Duffy has served as our Executive Chairman & President since 2012. Previously, he served as Executive Chairman since 2006, when he became an officer of the Company. He served as Chairman of the board since 2002 and our Vice Chairman from 1998 until 2002. Mr. Duffy has been a member of our Board since 1995. He was President of TDA Trading, Inc. from 1981 to 2002 and has been a member of CME since 1981. Mr. Duffy was appointed by President Bush and confirmed by the U.S. Senate in 2003 as a member of the Federal Retirement Thrift Investment Board, a position he held until 2013. Mr. Duffy currently serves as Co-Chair of the Mayo Clinic Greater Chicago Leadership Council. He is a Vice Chairman of the CME Group Foundation, whose mission is to enhance economic opportunity, health and education, especially for disadvantaged youth. He is also a member of the Economic Club of Chicago, the Executives’ Club of Chicago and the President’s Circle of the Chicago Council on Global Affairs. Since 2003, Mr. Duffy has been recognized as one of the top 100 Irish Business Leaders by Irish America Magazine. Mr. Duffy attended the University of Wisconsin-Whitewater. In 2007, he received a Doctor of Humane Letters from DePaul University.

Phupinder S. Gill Age: 55 Director since: 2012	Public Directorship: First Midwest Bancorp Inc.

Mr. Gill has served as our Chief Executive Officer since 2012. Previously, he served as President of CME Group since 2007 and as our President and Chief Operating Officer since 2004. Before that, Mr. Gill held positions of increasing responsibility within the Company, including Managing Director and President of CME Clearing since joining us in 1988. Mr. Gill serves on the board of directors of the World Federation of Exchanges. He also serves as a member of CME Group’s Competitive Markets Advisory Council and a member of the board of The Alexander Maxwell Grant Foundation. Mr. Gill is a Vice Chairman of the CME Group Foundation.

Timothy S. Bitsberger Age: 56 Director since: 2008

Mr. Bitsberger served as Managing Director, Official Institutions FIG Coverage Group of BNP PNA, a subsidiary of BNP Paribas, from December 2010 to November 2015. He previously served as senior consultant with Booz Allen Hamilton from May 2010 to November 2010. He was with BancAccess Financial from December 2009 to April 2010 and was Senior Vice President and Treasurer of Freddie Mac from 2006 to 2008. Mr. Bitsberger also was with the U.S. Treasury Department from 2001 to 2005 serving first as their Deputy Assistant Secretary for federal finance and more recently as the Assistant Secretary for financial markets. He was confirmed by the U.S. Senate as the Assistant Secretary in 2004.

Charles P. Carey Age: 62 Director since: 2007

Mr. Carey served as our Vice Chairman in connection with our merger with CBOT Holding, Inc. from 2007 until 2010. Prior to our merger, Mr. Carey served as Chairman of CBOT since 2003, as Vice Chairman from 2000 to 2002, as First Vice Chairman during 1993 and 1994 and as a board member of CBOT from 1997 to 1999 and from 1990 to 1992. Mr. Carey is a principal in the firms of Henning & Carey Trading Co. and Henning-Carey Proprietary Trading LLC. He has been a member of CBOT since 1978 and was a member of the MidAmerica Commodity Exchange from 1976 to 1978. Mr. Carey previously served on the board of CBOT Holdings, Inc. until our merger in 2007. Mr. Carey serves as the Company’s representative on the BM&FBOVESPA board and as a Vice Chairman of the CME Group Foundation.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	5

ITEM 1—Election of Equity Directors (Continued)

Dennis H. Chookaszian Age: 72 Director since: 2004	Public Directorships: Allscripts Healthcare Solutions, Inc. Career Education Corporation Prism Technologies Group, Inc. MDA Corporation (solely listed in Canada)	Previous Public Directorship: LoopNet, Inc.

Mr. Chookaszian served as Chairman of the Financial Accounting Standards Advisory Council from 2007 to 2011. From 1999 until 2001, Mr. Chookaszian served as Chairman and CEO of mPower, Inc., a financial advice provider focused on the online management of 401(k) plans. Mr. Chookaszian served as Chairman and CEO of CNA Insurance Companies from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and COO from 1990 to 1992 and CFO from 1975 to 1990. Mr. Chookaszian is a registered certified public accountant.

Ana Dutra Age: 51 Director since: 2015

Ms. Dutra has served as the President and CEO of The Executives’ Club of Chicago, a world-class senior executives organization focused on the development, innovation and networking of current and future business and community leaders, since September 2014. Ms. Dutra formerly served as CEO of Mandala Global Advisors, a global management consulting company, from 2013 to September 2014. Prior to that she was a Proxy Officer and CEO of Korn/Ferry Consulting from 2007 until 2013. Ms. Dutra serves as a director of Greeley and Hansen, Humantelligence, the International Women’s Forum, Lurie Children’s Hospital of Chicago, Chicago Philharmonic Society, Governor State University and Academy for Urban School Leadership and is a member of the Kellogg Alumni Advisory Board, the Economic Club of Chicago, the Committee of 200 and the Chicago Council on Global Affairs. She previously served as a director of the Executives’ Club of Chicago.

Martin J. Gepsman Age: 63 Director since: 1994
Mr. Gepsman served as Secretary of the board from 1998 to 2007. He has been a member of CME for more than 30 years. Mr. Gepsman has also been an independent floor broker and trader since 1985.
Larry G. Gerdes Age: 67 Director since: 2007		Previous Public Directorships: Access Plans, Inc. Transcend Services Inc.

Mr. Gerdes has served as CEO of Pursuant Health, Inc. (formerly SoloHealth), a private health-care company in Atlanta since February 2014, as its Executive Chairman of the Board since November 2013, as its Chairman since 2012 and as a Board member since 2007. He also has served as a general partner of Sand Hill Financial Company, a venture capital partnership, since 1983. Mr. Gerdes is also a general partner of Gerdes Huff Investments. Mr. Gerdes formerly served as Chairman and CEO of Transcend Services Inc., concluding with the sale of that company in April 2012, and as a director of Access Plans, Inc. from 2001 until its sale in June 2012. Mr. Gerdes is a major shareholder and President of Friesland Farms, LLC. Mr. Gerdes is a member of the Dean’s Advisory Council for The Kelley School of Business at Indiana University and serves as trustee for Monmouth College. Mr. Gerdes previously served on the board of CBOT Holdings, Inc. until our merger in 2007.

6	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 1—Election of Equity Directors (Continued)

Daniel R. Glickman Age: 71 Director since: 2001		Previous Pubic Directorship: Hain-Celestial Corporation

Mr. Glickman has served as our Lead Director since August 2014. Mr. Glickman has served as Executive Director of the Aspen Institute’s Congressional Program since 2011 and as Vice President of the Aspen Institute since 2012. Mr. Glickman also has served as a Senior Fellow for the Bipartisan Policy Center since 2010. From 2004 to 2010, Mr. Glickman served as Chairman and CEO of the Motion Picture Association of America, Inc. Mr. Glickman previously served as Director of the Institute of Politics at Harvard University’s John F. Kennedy School of Government from 2002 to 2004 and served as Senior Advisor in the law firm of Akin, Gump, Strauss, Hauer & Feld, from 2001 to 2004. He also served as U.S. Secretary of Agriculture from 1995 through 2001 and as a member of the U.S. Congress, representing a district in Kansas, from 1977 through 1995. Mr. Glickman serves as co-chair of the global agriculture and development initiative of the Chicago Council on Global Affairs, as Chairman of the Board of the Foundation for Food and Agriculture Research, established in the 2014 Farm Bill by Congress, and Chairman of the International Advisory Board of Apco Worldwide, a public relations firm. Mr. Glickman also serves on a number of non-profit advisory boards with a focus on agriculture and food supply.

Leo Melamed Age: 84 Director since: 1998 1967 - 1990

Mr. Melamed is the founder of financial futures and was instrumental in the creation of our CME Globex platform. He has served as CME Chairman Emeritus since 1997 and Chairman of our Strategic Steering Committee since 2001. He served as Chairman of our board from 1968 until 1973. He was founding Chairman of the International Monetary Market from 1972 until its merger with our exchange in 1976, and then CME Chairman until 1977. Mr. Melamed served as a special advisor to the Company in the role of Special Counsel to our board from 1977 to 1985 and then in the role of Chairman of its Executive Committee from 1985 until 1991. In 1992, Mr. Melamed became the founding chairman of the Globex Corporation. From 1993 to 2001, he served as Chairman and CEO of Sakura Dellsher, Inc., a former clearing firm of CME, and currently serves as Chairman and CEO of Melamed & Associates, a global consulting group. He is founder and a permanent advisor to the National Futures Association, and a member of the International Advisory Council of the CSRC in China. He serves on the Board of Overseers of the Becker Friedman Institute of the University of Chicago, on the advisory board of Vernon & Park Capital L.P., as Chairman of the Advisory Board of Neurensic, Inc. and consultant to Nanhua, Inc., a futures commission merchant. Mr. Melamed also serves as a director of The Chicago Council on Global Affairs. Mr. Melamed is a Vice Chairman of the CME Group Foundation and serves as its representative on the LEAP Innovations Board of Directors. Mr. Melamed is also a published author of a number of books pertaining to markets and the history of CME Group.

William P. Miller II, CFA Age: 60 Director since: 2003 1999 - 2002	Public Directorship: American Axle and Manufacturing Holdings, Inc.

Mr. Miller has served as Head of Asset Allocation with Sanabil, the Saudi Arabian Investment Company, since October 2013. Previously he served as the Senior Managing Director and Chief Financial Officer of Financial Markets International, Inc. from 2011 to October 2013. Mr. Miller served as the Deputy Chief Investment Officer for the Ohio Public Employees Retirement System from 2008 through 2011 and as its Senior Investment Officer, Fund Management during 2005 to 2008. He served as Senior Risk Manager for the Abu Dhabi Investment Authority from 2003 to mid-2005. Mr. Miller was a risk management advisor for the Rockefeller Foundation, a non-profit foundation and an advisor to Africa Global from 2002 to 2003. Over the 1996 to 2002 period, Mr. Miller was the Independent Risk Oversight Officer for Commonfund responsible for enterprise-wide risk management, regulatory compliance and internal audit. From 1974 through 1996, Mr. Miller held management positions in General Motors engineering, treasury and investment divisions. Mr. Miller is a chartered financial analyst and a member of the Institute of Chartered Financial Analysts. Mr. Miller previously served as a member of the Public Company Accounting Oversight Board (PCAOB) Standing Advisory Group and on the board of the Dubai International Futures Exchange, New York Futures Exchange, BTOP50 Family of Funds and the End Users of Derivatives Association.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	7

ITEM 1—Election of Equity Directors (Continued)

James E. Oliff Age: 67 Director since: 1994 1982 - 1992		Previous Public Directorship: FFastFill, plc

Mr. Oliff has been a member of CME for more than 35 years. Mr. Oliff served as our Vice Chairman from 2002 until 2007 and as our Second Vice Chairman from 1998 until 2002. Mr. Oliff has also served as President of FILO Corp., a floor brokerage business, since 1982. Mr. Oliff previously served as Executive Director of International Futures and Options Associates from 1996 to 2005, as President and CEO of FFast Trade U.S., LLC from 2001 to 2005, as Chairman and CEO of FFastFill Inc. from 2003 to 2005 and as FFastFill’s COO from 2001 to 2003. He also served as President of LST Commodities, LLC, an introducing broker, from 1999 until 2002. Mr. Oliff is the Chairman of the CME Group Foundation.

Alex J. Pollock Age: 73 Director since: 2004		Previous Public Directorship: Allied Capital Corp.

Mr. Pollock has served as the Distinguished Senior Fellow and Director of Financial Systems Studies at the R Street Institute, Washington, D.C. since January 2016. He previously served as Resident Fellow of the American Enterprise Institute in Washington, D.C. from 2004 to January 2016 and as President and CEO of the Federal Home Loan Bank of Chicago from 1991 through 2004. He was previously President and CEO of Community Federal Savings. Mr. Pollock serves on the non-profit board of Great Lakes Higher Education Corporation and on the Board of the Great Books Foundation. Mr. Pollock served as our Lead Director from August 2012 through August 2014.

John F. Sandner Age: 74 Director since: 1978	Public Directorships: Virtu Financial Inc.	Previous Public Directorships: Echo Global Logistics, Inc.

Mr. Sandner has been a member of CME for more than 40 years. He also served as our Special Policy Advisor from 1998 to 2005 and as Chairman of our board for 13 years. Previously, Mr. Sandner served as Chairman of E*Trade Futures, LLC from 2003 through 2013 and as President and CEO of RB&H Financial Services, L.P., a futures commission merchant and one of our former clearing firms, from 1985 to 2003. Mr. Sandner currently serves on the board of the National Futures Association and as a Vice Chairman of the CME Group Foundation.

Terry L. Savage Age: 71 Director since: 2003

Ms. Savage is a nationally-syndicated financial columnist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs and networks. Ms. Savage is a registered investment advisor and commodity trading advisor. She was a member of CME from 1975 to 1980.

William R. Shepard Age: 69 Director since: 1997

Mr. Shepard has been a member of CME for more than 40 years. Previously he served as our Second Vice Chairman from 2002 to 2007. Mr. Shepard is founder and President of Shepard International, Inc., a futures commission merchant.

8	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 1—Election of Equity Directors (Continued)

Dennis A. Suskind Age: 73 Director since: 2008	Public Directorship: Bridgehampton National Bank

Mr. Suskind joined J. Aron & Company in 1961 where he served as Executive Vice President and was responsible for the worldwide precious metal trading operations. In 1980, Mr. Suskind became a general partner of Goldman Sachs, upon its acquisition of J. Aron & Company, until his retirement in 1990. During his tenure in trading metals, Mr. Suskind served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of the Futures Industry Association, a member of the board of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C. Mr. Suskind currently serves as Vice Chairman of the Board of Bridgehampton National Bank. Mr. Suskind previously served on the board of NYMEX Holdings, Inc. until our merger in 2008.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	9

ITEM 1—Election of Equity Directors (Continued)

DIRECTOR ATTRIBUTES

We believe all of our board members have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition, the following highlights the key characteristics the board believes qualifies its current members to serve the interests of our shareholders. This summary, however, is not meant to be a complete description of all of the skills and attributes of our board members. Additional details on our individual directors and director nominees are set forth in their individual biographies. The Class B nominees are nominated by a separate nominating committee. Therefore, the board has not made an assessment of the attributes of the Class B nominees who are not currently members of the board other than whether they may be classified as independent.

ATTRIBUTE	DIRECTORS AND DIRECTOR NOMINEES WITH ATTRIBUTES
Industry Experience
Possesses an understanding of our markets as a result of trading our products, serving as an officer of a firm which trades our products or working in the financial services industry.	Terrence A. Duffy Phupinder S. Gill Jeffrey M. Bernacchi Timothy S. Bitsberger Charles P. Carey Elizabeth A. Cook Martin J. Gepsman	William W. Hobert Leo Melamed William P. Miller II James E. Oliff Ronald A. Pankau Alex J. Pollock	John F. Sandner Terry L. Savage William R. Shepard Howard J. Siegel Dennis A. Suskind David J. Wescott
Independence
Satisfies applicable standards of independence.	Jeffrey M. Bernacchi Timothy S. Bitsberger Charles P. Carey Dennis H. Chookaszian Bradley S. Cohen Elizabeth A. Cook Michael J. Downs Ana Dutra Martin J. Gepsman	Larry G. Gerdes Daniel R. Glickman William W. Hobert Patrick W. Maloney William P. Miller II Douglas M. Monieson James E. Oliff Ronald A. Pankau Jeremy J. Perlow	Alex J. Pollock Terry L. Savage William R. Shepard Howard J. Siegel Dennis A. Suskind David J. Wescott James J. Zellinger
CFTC Public Director
Satisfies the CFTC definition of public director.	Timothy S. Bitsberger Ana Dutra Larry G. Gerdes	Daniel R. Glickman William P. Miller II Alex J. Pollock	Terry L. Savage Dennis A. Suskind
Government Relations/Regulatory/Public Policy
Experience interacting with our regulators and members of government or prior service in government.	Terrence A. Duffy Timothy S. Bitsberger Charles P. Carey	Daniel R. Glickman Leo Melamed William P. Miller II	Ronald A. Pankau Alex J. Pollock
Management Experience
Experience as a chief executive officer, president or senior vice president of a company or a significant subsidiary, operating division or business unit.	Terrence A. Duffy Phupinder S. Gill Timothy S. Bitsberger Dennis H. Chookaszian	Ana Dutra Larry G. Gerdes Daniel R. Glickman James E. Oliff	Ronald A. Pankau Alex J. Pollock Dennis A. Suskind
Financial Expertise
Experience as a chief financial officer or similar financial oversight experience.	Dennis H. Chookaszian	Larry G. Gerdes	William P. Miller II
Professional Accreditations
Possesses an advanced degree.	Jeffrey M. Bernacchi Dennis H. Chookaszian Ana Dutra Larry G. Gerdes	Daniel R. Glickman Leo Melamed William P. Miller II	James E. Oliff Alex J. Pollock John F. Sandner
Risk Management Experience
Experience in overseeing risk management processes and procedures.	Jeffrey M. Bernacchi Charles P. Carey Phupinder S. Gill	Dennis H. Chookaszian Leo Melamed William P. Miller II	John F. Sandner William R. Shepard David J. Wescott
Other Public Company Directorship
Experience serving as a director of another publicly traded company.	Phupinder S. Gill Charles P. Carey Dennis H. Chookaszian Larry G. Gerdes	Daniel R. Glickman William P. Miller II James E. Oliff Alex J. Pollock	John F. Sandner Terry L. Savage Dennis A. Suskind

10	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Corporate Governance

CME Group is committed to good corporate governance. By aligning our governance approach with best practices, our company is able to strengthen board and management accountability, promote long-term shareholder value and sustain continued success.

The board of directors has established corporate governance principles which provide a framework for our effective governance. Our governance committee regularly reviews trends and best practices in corporate governance. They advise our board of directors and management in an effort to strengthen existing governance practices and develop new policies that make us a better company. Below is an overview of the Company’s governance highlights and materials.

GOVERNANCE HIGHLIGHTS

•	Annual election of directors

•	Majority voting for directors

•	Confidential shareholder voting

•	Quarterly executive sessions of independent directors

•	Board and committee evaluations and individual peer director evaluations

•	Active risk oversight by the full board, a stand-alone risk committee and other committees with oversight responsibilities based on areas of focus and expertise

•	Independent lead director

•	More than 80 percent of the board is considered independent and approximately thirty-five percent is considered “public” directors under applicable CFTC regulations

•	Policy restricting the pledging of shares of our Class A common stock

•	Orientation for newly elected board members

CORPORATE GOVERNANCE MATERIALS

You can access the following governance materials by visiting http://investor.cmegroup.com/investor-relations under “Corporate Governance.”

•	Corporate Governance Principles

•	Board of Directors Conflict of Interest Policy

•	Board Code of Ethics

•	CME Group Charter

•	CME Group Bylaws

•	Employee Code of Conduct

•	Charters for all Board Committees

•	Guide to Conducting Business for Third Parties of CME Group

Each of these documents is also available in print upon written request made to the Office of the Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Our employee code of conduct is applicable to all of our employees, including our Executive Chairman & President, Chief Executive Officer and other senior financial officers.

DIRECTOR ATTENDANCE

The board held eight meetings during 2015. All directors attended at least 75% of the combined total meetings of the full board and the committees on which he or she served.

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Corporate Governance (Continued)

We strongly encourage, but do not require, our directors to attend the annual meeting. Last year, 23 of the 24 directors on the board at that time attended the annual meeting of shareholders.

DIRECTOR INDEPENDENCE

The experience and diversity of our directors has been, and continues to be, critical to our success. Our corporate governance principles require that the board be composed of at least a majority of independent directors. Additionally, in accordance with applicable listing standards, the members of our audit, compensation, governance and nominating committees must be independent. For a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with CME Group. The board has adopted categorical independence standards, which are attached to this proxy statement as Appendix A, to assist the board in making its determinations regarding independence. These standards conform to and exceed the independence criteria specified in the listing standards of the NASDAQ. They specify the criteria by which the independence of our directors will be determined, including relationships and transactions between each director, director nominee, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she is affiliated, and us.

The board believes that all of its non-executive directors act independently of, and effectively monitor and oversee the actions of, management. Based on our categorical independence standards, at its meeting held in February 2016, the governance committee made a preliminary assessment of the independence of the directors and director nominees and based on such assessment made a recommendation to our board regarding their independence. Some of our directors are members of our exchanges, which provides them with access to our open outcry trading floors, lower trading fees, the ability to vote on certain matters relating to the operation of our trading floors and, for members of CME, the ability to elect six of our directors. Directors who are members of our exchanges may make payments directly to us or indirectly to us through our clearing firms in connection with their trading activity on an exchange. To ensure that such payments did not exceed the monetary thresholds set forth in the listing standards of the NASDAQ, the governance committee reviewed the directors’ and their affiliated clearing firms’ trading activities and relationships with our exchanges as part of its independence determination. The governance committee and the board noted that all payments relating to trading fees were made in the ordinary course of our business, were on terms consistent with those prevailing at the time for corresponding transactions by similarly situated unrelated third parties and were not in excess of the applicable payment thresholds.

After considering information provided by the directors and director nominees in their annual questionnaires, the payments made to us relating to trading activities of directors and director nominees who are members of an exchange, as well as additional information gathered by our Office of the Secretary, the governance committee recommended and the board determined which directors and nominees should be classified as independent. All of our directors and director nominees with the exception of the following have been classified as independent.

•	Employment Relationships: Messrs. Duffy and Gill are employees of CME Group.

•

Consulting Arrangements: Mr. Melamed has a consulting relationship with CME Group. Mr. Sandner had a consulting relationship with us during the last three years. Mr. Sandner’s agreement expired as of December 31, 2013 and we would expect him to be considered independent as of the third anniversary of such expiration.

•

Strategic Partnership and Cross-Investment: Mr. Pinto served as the director representative of BM&FBOVESPA from February 2011 until April 6, 2016. BM&FBOVESPA previously owned approximately 4% of our outstanding Class A shares and we own approximately 4% of its shares. We have an equity investment agreement with BM&FBOVESPA and have agreed to work together as global preferred strategic partners to advance our mutual interests in globalizing our respective businesses through jointly identifying and pursuing opportunities for strategic investments and partnerships with other international exchanges.

The list of our independent directors and director nominees is set forth on page 10.

PUBLIC DIRECTORS

As the parent company of four self-regulatory organizations, we are required to ensure we meet the core principles of the CFTC which, among other things, require that we have processes and procedures to address potential conflicts of interest that may arise in connection with the operation of our exchanges. Significant representation of individuals who do not have relationships

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Corporate Governance (Continued)

with our exchanges, referred to as “public directors” in the CFTC regulations, play an important role in our processes to address potential conflicts of interest. The board has assessed which directors would be considered public directors based upon their lack of relationship with our exchanges and the industry per the CFTC regulations. The list of our public directors is set forth on page 10. Additionally, our market regulation oversight committee is composed solely of public directors.

BOARD LEADERSHIP STRUCTURE

Our board leadership structure consists of an Executive Chairman (who is also our President), a CEO, a lead independent director and our active board members of which more than a majority are considered independent. Mr. Duffy serves as our Executive Chairman & President. Mr. Gill is our Chief Executive Officer. Mr. Glickman currently holds our lead independent director position. The lead independent director is appointed by the board based on the recommendation of the governance committee for a one-year term and has the following responsibilities:

•	Presides at meetings of the board if the Chairman is unavailable and at executive sessions of the board’s independent directors.

•	Presides at the board’s annual evaluation of the Chairman’s achievement of his goals and objectives.

•	Communicates to the Chairman the results of meetings at which he presides.

•	Receives direct communications from directors and/or shareholders in cases where the Chairman is unavailable or where direct communication with the Chairman may not be appropriate.

•	Confers with the Chairman, in the Chairman’s discretion, in regard to board agendas, scheduling and information distribution.

Our governance documents provide the board with the flexibility to select the appropriate leadership structure for CME Group. In making leadership determinations, the board considers many factors, including the specific needs of the business and what is in the best interests of our shareholders.

The board believes its current structure allows it to effectively operate, represent the rights of our shareholders and create long-term value and provides a well-functioning and effective balance between strong management leadership and appropriate safeguards and oversight by non-employee board members. The board reserves the right to make changes to its governance structure in the future as it deems appropriate.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the board has responsibility for risk oversight. The board oversees the business of the Company, including senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. The board has an active role, as a whole and also at the committee level, in overseeing management of our risks, with its focus on the top risks facing the Company. CME Group has established an enterprise risk management (ERM) program to promote and facilitate the process to evolve, align and sustain sound risk management practices at CME Group. Through the ERM program, top enterprise risks are identified, assessed, measured, prioritized and updated. We manage risks in four broad categories: strategic, financial, operational and reputational. Legal and compliance risks are managed as sub-risks within operational and reputational. The ERM program is dynamic and ongoing.

Effective as of August 2014, the board formed a new risk committee. The risk committee has primary oversight responsibility over the ERM program, including approval of the enterprise risk management framework and reviewing and recommending to the board the various levels of acceptable key risks underlying the company’s business and strategy. Among its areas of focus are risks relating to information technology, information security, business continuity and compliance. In addition to the risk committee, the board also assigns risks to multiple committees. This oversight structure is designed to increase the effectiveness of our board’s oversight by taking into account the background and experience of the various board committees, including their interactions with management. Each committee reports on its activities to the full board. The appendix to the charter of the risk committee provides additional detail on the allocation of risk oversight responsibilities to the various committees. The charter for the risk committee is available on our website.

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Corporate Governance (Continued)

At the management level, the ERM program is led by our Senior Director, Enterprise Risk Management who reports to our Managing Director, Global Chief Compliance Officer and is supported by a risk management team composed of senior employees.

Top risks are assigned ratings, tracked and reported to the board and senior management on a quarterly basis along with updates of any developments that could affect our risk profile or other aspects of our business. As appropriate, action plans are developed to mitigate risks as part of our strategic planning and budget process. Risk management is ongoing, and the importance assigned to identified risks can change and new risks can emerge during the year as the Company develops and implements its strategy.

Our ultimate objective is to help preserve and protect our enterprise value and to help increase the likelihood of achieving our financial, operational and strategic objectives while maintaining or enhancing our reputation. In doing so, the board understands it may not be practicable or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks to achieve the Company’s goals and objectives and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.

EXECUTIVE SESSIONS

Our corporate governance principles require our independent directors to meet in executive session (without management and non-independent directors) on a quarterly basis. These sessions are chaired by the lead director. The chair of the executive session may, at his or her discretion, invite our Executive Chairman & President, CEO, other non-independent directors or other members of management to participate in a portion of such executive session, as appropriate.

ANNUAL ASSESSMENT OF BOARD, COMMITTEE AND INDIVIDUAL DIRECTOR PERFORMANCE

As provided in our corporate governance principles, the board annually reviews its own performance, structure and processes in order to assess how effectively it is functioning. The assessment is implemented and administered by the governance committee through an annual board self-evaluation survey. Our process also includes individual peer director evaluations and the audit, compensation, finance, governance, market regulation oversight, nominating and risk committees each conduct an annual self-assessment.

REPORTING CONCERNS TO THE AUDIT COMMITTEE

We have engaged an independent, third party, EthicsPoint, for the purpose of receiving complaints, including complaints relating to accounting, internal control over financial reporting or auditing matters. Concerns received via EthicsPoint relating to financial matters are automatically referred to the chairman of the audit committee and will be handled in accordance with the procedures adopted by the audit committee. A copy of these procedures is available on our website.

CONTACTING THE BOARD OF DIRECTORS

Shareholders may contact the board of directors, including a committee of the board or the independent directors as a group, by using the following address:

CME Group Inc.

Attn: Board of Directors c/o Office of the Secretary

20 South Wacker Drive

Chicago, Illinois 60606

Email: directors@cmegroup.com

All communications received will be compiled by the Office of the Secretary and submitted to the governance committee on a quarterly basis or more frequently as appropriate. Emails received via directors@cmegroup.com are screened for junk commercial email and general solicitations. If a communication does not involve an ordinary business matter as described below and if a particular director is named, the communication will be forwarded to that director.

In order to expedite a response to ordinary business matters, the governance committee has authorized management to receive, research and respond, if appropriate, on behalf of our directors, including a particular director or its non-executive directors, to any communication regarding a product of an exchange or transactions by a clearing firm or a member of an exchange, referred to as an “ordinary business matter.” Any director may review any such communication or response thereto.

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Corporate Governance (Continued)

SHAREHOLDER ENGAGEMENT

Shareholders who invest in our company and elect the board of directors are entitled to open and meaningful information about our business, strategies, corporate governance and senior management compensation practices so they can make informed decisions and knowledgeably participate in the proxy voting process. As owners of our company, you are encouraged to contact us through our provided communication channels to provide your feedback.

From time to time, when we have a matter of governance that we would like to discuss with our shareholders we will reach out to them for their input. For example, last year when we were considering the implementation of an exclusive forum bylaw provision, we sought input from our top shareholders prior to submitting the proposal to all of our shareholders. Additionally, to the extent we receive communications from our shareholders regarding governance matters, such communications are discussed with our governance committee.

Shareholder engagement through participation in our annual meeting is important to us. In 2015, the quorum at our meeting was approximately 80% of our total Class A and Class B shares outstanding.

We will continue to promote greater communication with our shareholders to better understand their views on current and trending corporate governance practices.

BOARD COMMITTEES

The board of directors has the following committees comprised entirely of board members: audit; compensation; executive; finance; governance; market regulation oversight; nominating; risk, and strategic steering. The responsibilities of each committee are summarized in this proxy statement and described in more detail in each committee’s written charter. Copies of these charters are available on our website. In addition, the board has established three clearing house risk committees to oversee our clearing risk management functions, which are designed to include key market participants as members.

In the following descriptions of the board committee composition in the right column, the chairman is designated with a “C”, the independent members are designated with an “I” and public directors are indicated with a “P.” Members of the committee are as of the date of the proxy statement.

AUDIT COMMITTEE NUMBER OF MEETINGS IN 2015: 8

The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (Exchange Act), and assists the board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit functions and our external auditors and the effectiveness of our internal control over financial reporting.

The committee performs this function by monitoring our financial reporting process and internal control over financial reporting and by assessing the audit efforts of the external and internal auditors. The committee has ultimate authority and responsibility to appoint, retain, compensate, evaluate, and where appropriate, replace the external auditors.

• Dennis H. Chookaszian (C,I) • Jeffrey M. Bernacchi (I) • Larry G. Gerdes (I,P) • William P. Miller II (I,P) • Terry L. Savage (I,P) • Dennis A. Suskind (I,P)

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Corporate Governance (Continued)

COMPENSATION COMMITTEE NUMBER OF MEETINGS IN 2015: 8

The compensation committee assists the board in fulfilling its responsibilities in connection with the compensation of board members and senior management and oversees the compensation programs for our employees. It performs this function by establishing and overseeing our compensation programs, approving compensation for our executive officers, recommending to the board the compensation of board members who are not officers of us, overseeing the administration of our equity award plans and approving the filing of the Compensation Discussion and Analysis section in accordance with applicable rules and regulations of the SEC for inclusion in our proxy statements.

• Larry G. Gerdes (C,I,P) • Timothy S. Bitsberger (I,P) • Martin J. Gepsman (I) • Daniel R. Glickman (I,P) • William R. Shepard (I) • Howard J. Siegel (I) • Dennis A. Suskind (I,P)

EXECUTIVE COMMITTEE NUMBER OF MEETINGS IN 2015: 2

The executive committee exercises the authority of the board when the board is not in session, except in cases where action of the entire board is required by our articles of incorporation, bylaws or applicable law. The committee may also review and provide counsel to management regarding material policies, plans or proposals prior to submission of such items to the board. The executive committee is also responsible for conducting the annual performance evaluation of our CEO and presenting its conclusions to the board during an executive session.

• Terrence A. Duffy (C) • Phupinder S. Gill • Charles P. Carey (I) • Daniel R. Glickman (I,P) • Leo Melamed • Ronald A. Pankau (I) • Alex J. Pollock (I,P) • John F. Sandner • William R. Shepard (I)

FINANCE COMMITTEE NUMBER OF MEETINGS IN 2015: 4
The finance committee assists the board in fulfilling its oversight responsibilities with respect to our financial policies, strategies, capital structure and annual operating and capital budget.

•   William R. Shepard (C,I)

•   Charles P. Carey (I)

•   Dennis H. Chookaszian (I)

•   Larry G. Gerdes (I,P)

•   William P. Miller II (I,P)

•   Ronald A. Pankau (I)

•   Alex J. Pollock (I,P)

•   Dennis A. Suskind (I,P)

•   David J. Wescott (I)

GOVERNANCE COMMITTEE NUMBER OF MEETINGS IN 2015: 5

The governance committee assists the board by making recommendations on our corporate governance practices. The committee reviews and recommends changes to our corporate governance principles and other policies in the area of corporate governance and establishes a culture of compliance and ethics within the organization through its oversight of board governance policies and the employee code of conduct.

• Daniel R. Glickman (C,I,P) • Dennis H. Chookaszian (I) • Alex J. Pollock (I,P) • Terry L. Savage (I,P)

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Corporate Governance (Continued)

MARKET REGULATION OVERSIGHT COMMITTEE NUMBER OF MEETINGS IN 2015: 7

The market regulation oversight committee assists the board with its oversight of matters relating to our operation of four exchanges that are self-regulatory organizations. The committee provides independent oversight of the policies and programs of our regulatory functions relating to our operations of designated contract markets, designated clearing organizations, a swap execution facility, global repository services and their senior management and compliance officers to ensure effective administration of our self-regulatory responsibilities.

• William P. Miller II (C,I,P) • Timothy S. Bitsberger (I,P) • Ana Dutra (I,P) • Alex J. Pollock (I,P) • Terry L. Savage (I,P)

NOMINATING COMMITTEE NUMBER OF MEETINGS IN 2015: 4
The nominating committee reviews qualifications of potential candidates for Equity director and recommends to the board the slate for election at our annual meetings.	• Alex J. Pollock (C,I,P) • Martin J. Gepsman (I) • Larry G. Gerdes (I,P) • William R. Shepard (I)

RISK COMMITTEE NUMBER OF MEETINGS IN 2015: 9

The risk committee was established in August 2014. The risk committee reviews, assesses and provides oversight of the Company’s risk management practices, the integrity and adequacy of its ERM Program and the Compliance and Ethics (C&E) Program as described in more detail on page 13. In addition, the committee assists the board in its oversight of the effectiveness of the Company’s policies and processes to identify, manage and plan for its strategic, financial, operational and reputational risks under its ERM Program and C&E Program. The committee approves the ERM framework and reviews and recommends to the board the various levels of acceptable key risks underlying the company’s business and strategy.

• Dennis A. Suskind (C,I,P) • Jeffrey M. Bernacchi (I) • Timothy S. Bitsberger (I,P) • Dennis H. Chookaszian (I) • Elizabeth A. Cook (I) • Larry G. Gerdes (I,P) • Howard J. Siegel (I)

STRATEGIC STEERING COMMITTEE NUMBER OF MEETINGS IN 2015: 5

The strategic steering committee assists and provides guidance to management and the board in fulfilling its responsibilities to oversee our long-range direction, corporate strategy and competitive position. The committee analyzes market trends, growth patterns and the impact of innovations that may create opportunity or risk for us.

•   Leo Melamed (C)

•   William R. Shepard (Vice C,I)

•   Terrence A. Duffy

•   Phupinder S. Gill

•   Charles P. Carey (I)

•   Martin J. Gepsman (I)

•   William W. Hobert (I)

•   James E. Oliff (I)

•   John F. Sandner

•   Howard J.Siegel (I)

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ITEM 2—Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2016

You are being asked to vote on the ratification of the appointment of Ernst & Young to serve as our independent registered public accounting firm for 2016. Ernst & Young served as our accounting firm for 2015.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

The audit committee has appointed Ernst & Young as CME Group’s independent registered public accounting firm for 2016. We are not required to have the shareholders ratify the selection of Ernst & Young as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young, but may choose to retain such independent auditor. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of CME Group and its shareholders. Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions by shareholders. In connection with the audit of our 2015 financial statements, we entered into an engagement letter with Ernst & Young, which sets forth the terms by which Ernst & Young would perform audit services for us and which did not include any limitations of liability for punitive damages. We expect to enter into a similar engagement letter with Ernst & Young for 2016.

THE AUDIT COMMITTEE HAS PRE-APPROVAL PROCESSES FOR NON-AUDIT SERVICES

The audit committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The audit committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the audit committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to ensure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Under the policy, pre-approval is generally provided for up to one year, any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may pre-approve additional services on a case-by-case basis. The audit committee has delegated specific pre-approval to the chairperson of the audit committee provided the estimated fee of the proposed service does not exceed $100,000. The chairperson must report any decisions to the audit committee at its next scheduled meeting. Periodically, but not less than quarterly, our controller provides the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent registered public accounting firm. A copy of our audit and non-audit services policy is available on our website.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees paid to Ernst & Young for each of the last two fiscal years are listed in the following table.

Service Provided	2015	2014
Audit(1)	$2,752,674	$2,938,306
Audit-Related Fees(2)	—	—
Tax Fees(3)	650,052	809,388
All Other Fees(4)	8,363	—
Total	$3,411,089	$3,747,694

(1)	Fees for professional services rendered for the integrated audit of the consolidated financial statements of CME Group and, as required, audits of various domestic and international subsidiaries and other agreed-upon procedures.

(2)	Fees for assurance and related services, including internal control and financial compliance reports and agreed-upon procedures not required by regulation.

(3)	Fees for services rendered for tax return preparation, tax advice and other international, federal and state projects. In 2015, tax compliance and preparation fees were $352,246.

(4)	Fees for services not included in the foregoing categories, which includes permitted requlatory advisory services.

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ITEM 2—Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2016 (Continued)

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the projects included in the above fee table were pre-approved by the audit committee in accordance with our audit and non-audit services policy. In providing their pre-approval, the audit committee approves the proposed fees for the particular engagement. Any services exceeding pre-approved cost levels will require specific additional pre-approval by the audit committee unless such additional costs are less than the lessor of (i) $25,000 and (ii) 10% of the original cost estimate of the services previously approved. Any such cost overruns will be included as an informational item at the next audit committee meeting.

AUDIT COMMITTEE FINANCIAL EXPERTS

The board has determined that Messrs. Chookaszian, Gerdes and Miller meet the SEC’s definition of an audit committee financial expert.

Mr. Chookaszian

Mr. Chookaszian is considered to have each of the attributes of an audit committee financial expert based upon his prior service as CFO of CNA for 15 years, through his supervision of the CFO for nine years when he was CEO of CNA and CEO of mPower, and through his service as a public accountant for eight years with Deloitte and Touche. Mr. Chookaszian has been a member of our audit committee since 2004 and previously served as chairman of the Financial Accounting Standards Advisory Council, the group that provides advice to the Financial Accounting Standards Board (FASB) on their agenda and the effectiveness of accounting standards. Mr. Chookaszian also teaches a course on Corporate Governance and Accounting Standards and Controls at the University of Chicago Booth School of Business, Cheung Kong University in China, and the Indian Institute of Professional Management in India. Throughout his career, he has served on the audit committee of seven other public and private organizations. He is also a member of the XBRL Advisory Council, which is the group that provides advice to the International Accounting Standards Board on the development of XBRL standards. He also currently serves on the Financial Crisis Advisory Group that provides advice to the G20 and to world-wide standards setters and regulators on the financial reporting issues related to the financial crisis and needed corrective actions. He has served in the past on numerous accounting related boards including the American Institute of CPAs (AICPA) Insurance Companies Accounting Standards Committee, the AICPA Group of 100, several FASB task forces, the Statement on Auditing Standards 99 task force on Internal Control Fraud Standards, and the Public Oversight Board Blue Ribbon Panel on Audit Effectiveness.

Mr. Gerdes

Mr. Gerdes is considered to have each of the attributes of an audit committee financial expert based upon his service as the CEO of a public company for more than 15 years, which included oversight of the CFO, and his service in the role of CFO for 10 years, six of which were at a public company. Mr. Gerdes has a Bachelor’s of Science and a Masters of Business Administration in Finance, which included courses in accounting. Mr. Gerdes has been a member of our audit committee since joining our board in 2007. He has served on the audit committees of four other public companies over the past 15 years. Mr. Gerdes also is the founder of Gerdes Huff Investments.

Mr. Miller

Mr. Miller is considered to have each of the attributes of an audit committee financial expert primarily based upon his background and experience in preparing, modeling and analyzing financial statements in accordance with generally accepted accounting principles, which required him to develop and assess projected financial estimates, accruals and reserves. Mr. Miller has also been responsible for internal audit and compliance functions at Commonfund Group. Mr. Miller currently serves as chairman of the audit committee for American Axle and Manufacturing and has served as Chairman of the audit and risk management committee of the Dubai International Financial Exchange, Chairman of the audit and risk management committee of the BTOP 50, and Chairman of the audit committee of the New York Futures Exchange, a subsidiary of the New York Stock Exchange. Mr. Miller has served as a member of the PCAOB Standing Advisory Group and has testified before both the U.S. Congress and FASB on accounting and disclosure matters. Mr. Miller holds the Chartered Financial Analyst (CFA) designation and is a member of the CFA Institute. Mr. Miller has a Master’s of Business Administration from the Wharton Graduate Division of the University of Pennsylvania. He has served as a member of our audit committee since 2003.

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Report of the Audit Committee

REQUIRED VOTE

Must receive a “FOR” vote from the holders of a majority of the shares of our Class A and Class B common stock present in person or represented by proxy and entitled to vote on this matter at the annual meeting, voting together as a single class.

ROLES AND RESPONSIBILITIES. The audit committee reviews CME Group’s financial reporting process on behalf of the board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young, our company’s independent registered public accounting firm for 2015, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting. A copy of the audit committee charter, which has been adopted by our board of directors and further describes the role of the audit committee in overseeing our financial reporting process, is on our website under Investor Relations-Corporate Governance-Board Committees.

REQUIRED DISCLOSURES AND DISCUSSION. The audit committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2015 and Ernst & Young’s evaluation of the company’s internal control over financial reporting. The committee has also discussed with Ernst & Young the matters that are required to be discussed under PCAOB standards. Ernst & Young has provided to the committee the written disclosures and the PCAOB-required letter regarding its communications with the audit committee concerning independence, and the committee has discussed with Ernst & Young that firm’s independence. The committee has concluded that Ernst & Young’s provision of audit and non-audit services to CME Group is compatible with Ernst & Young’s independence.

COMMMITTEE RECOMMENDS INCLUDING THE FINANCIAL STATEMENTS IN THE ANNUAL REPORT. Based on the review and discussions referred to above, the committee recommended to the board that the audited financial statements for the year ended December 31, 2015 be included in our annual report on Form 10-K for 2015 for filing with the SEC. This report is provided by the following independent directors, who currently comprise the committee:

Dennis H. Chookaszian, Chairman

Jeffrey M. Bernacchi

Larry G. Gerdes

William P. Miller II

Terry L. Savage

Dennis A. Suskind

20	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 3—Advisory Vote on the Compensation of our Named Executive Officers

You are being asked to vote on a non-binding advisory proposal on our executive compensation program for our named executive officers as described in our Compensation Discussion and Analysis beginning on page 34 and Executive Compensation tables beginning on page 50.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

The board and the compensation committee are committed to sound governance practices and recognize the interest our shareholders have expressed on CME Group’s executive compensation program. As part of that commitment, and pursuant to Section 14A of the Exchange Act, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. We plan to include these advisory resolutions on an annual basis.

This proposal, commonly known as the “say on pay” proposal, gives you the opportunity to endorse our 2015 executive compensation program and policies for the named executive officers through a vote “FOR” the approval of the following resolution:

RESOLVED, that the shareholders of CME Group approve, on an advisory basis, the compensation of CME Group’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the proxy statement for the CME Group 2016 annual shareholders meeting (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and any related material).

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding on the board. The board and the compensation committee, however, will take into account the outcome of the “say on pay” vote when considering future compensation arrangements.

Next year, we will seek a separate shareholder advisory vote to determine the frequency of future say-on-pay proposals in accordance with applicable SEC rules.

REQUIRED VOTE

Must receive a “FOR” vote from the holders of a majority of the shares of our Class A and Class B common stock present in person or represented by proxy and entitled to vote on this matter at the annual meeting, voting together as a single class to be deemed approved.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	21

ITEM 4—Election of Class B-1, Class B-2 and Class B-3 Directors

Our Class B-1 shareholders are being asked to vote for three Class B-1 directors, our Class B-2 shareholders are being asked to vote for two Class B-2 directors and our Class B-3 shareholders are being asked to vote for one Class B-3 director. Each Class B director’s term will last until the 2017 annual meeting and until his or her successor is duly elected and qualified.

OUR BOARD IS NOT PROVIDING ANY RECOMMENDATION AS TO HOW OUR CLASS B SHAREHOLDERS SHOULD VOTE ON THE ELECTION OF CLASS B-1, CLASS B-2 AND CLASS B-3 DIRECTORS.

If you own more than one share of Class B-1, Class B-2 or Class B-3 stock, you must vote each class of your Class B-1 shares, Class B-2 shares and/or Class B-3 shares the same way. You may not split your vote. If you do so, your vote will be invalid.

CLASS B DIRECTOR NOMINEES

Ages of the nominees are as of March 22, 2016 and the nominee’s trading badge symbol is shown in parenthesis.

CLASS B-1 DIRECTOR NOMINEES (Class B-1 Shares only)

Vote “FOR” up to three nominees to be elected to the Board of Directors.

Jeffrey M. Bernacchi (JMB) Director since: 2009 Age: 57

Mr. Bernacchi, a CME, CBOT, and NYMEX member, is an active independent trader of our markets and has been President and owner of JMB Trading Corp. since 1980 and managing member of Celeritas Capital, LLC since 2008. He serves on our board Risk and Audit committees. Mr. Bernacchi is also a member of Professional Risk Managers’ International Association, ISACA, formerly known as the Information Systems Audit and Control Association and of Hyde Park Angels, a leading Chicago-based angel investment group. Mr. Bernacchi also serves as an independent board member of Prism Analytical Technologies.

Michael J. Downs (BMR) Director since: n/a Age: 59

Mr. Downs has been a member of CME since 1983. Over his trading career, he has traded CME products electronically from both an office and the trading floor. Mr. Downs trades through ADM and participates in CME agricultural markets. Mr. Downs has served on the CME business conduct and probable cause committees for seven years and on the Class B-1 Nominating Committee from 2005-2015.

William W. Hobert (WH) Director since: 2015 Age: 52

Mr. Hobert founded WH Trading, LLC, a proprietary options and futures trading firm, in 1998. WH Trading serves as a market maker and liquidity provider in numerous asset classes at CME in both its open outcry and electronically traded markets. From 1988 to 1994, Mr. Hobert worked for Cooper-Neff and Associates as an FX options market maker on the floor of CME and in over-the-counter markets. In 1994, he founded Hobert Trading Inc. which is currently a member of WH Trading, LLC.

22	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 4—Election of Class B-1, Class B-2 and Class B-3 Directors (Continued)

Douglas M. Monieson (DMON) Director since: n/a Age: 50

Doug Monieson, a second generation trader, has been an active futures trader since 1992. He is a member of CME, CBOT, NYMEX and COMEX and began his career as a floor trader and was an early adopter of electronic trading. Mr. Monieson is a founding member of the NSDQ100 futures pit. In addition, he served as the NSDQ100 Pit Vice-Chairmen from 1996 to 2001, and is a member of the CME PAC and Pit Supervision Committees. He is Chairman of the Board of Hyde Park Angels, a Chicago based angel investment group and is an active investor in the Chicago’s startup community. He is an experienced board member with nominating, governance and compensation expertise. He is Associate Director of the Alternative Finance Institute at the University of Chicago and part of a global team that published the first global benchmark study on alternative finance. The study was done in conjunction with Cambridge University,Tsinghua University in China and was sponsored by the CME Group Foundation. He has a B.A. in Economics University of Michigan and M.B.A. in Finance from the University of Chicago.

Jeremy J. Perlow (JAIR) Director since: n/a Age: 48

Mr. Perlow has been a member of CME since 1988. He has been the owner and principal trader of JAIR Trading since 1990. During his 27-year career, he has participated in the agricultural, FX and dairy markets. He continues to actively trade on the floor and electronically. Mr. Perlow is a managing member of Apollo Group. He is also a member of the National Introducing Brokers Association. He has served on the CME communications and CME new technology committees.

Howard J. Siegel (EGLE) Director since: 2000 Age: 59

Mr. Siegel has been a member of CME since 1977. In 1978, Mr. Siegel began his trading career at Moccatta Metals in their Class B arbitrage operations and served as an order filler until 1980. From there, he went on to fill orders and trade cattle from 1980 until 1982. At that time, Mr. Siegel became a partner and an officer in a futures commission merchant that cleared at CME until selling his ownership interest in 1990. For more than 30 years, Mr. Siegel has been an independent trader on our CME exchange. He continues to actively trade today in our agricultural product suite on the floor and electronically. Mr. Siegel is the Secretary and Treasurer of the CME Group Foundation.

VOTE REQUIRED

The three nominees for Class B-1 director receiving the highest number of “FOR” votes will be elected.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	23

ITEM 4—Election of Class B-1, Class B-2 and Class B-3 Directors (Continued)

CLASS B-2 DIRECTOR NOMINEES (Class B-2 shares only)

Vote “FOR” two nominees to be elected to the Board of Directors.

Patrick W. Maloney (PAT) Director since: n/a Age: 54

Mr. Maloney has been a member of CME since 1985. Mr. Maloney has served as an independent floor broker in the Eurodollar option pit from 2007 to present. Mr. Maloney has served on numerous CME functional committees: pit committee 1997-1999, nominating committee 1995-1996, arbitration committee 1994-1995, booth space committee 1992-1996 and floor practices committee 1995-1997. Mr. Maloney currently serves on our political action committee.

Ronald A. Pankau (PAN) Director since: 2011 Age: 59

Mr. Pankau has been an independent trader since 1981. He serves as the Treasurer and Secretary of our political action committee. He also is a member of the Board’s finance and executive committees and CME’s business conduct committee, pit supervision and arbitration committees. He is the owner and CEO of JH Best and Sons, a steel fabricating plant.

David J. Wescott (COT) Director since: 2003 1988-1995 Age: 59

Mr. Wescott has been a member of CME for more than 25 years. He is a founder and partner in TradeForecaster Global Markets, an algorithmic trading and technology company. He has served as President of The Wescott Group Ltd. since 1991 and Managing Partner of the Dowd/Wescott Group since 2006. Mr. Wescott is currently a Managing Partner of DWG Futures. Mr. Wescott has served on numerous functional committees at CME.

James J. Zellinger (JZZ) Director since: n/a Age: 70

Mr. Zellinger has 50 years of experience in the following phases of the futures industry: operations, trading, risk and sales, 35 of them at the executive level. He is presently Senior Vice President of Wedbush Securities, a futures commission merchant and securities broker dealer. Mr. Zellinger is a former General Partner of Hennessy and Associates and as former Vice President of Operations at Globex Corp. was instrumental in setting procedures still in effect at CME’s Global Command Center. In addition to holding executive positions at Merrill Lynch, TransMarket, and Advantage Futures, Mr. Zellinger has served on numerous operations related exchange committees and is currently a member of the CME business conduct committee.

VOTE REQUIRED

The two nominees for Class B-2 director receiving the highest number of “FOR” votes will be elected.

24	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 4—Election of Class B-1, Class B-2 and Class B-3 Directors (Continued)

CLASS B-3 DIRECTOR NOMINEES (Class B-3 shares only)

Vote “FOR” one nominee to be elected to the Board of Directors.

Bradley P. Cohen (BPC) Director since: n/a Age: 53

Mr. Cohen has been a member of CME since 1988 trading as an independent local, primarily in the S&P 500 pit. In 2006, he spent eight months trading in the crude oil pit at NYMEX. He was managing partner of Gendex trading, a proprietary trading firm specializing in hiring and training new traders from 1992 to 2008. He serves on the board of Aspiritech, an autistic employment non-profit organization. He has served as managing partner in Snippets Mini Cuts, a kid’s hair salon with four locations, since 1997 and a managing partner of Surfside Palmas Resorts, a property management company in Puerto Rico, since 2015.

Elizabeth A. Cook (LZY) Director since: 2015 Age: 55

Ms. Cook has been a member of CME since 1982. She was an independent floor broker in FX futures from 1982-1985, FX options from 1985-2001 and in the Eurodollar options market from 2002 to present. Ms. Cook is presently owner of MiCat Group LLC, specializing in option execution services. She was previously the owner of LZY Options LLC and Cook-Matteson Group LLC. Since 1988, she has served on numerous functional committees which include financial options, Eurodollar options, membership, floor conduct, business conduct, arbitration and is a member of the board Risk Committee. Ms. Cook is an active member of the CME PAC and volunteers for Honor Flight Chicago and The ALS Association.

VOTE REQUIRED

The nominee for Class B-3 director receiving the highest number of “FOR” votes will be elected.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	25

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees

Our bylaws provide that holders of our Class B-1, Class B-2 and Class B-3 shares elect the members of their respective Class B nominating committees. The Class B nominating committees are not committees of our board of directors and serve only to nominate the slate of Class B directors for their respective classes. Each Class B nominating committee is composed of five members who serve for a term of one year. The existing members are responsible for selecting up to 10 candidates to stand for election as members of a particular Class B nominating committee. The five nominees with the greatest number of votes will serve on the applicable committee. Ages of the nominees are as of March 22, 2016.

OUR BOARD IS NOT PROVIDING ANY RECOMMENDATION AS TO HOW OUR CLASS B SHAREHOLDERS SHOULD VOTE ON THE ELECTION OF CLASS B-1, CLASS B-2 AND CLASS B-3 NOMINATING COMMITTEES.

NOMINEES FOR 2017 CLASS B-1 NOMINATING COMMITTEE

Vote “FOR” up to five nominees to be elected to the Class B-1 Nominating Committee.

William C. Bauman (WCB) Age: 68

Mr. Bauman has been a member of CME since 1978. He handles customer accounts, as well as trades for his own account. Mr. Bauman has been a broker, floor trader and electronic trader. He currently trades through RJ O’Brien and participates in the cattle feeders and corn markets. Mr. Bauman has served on the live hog, pork products, live cattle, new products and nominating committees. He owns one IOM membership and is the recognized owner of a CME.

Thomas A. Bentley (TAB) Age: 60

Mr. Bentley has been a member of CME since 1981. Over his trading career, he has been a floor broker in live cattle since 1981 and a floor trader. Mr. Bentley trades through RCG Group and participates in the CME Ags—Live Cattle markets. He has also participated in the Eurodollar and S&P futures markets. Mr. Bentley served as a member of the CME board of directors for two years and has served on many CME committees, including arbitration, nominating and membership. He owns one CME membership.

Bradley S. Glass (BRAD) Age: 51

Mr. Glass has been a member of CME since 1987. Over his 30 year trading career, he has been a local floor trader in many markets, including: currencies, euro dollars, NASDAQ, pork bellies and lean hogs. He specializes in back months and spread market making for many futures products and has recently transitioned to the screen. Mr. Glass currently trades through Dorman Trading and participates in the CME agriculture, equity and interest rate markets. Mr. Glass has served on numerous CME functional committees, including the clearing house operations, membership and arbitration committees. He owns one CME membership.

Joseph H. Gressel (GPC) Age: 66

Mr. Gressel has been a member since 1976. Mr. Gressel trades through Gressel Produce & Commodities LLC. Over his trading career, he has been an electronic trader participating in the precious metals, CME Ags and S&P markets. Mr. Gressel is the Chairman of Gressel Produce, engaging in electronic market making mainly in dairy. He is also involved in precious metals trading of both futures and options. Mr. Gressel owns one CME membership and two GEM memberships.

Mark S. Kobilca (HTR) Age: 61

Mr. Kobilca has been a member of CME since 1979. Over his trading career, he has been a trader, order filler and local trader on the floor. Mr. Kobilca trades through Dowd Wescott and currently participates in the live cattle, feeder cattle and lean hogs markets and also trades options on the meats. He owns one CME membership and one GEM membership.

26	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees (Continued)

Gary T. Lark (GTX) Age: 64

Mr. Lark has been a member of CME since 1977. During the last five years, his primary business was trading commodity futures (mostly Ags), working with commercial accounts and managing outside accounts. Mr. Lark trades through Phillip Capital and participates in the live cattle, feeder cattle and bonds markets. Mr. Lark has served on the business conduct, probable cause, live cattle and live cattle pit committees. He owns one CME membership.

W. Winfred (Fred) Moore II (FMOR) Age: 66

Mr. Moore has been a member of CME since 1977. During his trading career, his primary business has been trading futures and options in agricultural commodities for his own account. Mr. Moore also facilitates commercial customer business in live cattle, feeder cattle with an emphasis in the options market. He has been a broker, floor trader, electronic trader and local trader. He trades through F-Mor, Inc. and participates in the live cattle, feeder cattle and hogs markets. He has served on the live cattle committee, business conduct committee and as chairman of the feeder cattle committee. He owns one CME membership.

William J. Rinn III (WJR) Age: 56
Mr. Rinn has been a member since 1989. He is an independent floor trader. Mr. Rinn owns one CME seat and one IOM seat.
Michael J. Small (SML) Age: 55

Mr. Small has been a member of CME since 1985. Over his trading career, he has been an order filler, 2nd option live cattle pit. Mr. Small trades through FC Stone and Trean and participates in the CME agricultural markets. Mr. Small has served on the live cattle futures pit committee and the CME/CBOT floor conduct committee. He owns one CME membership.

Michael G. Sundermeier (MIK) Age: 56

Mr. Sundermeier has been a member since 1981. During his trading career, he was a broker, floor trader, electronic trader and local. Mr. Sundermeier retired from professional trading in 2011. His current primary business is part owner of Culvers restaurant in Fort Mill, S.C. and general stock investing. He trades agriculture futures and agriculture options. Mr. Sundermeier served on the pit and live cattle committees. He owns one CME seat.

VOTE REQUIRED

The five nominees for the Class B-1 nominating committee receiving the highest number of “FOR” votes will be elected.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	27

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees (Continued)

NOMINEES FOR 2017 CLASS B-2 NOMINATING COMMITTEE

Vote “FOR” up to five nominees to be elected to the Class B-2 Nominating Committee.

Richard J. Duran (RJD) Age: 67

Mr. Duran has been a member of CME since 1979. Over his trading career, he has been an active trader, speculator and investor. He currently trades through Mocho Trading, a high frequency trading group. Mr. Duran was previously a trader and broker on the exchange floor and a partner in a clearing firm. He has served on numerous CME functional committees, including the nominating and membership committees. He owns one IMM membership.

Yra G. Harris (YRA) Age: 62

Mr. Harris has been a member of CME since 1977. During his trading career, he has been actively trading for his personal account as well as a blogger and consultant on industry matters. He currently participates in currencies, metals and all interest rate markets. Mr. Harris was previously a local and electronic trader as well as a floor trader and broker. He currently trades through Shepard International. Mr. Harris served as a member of the CME board of directors for six years and chaired many CME committees. In addition, he was a member of many CME functional committees, including strategic planning, CME Globex and business conduct. He owns one IMM membership and two CBOT AM memberships.

Patrick J. Lahey (XDE) Age: 37

Mr. Lahey has been a member of CME since 2015 and a member of CBOT since 2013. He was previously a member of CME from 2002 to 2003. During his trading career, he has been a senior trader and partner in WH Trading’s Chicago office where he chairs the firm’s risk and futures committees. Mr. Lahey was previously the managing director of the WH Trading London office. He currently participates in the CME FX, interest rates and agricultural markets. Mr. Lahey is an electronic proprietary trader. He is the recognized owner of one IMM membership.

Patrick J. Mulchrone (PJM) Age: 58

Mr. Mulchrone has been a member of CME since 1980. During his trading career, he has been a self-employed partner and electronic trader at Advantage Futures. He currently trades through Advantage Futures, LLC and participates in the currencies, Eurodollar and treasuries markets. Mr. Mulchrone has served on many CME functional committees over the past 30 years, including the disciplinary and nominating committees and is a former member of the CME board. He owns one CME membership, one IMM membership, one IOM membership and one GEM membership.

Stuart A. Unger (UNG) Age: 68

Mr. Unger has been a member of CME since 1975. During his trading career, he has developed and promoted futures business through Price Futures Group which consists of brokers, branch offices and GIBs (Guaranteed Introducing Brokers). This business includes the futures industry worldwide with coordination targeting agriculture business, speculative, commercial and hedging type business. Mr. Unger has been a broker, floor trader and local. He currently trades through Price Futures Group. Mr. Unger participates in the cattle, Eurodollar and LIBOR markets. Mr. Unger has served on many CME functional committees, including the nominating, floor practice and LIBOR pit committees. He owns one IMM membership.

28	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees (Continued)

Gregory J. Veselica (GV) Age: 61

Mr. Veselica has been a member since 1979. During his trading career, he has served as a managing director of Buttonwood Trading LLC, trading manager and independent trader. Mr. Veselica is a local and electronic trader. He currently trades through PNT Financial LLC. Mr. Veselica participates in the Eurodollar futures and NYMEX energy futures markets. Over the span of 30 years, he has participated in many different CME functional committees, including the probable cause and the product development committees. He owns one IMM membership.

Barry D. Ward (BDW) Age: 52

Mr. Ward has been a member of CME since 1990. During his trading career, he has traded his personal account and was involved with proprietary trading groups as both an equity owner and as a trader. Mr. Ward is a Managing Director at TJM Holdings, LLC. He currently participates in the Eurodollar futures and E-Mini S&P markets. Mr. Ward has served on the Class B-2 nominating and pit committees and was Pit Vice Chairman from 1998-2004. He owns one IMM membership.

VOTE REQUIRED

The five nominees for the Class B-2 nominating committee receiving the highest number of “FOR” votes will be elected.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	29

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees (Continued)

NOMINEES FOR 2017 CLASS B-3 NOMINATING COMMITTEE

Vote “FOR” up to five nominees to be elected to the Class B-3 Nominating Committee.

J. Kenny Carlin (JKC) Age: 56
Mr. Carlin has been a member of CME since 1985. He is an independent floor broker. Mr. Carlin owns one IOM membership.
Adam M. Clayman (AMC) Age: 55

Mr. Clayman has been a member of CME since 1981. He has been a broker, floor trader and local trader. Mr. Clayman participates in the Eurodollar futures, CME agricultural, bonds and stock indices markets. He owns one IOM membership.

Bryan P. Cooley (COOL) Age: 56

Mr. Cooley has been a member of CME since 1994. During his trading career, he has been a broker and order filler. He currently participates in the equities markets. Mr. Cooley has been a member of the CME Group PAC for five years and has also served on the nominating and arbitration committees. He owns one IOM membership.

Lester E. Crockett Jr. (LCT) Age: 49

Mr. Crockett has been a member of CME since 1989. During his trading career, he has traded SF/DM options and Eurodollar options. He currently trades through Lupo Futures, LLC and participates in the Eurodollar options and Eurodollar futures markets. Mr. Crockett has been a floor trader, electronic trader and local trader. He has served on the nominating committee, pit committee and has been the co-chairman of the Eurodollar options pit. He owns one IOM membership.

Mario J. Florio (MRO) Age: 44
Mr. Florio has been a member of CME since 1994. He is an independent floor trader. Mr. Florio owns one IOM membership.
Christopher P. Gaffney (GAF) Age: 55

Mr. Gaffney has been a member of CME since 1983. During his trading career, he has been a floor broker and a trader in the S&P 500 futures. Mr. Gaffney has been a member of the nominating committee. He owns one IOM membership.

David P. Gaughan (VAD) Age: 45
Mr. Gaughan has been a member of CME since 1994. During his trading career, he has been a local in the S&P 500 futures market. Mr. Gaughan owns one IOM membership.
Joel P. Glickman (GLK) Age: 60

Mr. Glickman has been a member of CME since 1983. He has 15 years of experience as a floor broker in the S&P and 24 years experience as a local trader on Globex. Mr. Glickman is the principal of an electronic trading group trading primarily E-mini S&P and 5 and 10 year treasury notes. He has served on numerous committees. Mr. Glickman owns one IOM membership.

Jayne A. Valio (JAV) Age: 56

Ms. Valio has been a member of CME since 1985. During her trading career, she has been a broker in the currency options market. Ms. Valio has served on the pit committee and arbitration committee. She owns one IOM membership.

30	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

ITEM 5—Election of Class B-1, Class B-2 and Class B-3 Nominating Committees (Continued)

Paul D. Zirpolo (ZIR) Age: 57

Mr. Zirpolo has been a member of CME since 1987. During his trading career, he has traded Live Cattle futures/options, Lean Hog futures/options and S&P 500 futures/options. Mr. Zirpolo trades through Trean Group. Mr. Zirpolo has been a floor trader, electronic trader and local. He owns one CME membership and one IOM membership.

VOTE REQUIRED

The five nominees for the Class B-3 nominating committee receiving the highest number of “FOR” votes will be elected.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	31

Compensation Committee Matters

This section provides an overview of the role and responsibility of our compensation committee. We have an executive compensation program that is designed to tie pay to performance, balance rewards with prudent business decisions and risk management, and focus on both annual and long-term performance for the benefit of our shareholders. In designing our program, we also take into consideration our unique role in the financial services industry.

OUR COMPENSATION COMMITTEE PROVIDES OVERSIGHT OF OUR COMPENSATION PROGRAM FOR OUR SENIOR MANAGEMENT GROUP

The compensation committee is comprised of seven independent directors. The primary responsibilities of the compensation committee are to review and approve compensation arrangements for our senior management group (our Executive Chairman & President, CEO and the other members of our executive team), to review and recommend compensation arrangements for the board of directors, to adopt incentive compensation plans in which senior management is eligible to participate and to oversee matters relating to employee compensation, employee benefit plans and employee incentive programs. A complete description of the committee’s responsibilities may be found in its charter, a copy of which is on our website.

There were eight meetings of the committee in 2015. The committee typically meets in executive session for a portion of each regular committee meeting and may include members of management as appropriate. The committee provides regular reports to the board of directors on its activities.

THE COMMITTEE CONSIDERS THE RECOMMENDATIONS OF OUR EXECUTIVE CHAIRMAN & PRESIDENT AND CEO IN APPROVING COMPENSATION FOR OUR SENIOR MANAGEMENT GROUP

The committee is solely responsible for approving the compensation of our senior management group. The committee, however, takes into consideration the recommendations of our Executive Chairman & President and CEO in approving compensation for other members of our senior management group.

THE COMMITTEE DELEGATES AUTHORITY TO OUR CEO ON A LIMITED BASIS SUBJECT TO PRE-ESTABLISHED CRITERIA

Subject to pre-established guidelines for individual awards and aggregate value limitations, the committee delegates authority to the CEO to approve equity awards and annual cash bonus awards for employees other than the Executive Chairman & President, members of our executive team and our chief accounting officer. The committee reviews annual reports on the use of such delegation.

OUR PROGRAM IS DESIGNED TO CREATE LONG-TERM SHAREHOLDER VALUE WHILE DISCOURAGING EXCESSIVE RISK TAKING

We realize that it is not possible to grow and enhance long-term shareholder value without assuming some level of risk. This is true whether we decide to make an acquisition, introduce a new product or change our corporate strategy. Our compensation program is designed to create appropriate incentive for creating long-term shareholder value and delivering on our financial and strategic goals while discouraging excessive risk taking.

Several elements of our program, which are discussed in more detail in the Compensation Discussion and Analysis section beginning on page 34, are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk taking. The following are the key elements of our program designed to address compensation risk:

•	We utilize a mix of both fixed and variable compensation. Our fixed base pay is intended to provide a steady income.

•

A significant portion of our senior management group compensation is composed of long-term equity incentives and the senior management group is also subject to company stock ownership guidelines based on their level of responsibility.

•	Our annual cash bonus plan for our senior management group and other senior employees will not pay out in the event we fail to achieve cash earnings at or above the threshold level of performance.

•	We set maximum guidelines for annual incentive and long-term incentive awards, thereby establishing and communicating potential payouts.

32	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Committee Matters (Continued)

•

All compensation of our senior management group is subject to the approval of the compensation committee, which includes the ability to decrease an award for failure to perform or inappropriate risk taking.

•

We have adopted a recoupment policy, whereby employees at the level of managing director and above may be required to repay any previously granted annual bonus awards to the extent that all or a portion of such individual’s award was not actually earned due to a restatement of our financial results with the outcome being the achievement of the related performance metric was less than previously reported.

•

We prohibit all of our employees and board members from engaging in any derivative transactions in our securities (hedging the economic risk of their ownership of our stock) and have adopted a policy restricting the pledging of our Class A shares by our board members and executive officers.

OUR COMPENSATION COMMITTEE HAS ITS OWN INDEPENDENT COMPENSATION CONSULTANT

The committee has engaged Meridian Compensation Partners, LLC to serve as its independent advisor. During 2015, Meridian advised the committee regarding the revised employment agreements with our Executive Chairman & President and CEO. Meridian also provided information on trends in executive compensation as well as general executive compensation advice. In late 2015, Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates also provided legal counsel to the committee regarding the revised employment agreements.

Management also engages its own consultants to provide advice as it relates to compensation programs. Specifically in 2015, management engaged Exequity LLP to provide information on executive compensation practices and technical guidance on general executive compensation matters.

Such consultants may attend compensation committee meetings and provide advice to the compensation committee. The committee at its discretion may also include its independent advisor in such reviews and decision-making processes, meeting either jointly or separately from management and management’s consultant.

The committee has assessed the independence of the advisors it engaged in 2015 relative to the factors identified by the SEC and NASDAQ and determined they are independent and without conflict of interest.

OUR COMMITTEE IS COMPOSED OF INDEPENDENT MEMBERS WITH LIMITED RELATIONSHIPS WITH THE COMPANY—COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATON

During 2015, none of the members of the committee served at any time as an officer or employee of CME Group or received any compensation from us other than in his capacity as a member of the board or a committee thereof or compensation for service on the board of one of our wholly-owned subsidiaries. Except as described below regarding Mr. Shepard, none of the members of the compensation committee has any relationship with us other than service as a director or member of one of our exchanges or as an employee of one of our clearing or member firms. Mr. Shepard owns a minority interest in one of our clearing firms, which made net payments to us of approximately $92 million, and he owns a minority interest in a trading firm that made indirect payments to us through its clearing firm in excess of $120,000 in connection with trading activity conducted on our exchanges in 2015. Such fees are consistent with those prevailing at the time for corresponding activity by other similarly situated unrelated third parties. No member of the compensation committee is, or was during 2015, an executive officer of another entity, one of whose board or compensation committee members served as an executive officer of the Company.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	33

Compensation Discussion and Analysis

This discussion provides you with a detailed description of our compensation program for our named executive officers. It also provides an overview of our compensation philosophy and our policies and programs, which are designed to achieve our compensation objectives, and an overview of our program as it relates to other members of our executive team. These individuals along with our named executive officers are referred to as our senior management group.

KEY TOPICS COVERED IN OUR CD&A

•	Opportunity for Shareholder Feedback, below

•	Executive Summary, page 35

•	CEO Total Pay vs. Performance, page 36

•	Philosophy and Objectives, page 38

•	Peer Group, page 39

•	Principle Elements of our Compensation Program, page 40

•	2015 Named Executive Officer Bonus Awards, page 43

•	2015 Named Executive Officer Equity Awards, page 44

•	Stock Ownership Guidelines, Hedging Policy, Tally Sheets and Recoupment Policy, page 47

2015 NAMED EXECUTIVE OFFICERS
Phupinder S. Gill, Chief Executive Officer
John W. Pietrowicz, Chief Financial Officer
Terrence A. Duffy, Executive Chairman & President
Bryan T. Durkin, Chief Commercial Officer
Kimberly S. Taylor, President Global Operations, Technology & Risk

For the biographies of our currently serving named executive officers and our other executive officers, please see Item 1. Business—Employees—Senior Leadership Team and Executive Officers beginning on page 15 of our Annual Report on Form 10-K, filed with the SEC on February 26, 2016.

Opportunity for shareholder feedback

The compensation committee carefully considers feedback from our shareholders regarding the compensation program for our senior management group. We believe the changes made in recent years to enhance the performance orientation of our program have been well received by shareholders, as evidenced by our “say on pay” vote results.

At our 2015 annual meeting of shareholders, approximately 97% of shareholders voted FOR the approval of our non-binding advisory vote on the compensation of our named executive officers. We plan to continue to hold annual advisory votes on executive compensation, which is consistent with the outcome of the shareholder advisory vote in 2011 on the frequency of such votes. Next year, we will seek a separate shareholder advisory vote to determine the frequency of our future say-on-pay votes in accordance with applicable SEC rules.

Shareholders who wish to directly communicate with members of the compensation committee may do so using directors@cmegroup.com as discussed on page 14 of this proxy statement.

You should read this section in conjunction with the advisory vote we are conducting on the compensation of our named executive officers under Item 3 on page 21 as it contains information that is relevant to your voting decision.

34	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

EXECUTIVE SUMMARY

Our business

As the operator of a global derivatives marketplace, we offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities and metals. We bring buyers and sellers together through our CME Globex electronic trading platform across the globe and our open outcry trading facilities in Chicago and New York City, and provide hosting, connectivity and customer support for electronic trading through our co-location services. We provide clearing and settlement services for exchange-traded contracts, as well as for cleared swaps, and provide regulatory reporting solutions for market participants through our global repository services in the United States, United Kingdom, Canada and Australia. Finally, we offer a wide range of market data services—including live quotes, delayed quotes, market reports and a comprehensive historical data service—and continue to expand into the index services business. For more information on our business, see Business and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2015 annual report and the business highlights in the Summary Information on page 1.

2015 compensation highlights for our named executive officers

The compensation committee took the following compensation actions with respect to our named executive officers during 2015 or related to 2015 performance:

•	Entered into revised employment agreements with Messrs. Duffy and Gill in November 2015. The details of the revised employment agreements for Messrs. Duffy and Gill can be found beginning on page 57.

•	Awarded a base pay increase to Mr. Pietrowicz and a promotional equity award in early 2015 in connection with his appointment to CFO as described on pages 41 and 51, respectively.

•

Awarded bonuses to our named executive officers based on our achievement of 2015 cash earnings at 110.8% of the target goal as described beginning on page 42. For 2015, we continued to set a cash earnings goal that required significant effort on behalf of our management in the continued challenging environment.

•

Certified results for the September 2012 award of performance shares tied to 2013-2015 cash earnings growth on a per share basis and total shareholder return relative to the S&P 500. Due to outstanding achievement against both goals, 200% of the target number of shares were earned and became vested in March 2016 as described on page 45.

•

Awarded performance shares to our senior management group in September 2015 with goals tied to our growth in net income margin as compared to the diversified financial services index of the S&P 500 and total shareholder return as compared to the S&P 500 measured over a three-year period (2016-2018), as described on page 44.

•

In 2015, 50% of target total compensation for our named executive officers was considered performance-based, as it was directly tied to cash earnings, relative net income margin growth or relative stock performance goals.

Key elements of the program are designed to ensure pay for performance

Our overall goals and philosophy are complemented by several specific elements that are designed to align the compensation for our senior management group with performance and position the Company for creating long-term shareholder value including:

•

Our annual bonus is tied to our generation of cash earnings. To the extent we fail to achieve cash earnings at the threshold level, representing 25% below the target, no bonuses would be paid to our senior management group. The bonus opportunities for our named executive officers are set forth on page 43. We believe the cash earnings metric is a key component to measuring our growth and contributes directly to deriving value for our shareholders as it is the metric used for determining our regular quarterly dividend payments.

•

The aggregate amount of our bonus pool is subject to an overall cap when we achieve cash earnings at the maximum level, representing 20% above the established target. We believe this cap provides transparency to our investors as to our compensation exposure and the expected expense is accrued on a quarterly basis based on actual cash earnings performance.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	35

Compensation Discussion and Analysis (Continued)

•

In addition to verifying the annual achievement of cash earnings for purposes of our bonus program, our compensation committee also considers other elements of our performance, such as our net income, total shareholder return, earnings per share and return on equity, as appropriate.

•

Our annual long-term incentive awards for our senior management group are comprised of 50% time-vested restricted shares and 50% performance shares. The performance shares have a three-year performance period with growth in net income margin relative to the diversified financial services index of the S&P 500 and total shareholder return relative to the S&P 500 as the performance metrics. We also have used performance shares for key longer-term growth initiatives to focus select leaders on the achievement of financial metrics and/or operational milestones associated with our most critical growth initiatives. The annual equity award opportunities for our named executive officers are set forth on page 44.

•	Our senior management group is subject to stock ownership guidelines as discussed on page 47.

•

To ensure alignment with our shareholders, we have a policy that prohibits all employees and board members from engaging in any hedging or other derivative transactions with respect to CME Group stock as well as a policy which restricts pledging of our Class A common stock by our board members and executive officers.

Overview of pay and performance alignment

One of the guiding principles of our compensation program is to focus on achievement that benefits us and our shareholders. In support of that objective, a significant portion of the pay package for our CEO, Mr. Gill, and each of the other named executive officers is delivered in the form of stock-based compensation, the value of which rises and falls in alignment with our stock performance.

The following graphic depicts the alignment of the total pay of the individual serving as CEO at the end of the applicable year with our total shareholder return and cash earnings achievement for each of the last five years. Total shareholder return (TSR) is shown on a year-over-year, indexed basis. Specifically, an investment of $100 (with reinvestment of all dividends) is assumed to have been made in our Class A common stock on December 31, 2011 and its performance is tracked through December 31, 2015.

CEO pay, as depicted in the following graphic, is the sum of reported pay elements set forth in the Summary Compensation Table for each of the last five years except for the values of stock option, restricted stock, and performance share awards which are included as follows:

•

The value of stock option awards is shown as (1) the value realized at exercise for any options exercised during the year as reported in the Option Exercises and Stock Vested table, and (2) the value of all outstanding, in-the-money stock options at year end measured as the difference between our stock price at year end minus the option exercise price.

•

The value of restricted stock awards is shown as (1) the value realized on vesting for any shares that vested during the year as reported in the Option Exercises and Stock Vested table, and (2) the value of all outstanding restricted shares at year end measured using our stock price at year end.

•

The value of performance share awards is shown as (1) the value realized on vesting for any earned shares that vested during the year as reported in the Option Exercises and Stock Vested table, and (2) the market value of the shares actually earned at the completion of the performance period but have not yet vested, as reported in the Outstanding Equity Awards at Fiscal Year End table, and as certified by the committee based on achievement of the performance goals.

While the Summary Compensation Table discloses the fair value of stock option, restricted stock and performance share awards on the grant date in the manner required by the SEC (for purposes of allocating the accounting expense over the requisite service period), we feel those values do not reflect the value actually received as a result of actual stock and financial performance. We believe the value of stock option, restricted stock and performance share awards as shown in this section better reflects the true alignment of our CEO’s pay with our stock performance. As the graphic shows, our CEO’s total actual pay plus the unrealized value of his outstanding equity awards at year end has been aligned with TSR over the last five years, which accords with the primary objectives of our executive compensation program.

36	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

On balance, CEO pay shows alignment with both stock performance and cash earnings given the focus on these measures in our incentive opportunities.

CEO Total Pay

	2011	2012	2013	2014	2015
Summary Compensation Table
Salary	$1,000,000	$937,692	$1,000,000	$1,000,000	$1,000,000
Non-Equity Incentive Plan Compensation	$1,568,179	$609,047	$1,106,564	$1,176,000	$1,599,309
Change in Pension Value	$51,907	$66,481	$—	$71,395	$24,903
All Other Compensation	$284,230	$153,094	$146,073	$175,103	$229,541
Option Exercises and Stock Vested
Option Awards: Value Realized on Exercise	$—	$—	$2,054,210	$3,564,950	$1,876,521
Restricted Stock Awards: Value Realized on Vesting	$979,143	$609,212	$1,072,870	$1,091,866	$1,350,293
Performance Stock Awards: Value Realized on Vesting	$—	$—	$83,976	$100,229	$128,784
Total Actual Pay	$3,883,459	$2,375,526	$5,463,693	$7,179,543	$6,209,351
Outstanding Equity Awards at Fiscal Year End(1)
Option Awards: Unrealized Gain	$6,287,878	$3,500,295	$6,505,734	$3,735,145	$2,556,803
Restricted Stock Awards: Market Value of Shares That Have Not Vested	$3,759,341	$1,849,455	$2,647,633	$3,181,560	$2,917,139
Performance Stock Awards: Market Value of Performance Shares Earned but Not Vested	$—	$269,564	$313,055	$235,809	$2,812,768
Performance Stock Awards: Value of Performance-based Restricted Stock Earned but Granted after Year-End	$—	$—	$250,000	$—	$—
Total Unrealized Value of Outstanding Equity Awards(1)	$10,047,219	$5,619,314	$9,716,422	$7,152,514	$8,286,710
Percent Change in Total Unrealized Value of Outstanding Equity Awards	—%	(44)%	73%	(26)%	16%
Change in Total Unrealized Value of Outstanding Equity Awards	$—	$(4,427,905)	$4,097,108	$(2,563,908)	$1,134,196
CEO Name	Donohue	Gill	Gill	Gill	Gill

(1)

These values do not reflect compensation delivered each year but rather a snapshot which includes the value of all unexercised stock options, unvested restricted shares, and unvested but earned performance shares as of each year end. The type of equity award granted impacts the timeframe for realizing the value: stock options may be outstanding for up to 10 years given the 10-year option term, restricted shares may be outstanding for up to four years given the four-year vesting

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	37

Compensation Discussion and Analysis (Continued)

schedule, and performance shares, which have been tied to either a one- or three-year performance period, are included as outstanding only when they are deemed earned at the completion of the performance period. Stock options and restricted stock are included in each year-end snapshot until the year in which the option is exercised or the restricted shares vest, at which point the actual value received is reported in the Total Actual Pay section above. In 2012 we granted performance shares tied to a three-year performance period and restricted stock to our senior management group and ceased granting stock options. The value of these three-year performance shares has begun to be reflected in the analysis above in 2015 with the completion of the 2013-2015 performance period and is reported in the Total Unrealized Value of Outstanding Equity Awards section.

PHILOSOPHY AND OBJECTIVES OF OUR COMPENSATION PROGRAM

The elements of our executive compensation program are designed to:

•

Pay for performance. Focus on company and individual achievement for the benefit of CME Group and its shareholders through the incorporation of a significant portion of annual compensation for our senior management group that varies based on company and individual performance.

•

Reward growth and profitability without undue risk. Motivate and reward our employees to achieve results in support of our strategic initiatives and to encourage profitability and growth while discouraging excessive risk taking.

•	Hire and retain top caliber executives. Our compensation and benefits program is competitively designed to attract and retain the best talent.

•

Align with shareholder value. The interests of our senior management group are linked to those of our shareholders through the risks and rewards of the ownership of our stock. The overall design of the program, while competitive, should also be at a reasonable cost to our shareholders.

Our program is designed to be consistent with best practices

The compensation committee designs our compensation program to motivate our senior management group to lead our entire company toward achieving short- and long-term financial and strategic goals, in addition to increasing shareholder value, all without encouraging excessive risk taking. The committee continually evaluates what it considers to be best practices in executive compensation, and modifies our program to support our strategies and provide an appropriate balance of risk and reward. The following highlights our current compensation practices that we believe drive performance and focus our senior management group on the creation of long-term value:

•

We tie pay to performance. In 2015, approximately 50% of the target total compensation opportunity for our named executive officers was tied to specific cash earnings, relative net income margin growth or relative total shareholder return performance goals.

•	We set objective targets tied to company performance for our cash bonus that must be met at the threshold level in order to fund the bonus pool.

•	We mitigate undue risk, including utilizing caps on potential payouts and clawback provisions.

•	We have reasonable post-employment and change of control provisions.

•

We use employment contracts on a limited basis. Contracts are generally structured to include a three- to five-year term, do not provide for excessive severance payments or include “golden parachute” tax gross ups.

•	We have adopted stock ownership guidelines and restrictions on hedging and pledging transactions to ensure our executives’ interests are linked to those of our shareholders.

•	We provide only modest perquisites.

•	Our compensation committee reviews the reasonableness of our compensation by reviewing “tally” sheets and wealth accumulation reports.

38	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

USE OF COMPETITIVE DATA AND COMPARISON PRACTICES

Benchmarking practices

We are a complex organization that seeks to attract talent from a broad group of companies primarily located in the financial services industry and within the technology sector. Because no individual company or single group of companies is exactly comparable to CME Group, when reviewing competitive data, we consider a broad set of data from a number of sources. We believe that reviewing a combination of published survey compensation data in addition to publicly available compensation data (e.g. proxy statements) provides a valid reference point for the range of pay among companies with whom we compete for executive talent.

We broadly target compensation opportunities at the median (50th percentile) of the market, in total and for each component of pay for target performance levels. However, we believe that benchmarking does not provide a complete basis for establishing compensation. Therefore, we do not use the market statistics rigidly, nor do we apply any specific formula to the data. We also review the range of values around the median, including the 25th and 75th percentiles.

We use the competitive compensation data for several purposes as it relates to the named executive officers and other employees. We use it to assess the competitiveness of total compensation for individual members of senior management and other employees on an annual basis and we use it to develop and evaluate total compensation programs and guidelines for senior management and other employees on a more ad hoc basis. When making decisions about senior management pay, we analyze compensation relative to the market median levels, and may make adjustments for market conditions and special considerations as appropriate in the context of our pay for performance philosophy. The compensation committee, within its discretion, may make alterations based on its evaluation of the benchmarking data, as it deems appropriate, to ensure that our senior management compensation is performance-based and competitive in nature.

CME Group compensation peer group

The following 17 companies served as our peer group for benchmarking our program for our senior management and members of our board of directors in 2015.

Dun & Bradstreet Corp.	Equifax Inc.
Fiserv Inc.	Franklin Resources Inc.
IntercontinentalExchange Inc.	Invesco Ltd.
MasterCard Inc.	McGraw Hill Financial Inc.
Moody’s Corp.	Nasdaq OMX Group Inc.
Northern Trust Corp.	Paychex Inc.
Schwab (Charles) Corp.	T. Rowe Price Group Inc.
TD AMERITRADE Holding Corp.	Western Union Co.
Yahoo Inc.

In selecting the peer group for executive compensation purposes, we targeted the following industries: exchanges, financial services, technology, transaction services and other technology-driven financial companies. We selected companies within these sectors of similar size as measured by revenue and market capitalization. The companies within the peer group are generally between 0.5 and 2.5 times CME Group in terms of revenues or market capitalization. At the time of review in 2015, CME Group was positioned at the 25th percentile of the peer group on revenue and at the 90th percentile on market capitalization.

Comparison of CEO pay to other named executive officers

The differences between the allocation of compensation of our CEO and the other named executive officers are primarily the result of the differences in the role and responsibilities of the individual within the organization, the level of competitive demand for the individual’s talent in the industry and the results of our benchmarking studies for similarly situated positions in the marketplace. We have not adopted a policy whereby the compensation of the CEO or any other named executive officer must be a certain multiple higher or lower than any of the other named executive officers. As previously discussed, we broadly target total compensation levels at the median (50th percentile) of our peer group.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	39

Compensation Discussion and Analysis (Continued)

Role of individual performance in the program

While consideration of benchmarking data to ensure that our compensation is competitive is a critical component of compensation decisions, individual performance is factored into setting compensation in the following ways:

•

Base salary adjustments are based on an assessment of the individual’s performance in the preceding year, changes in his or her responsibilities as well as a comparison with market data for comparable positions in our peer group and within the industry.

•

Our incentive targets for annual bonus and equity opportunities are based on the individual’s role and responsibilities in the organization in achieving our annual goals as well as the competitive market data for similarly situated positions in the marketplace.

•

Individual performance and the achievement of specific goals is taken into consideration by the compensation committee in determining whether to use its discretion in approving annual bonuses and equity awards at, above or below the target level.

PRINCIPAL ELEMENTS OF OUR COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table.

Compensation Component	Key Characteristics	Purpose	Where Reported in More Detail
Base Pay	Fixed compensation component. Reviewed annually, and adjusted, if and when appropriate.	Intended to compensate the executive fairly based upon their job duties and level of responsibility.	Summary Compensation Table on page 50 under “Salary” and described on page 41.
Performance-Based Bonus	Variable compensation component. Opportunity based upon our performance measured by cash earnings. Annual target levels set to encourage significant effort and growth. Individual awards based on bonus opportunities and individual performance.	Intended to motivate and reward the executive’s contribution to achieving our short-term/annual goals.	Summary Compensation Table under “Non-Equity Incentive Compensation,” Grants of Plan- Based Awards on page 51 under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and described on page 41.
Long-Term Incentives	Variable compensation component. Amounts actually realized will depend upon company financial and stock performance. Individual awards based on equity opportunities and individual performance.	Intended to motivate and reward the executive’s contribution to achieving our long-term objectives and increasing shareholder value and to serve as a retention mechanism.	Summary Compensation Table under “Stock Awards”, Grants of Plan-Based Awards under the columns referencing equity awards, Option Exercises and Stock Vested on page 54 and described on page 43.
Health and Welfare Plans and Retirement Plans	Fixed component of pay.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	Summary Compensation Table
under “Change in Pension Value
and Non-Qualified Deferred
Compensation Earnings” and “All
Other Compensation,” Pension
Benefits on page 54 and Non-
Qualified Deferred Compensation
on page 55.
Post-Employment Compensation	Fixed compensation component.	Intended to provide a temporary income source following termination (other than for cause) including in the case of a change in control to ensure continuity of management during that event.	Potential Payments to Named Executive Officers on page 59 and described on page 47.

40	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

We do not maintain formal targets for the allocation of total compensation through each of the foregoing elements. We believe that members of our senior management group, who have more direct responsibility for the performance of CME Group, should have a greater percentage of their compensation tied to the performance of CME Group. In accordance with this philosophy:

•	Base salary should decrease as a percentage of overall compensation as employees gain more responsibility with more direct influence over our performance.

•

Employees in positions that most directly influence performance should have a larger percentage of their compensation tied to CME Group’s performance through equity awards with a portion of the equity awards tied to corporate performance goals.

•	Actual awards of incentive compensation should be closely aligned with the performance of CME Group.

The following are the approximate average percentages the elements represent out of the total compensation for our named executive officers for 2015 as set forth in the Summary Compensation Table:

Base Salary	Annual Cash Bonus(1)	Annual Equity(2)	Other Compensation(3)
20%	32%	43%	5%

(1)	Annual cash bonus is composed of amounts listed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)	Annual equity value shown is composed of amounts listed in the Summary Compensation Table under “Stock Awards.”

(3)	Other compensation is composed of amounts listed in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns.

Description of each element of compensation

Base pay

We generally target base pay at the 50th percentile of the competitive market relative to each position’s duties and level of responsibility. Each year the compensation committee reviews the base salaries of the senior management group taking into consideration their total compensation. In general, the evaluation of base salaries involves a review of a variety of factors:

•	The nature and responsibility of the position.

•	The impact, contribution, expertise and experience of the individual.

•	Competitive market information regarding salaries to the extent available and relevant.

•	The importance of retaining the individual along with the competitiveness of the market for the individual’s talent and services.

•	Recommendations of the Executive Chairman & President and CEO (except in the case of their own compensation).

In general, the compensation committee considers salary increases for the senior management group on an annual basis. In early 2015, the committee approved a base salary increase for Mr. Pietrowicz in recognition of his promotion to CFO. In November 2015, the committee approved salary increases for Messrs. Duffy and Gill in connection with their revised employment agreements. Effective January 1, 2016, Mr. Duffy’s base salary increased from $1,250,000 to $1,500,000 and Mr. Gill’s base salary increased from $1,000,000 to $1,250,000. The details of the revised employment agreements for Messrs. Duffy and Gill can be found beginning on page 57.

Bonus

Our annual bonus program is designed to focus the named executive officers and other members of senior management on the accomplishment of specific goals. In support of our philosophy, the performance-based bonus awards only pay out when we achieve cash earnings at or above the threshold level. We use this metric because we believe it provides a transparent view of CME Group’s performance during the year. Cash earnings is also the metric used in our dividend policy. Our dividend policy provides that our dividend target for our regular quarterly dividends is set at approximately 50% to 60% of the prior year’s cash earnings.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	41

Compensation Discussion and Analysis (Continued)

The cash earnings target is approved by our board of directors as part of our annual planning process and is also approved by the compensation committee as the performance metric for annual bonus opportunities (adjusted to eliminate the impact of certain non-operating items). During the annual planning process, members of our senior management group undergo a detailed process to develop our annual operating budget and our revenue and growth expectations which are used to formulate the projected cash earnings target for the following year. In setting the goals for the upcoming year, it is expected that such goals will be set at levels that require significant achievement on the part of our senior management group taking into consideration CME Group’s current circumstances and the overall state of the industry. The 2015 cash earnings target for our bonus program was set at $1.335 billion.

Annual bonuses will only be paid to our senior management group to the extent we achieve cash earnings at or above the threshold level, which was set at 75% of the target performance goal for 2015. The annual bonus pool is subject to a cap when we achieve cash earnings at the maximum level, which is set at 120% of the established target goal.

Our cash earnings are calculated using the following formula for purpose of the annual bonus.

Cash Earnings Calculation for Annual Bonus

Net Income

+ Depreciation

+ Stock Based Compensation*

+ Amortization on Purchased Intangibles*

- Capital Expenditures

= Cash Earnings

+/- Net Interest Expense*

= Bonus Incentive Plans Cash Earnings

Target as approved by compensation committee

*Adjusted on an after tax basis

The following shows our cash earnings goals and actual achievement for 2015 for purposes of our annual bonus program:

Threshold	Target	Maximum	Actual
$1.001 billion	$1.335 billion	$1.602 billion	$1.479 billion

The compensation committee has discretion to make equitable adjustments to the cash earnings performance calculation to reflect effects of external events outside the control of our senior management group, such as unforeseen litigation or changes in accounting or taxation standards. Such adjustments may also reflect effects of unusual or significant strategic events that are within the control of our senior management that were not contemplated at the time the goal was established and that were undertaken with an expectation of improving our long-term financial performance, such as acquisitions or strategic relationships. In 2015, the committee approved adjustments for certain non-performance items, such as deferred tax and foreign exchange fluctuation impacts, consistent with prior practice.

2015 bonus awards

Annual bonus opportunities are based upon CME Group’s achievement of cash earnings and are awarded in consideration of the individual’s performance during the year. The committee approved the bonuses for the named executive officers for 2015 based on our achievement of cash earnings and in recognition of the previously discussed accomplishments set forth on page 1.

42	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

The table below shows the payout opportunities and actual bonus payments for 2015 as well as a comparison to actual 2014 cash bonuses for the named executive officers.

2015 Named Executive Officer Bonus Awards
Name	Bonus Plan Target as % of Salary	Bonus Plan Target(1)	Bonus Plan Maximum as % of Salary	Bonus Plan Maximum(1)	2015 Annual Bonus as % of Salary	2014 Annual Bonus	2015 Annual Bonus(1)	Percentage Change
Phupinder S. Gill	100%	$1,038,462	200%	$2,076,923	154.0%	$1,176,000	$1,599,309	36%
John W. Pietrowicz	100%	464,808	200%	929,616	154.0%	456,831	715,839	57
Terrence A. Duffy	100%	1,298,077	200%	2,596,154	154.0%	1,470,000	1,999,136	36
Bryan T. Durkin	100%	726,923	200%	1,453,847	154.0%	817,773	1,119,517	37
Kimberly S. Taylor	100%	726,923	200%	1,453,847	154.0%	817,773	1,119,517	37

(1)	Under the terms of our bonus program, bonus awards are calculated from base salary paid during the applicable plan year. The 2015 amounts above reflect 27 bi-weekly payroll periods during the year.

Our 2015 actual annual cash earnings results were 110.8% of the target level performance. As such, bonuses for the named executive officers were approved by the committee at approximately 154% of their individual bonus target opportunities. The bonuses for all named executive officers were delivered at the level determined by cash earnings performance, without any additional discretion applied by the committee.

Effective in 2016, Messrs. Duffy and Gill will have target bonus opportunities of 150% of their base salaries as a result of their revised employment agreements. The details of the revised employment agreements for Messrs. Duffy and Gill can be found beginning on page 57.

Equity

Long-term grants of equity are important to reflect an alignment with shareholder value creation and a competitive mix of long- and short-term incentives. Our equity program is designed to reward and encourage the success and contributions of our employees, including our named executive officers, which leads to value creation for CME Group and our shareholders.

Since 2012, the annual equity awards for members of our senior management group have been delivered in the form of performance shares and time-vested restricted stock. This mix of equity vehicles enables us to focus employees on stock performance, provides for employee retention and directly aligns employee interests with shareholder value creation.

Equity grant practices

The following is a summary of our equity grant practices and the role of the committee in approving awards:

•	Our annual equity awards are granted on September 15th or in the event the 15th is not a business day, the closest business day thereto.

•

At a meeting prior to the annual grant date, the committee approves the awards for the senior management group based upon the target equity opportunities and recommendations from the Executive Chairman & President and CEO using a pre-set calculation of a percentage of base salary and a recent closing price. Actual awards are granted based on the previously approved calculation and the closing price on the actual grant date. The committee receives a report of the actual awards at a subsequent meeting.

•

The committee has delegated authority to the CEO to approve annual, sign-on, retention and initiative-based equity awards to employees below our senior management group other than our chief accounting officer, within parameters set by the committee. The CEO provides the committee with an annual report on awards granted under such delegated authority.

•

Our Omnibus Stock Plan and our Director Stock Plan prohibit the granting of options or stock appreciation rights below the market value on the date of grant, the repricing of existing awards, and payment of dividends on performance based shares prior to the achievement of performance goals. Dividends relating to outstanding shares of unvested time-based restricted stock are accrued and paid out at vesting.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	43

Compensation Discussion and Analysis (Continued)

In September 2015, the annual grants for our senior management group were comprised of 50% performance shares and 50% time-vested restricted stock. The equity targets for our named executive officers were established based upon a review of the nature of the responsibility of the position of the executive within CME Group, the competitive market data derived through our benchmarking practices and the ability of the employee to impact the overall growth and performance of CME Group based upon his or her role within the company. As discussed in more detail on page 39, we generally target total compensation in the 50th percentile of our peer group. Through our benchmarking process, we compare equity compensation on a standalone basis as well as part of an executive’s overall total compensation.

The committee has the discretion to adjust the annual equity awards to distinguish for individual performance. The annual equity awards for the named executive officers were made at the target levels for 2015.

The table below shows the annual equity award opportunities for our named executive officers and actual awards made in 2015.

2015 Named Executive Officer Equity Awards
Name	Annual Equity Award Target as % of Base Salary	Annual Equity Award Target	Actual Annual Equity Award as % of Target	Actual Annual Equity Award(1)
Phupinder S. Gill	200%	$2,000,000	100%	$2,000,000
John W. Pietrowicz(2)	200%	900,000	100%	900,000
Terrence A. Duffy	200%	2,500,000	100%	2,500,000
Bryan T. Durkin	200%	1,400,000	100%	1,400,000
Kimberly S. Taylor	200%	1,400,000	100%	1,400,000

(1)	The valuation methods used for award determination reflected above differ from those used in the Summary Compensation Table.

(2)	As CFO, Mr. Pietrowicz’s annual equity award target was 200% of salary for 2015. Under the terms of our equity program, Mr. Pietrowicz received a pro rata equity award in March 2015 in connection with his promotion to CFO in late 2014, the value of which is not included in the above 2015 equity award table as it was meant to augment his 2014 award, however the pro rata award is reported in the Grants of Plan-Based Awards Table on page 51.

In connection with their revised employment agreements, the equity award target opportunities for Messrs. Duffy and Gill were increased from 200% of base salary to 300% and 250% of base salary, respectively, to be effective in 2016. The details of the revised employment agreements for Messrs. Duffy and Gill can be found beginning on page 57. In late 2015, the committee approved an increase in the annual equity award target opportunity for the remaining named executive officers from 200% to 250% of base salary to be effective with 2016 awards. This adjustment will better align total compensation with market levels with a focus on longer-term value creation.

Performance shares tied to 2016-2018 performance

The September 2015 performance share award criteria were divided with 50% based on growth in net income margin relative to the diversified financial services index of the S&P 500 and 50% based on total shareholder return relative to the S&P 500, measured over 2016 through 2018. Following the three-year performance period, the award will be settled in unrestricted shares of stock, based upon achievement of the following performance metrics:

Relative Net Income Margin Growth Performance % of Target Award Earned				Relative TSR Performance % of Target Award Earned
Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
0	50%	100%	200%	0	50%	100%	200%

44	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

The details of the performance share awards granted in September 2015 tied to 2016-2018 growth in net income margin relative to the diversified financial services index of the S&P 500 and total shareholder return relative to the S&P 500 are as follows:

Annual Performance Shares Awarded in 2015
			Performance Share Payout Opportunity (in Shares)
Name	Award Date	Performance Metric	Threshold	Target	Maximum
Phupinder S. Gill	9/15/2015	2016-2018 Net Income Margin Growth	2,625	5,250	10,500
	9/15/2015	2016-2018 TSR	2,625	5,250	10,500
John W. Pietrowicz	9/15/2015	2016-2018 Net Income Margin Growth	1,181	2,362	4,724
	9/15/2015	2016-2018 TSR	1,181	2,362	4,724
Terrence A. Duffy	9/15/2015	2016-2018 Net Income Margin Growth	3,281	6,562	13,124
	9/15/2015	2016-2018 TSR	3,281	6,562	13,124
Bryan T. Durkin	9/15/2015	2016-2018 Net Income Margin Growth	1,838	3,675	7,350
	9/15/2015	2016-2018 TSR	1,838	3,675	7,350
Kimberly S. Taylor	9/15/2015	2016-2018 Net Income Margin Growth	1,838	3,675	7,350
	9/15/2015	2016-2018 TSR	1,838	3,675	7,350

Performance shares granted in 2012 tied to 2013-2015 performance

Members of our senior management group received performance share awards in September 2012 for the performance period 2013 through 2015, with 50% based on cash earnings growth measured on a per share basis and 50% based on total shareholder return relative to the S&P 500. The company achieved a compound annual growth rate of 2.5% on cash earnings on a per share basis for 2013 through 2015 as compared to 2010 through 2012, exceeding the target performance goal of .2% and the maximum goal of 1.3%. The company achieved 80th percentile total shareholder return relative to the S&P 500 for the performance period, exceeding the target goal of 50th percentile and the maximum goal of 75th percentile. Performance on both of these metrics resulted in a maximum payout, or 200% of the total target performance shares being earned.

The following table shows total payout opportunities of the previously granted annual performance shares tied to 2013 through 2015 performance based on the range of performance against the established metrics, and actual shares earned when performance was certified by the committee in early 2016.

Annual Performance Shares Tied to 2013-2015 Performance
			Performance Share Payout Opportunity (in Shares)
Name	Award Date	Performance Metric(1)	Threshold	Target	Maximum	Actual Shares Earned
Phupinder S. Gill	9/14/2012	2013-2015 Cash Earnings Growth	3,715	7,429	14,858	14,858
	9/14/2012	2013-2015 TSR	3,715	7,429	14,858	14,858
John W. Pietrowicz	9/14/2012	2013-2015 Cash Earnings Growth	929	1,857	3,714	3,714
	9/14/2012	2013-2015 TSR	929	1,857	3,714	3,714
Terrence A. Duffy	9/14/2012	2013-2015 Cash Earnings Growth	4,643	9,286	18,572	18,572
	9/14/2012	2013-2015 TSR	4,643	9,286	18,572	18,572
Bryan T. Durkin	9/14/2012	2013-2015 Cash Earnings Growth	2,229	4,457	8,914	8,914
	9/14/2012	2013-2015 TSR	2,229	4,457	8,914	8,914
Kimberly S. Taylor	9/14/2012	2013-2015 Cash Earnings Growth	2,229	4,457	8,914	8,914
	9/14/2012	2013-2015 TSR	2,229	4,457	8,914	8,914

(1)	The committee certified performance results associated with the annual awards tied to 2013-2015 performance on February 3, 2016. Based on the committee’s certification, the pre-established goals were achieved above the maximum performance goals established for each metric, resulting in 200% of the target shares to be paid. These shares became vested on March 15, 2016.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	45

Compensation Discussion and Analysis (Continued)

Initiative-based performance shares

In addition to annual equity awards, certain members of our senior management group may be eligible to receive performance share awards based upon their contributions to select key corporate initiatives. Participation in such awards is at the recommendation of the Executive Chairman & President and CEO, subject to approval by the compensation committee. Under this program, awards are earned based on performance against initiative-specific operational milestones or financial goals as certified by the committee.

We did not grant any such initiative-based performance shares to members of our senior management group in 2015, but previous awards made to members of our senior management group were tied to 2015 performance goals. Ms. Taylor received an award in 2012 associated with her responsibility to one of our strategic initiatives which had a goal tied to 2015 performance.

The following table shows total payout opportunities of the previously granted initiative-based performance shares tied to 2015 performance based on the range of performance against the established metrics, and actual shares earned when performance was certified by the committee in early 2016.

Initiative-Based Performance Share Opportunity Tied to 2015 Performance
			Performance Share Payout Opportunity (in Shares)			Actual Shares Earned
Name	Award Date	Performance Metric	Threshold	Target	Maximum
Kimberly S. Taylor(1)	12/14/2012	2015 Key Strategic Initiative	718	1,435	2,870	1,776

(1)	The committee certified performance results associated with the initiative-based awards tied to 2015 performance goals on February 3, 2016. Based on the committee’s certification, the pre-established goal associated with Ms. Taylor’s award was achieved above the target level, resulting in 123.8% of the target shares to be paid. These shares became vested on March 15, 2016.

Performance-based grant of restricted stock

In lieu of participation in our initiative-based performance share program, Messrs. Duffy and Gill are eligible to receive an annual grant of time-vested restricted stock with a value of up to 100% of their base salary based upon the achievement of outstanding performance as measured based on cash earnings and total shareholder return over the prior year:

Outstanding Cash Earnings Performance Award			Outstanding TSR Performance Award
	For each 0.1% Above 120% of Goal	At or Above 130% of Goal		For each 0.1% Above 75th Percentile	At or Above 85th Percentile
Value of Performance Award as % of base salary	0.5%	50%	Value of Performance Award as % of base salary	0.5%	50%

For 2015, our actual cash earnings performance was 110.8% of the target goal and our total shareholder return performance was at the 73rd percentile of the S&P 500. As a result, no shares were granted to Messrs. Duffy and Gill under this program based on 2015 performance.

Health and Welfare Plans and Retirement Plans

All eligible employees, including the named executive officers, participate in our benefit programs. We provide health and wellness benefits, including medical and dental coverage, disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay. In addition, employees are eligible to participate in our qualified retirement plans, which consist of our 401(k) savings plan and our cash balance pension plan.

In addition to the qualified retirement plans, employees whose pay exceeds the compensation limits for qualified benefit plans set by the Internal Revenue Service participate in a non-qualified deferred compensation plan which provides for “make-whole” contributions. For more information on our deferred compensation plans, see Non-Qualified Deferred Compensation Plans beginning on page 55.

Qualified and non-qualified retirement benefits provided to the named executive officers are set forth in the following tables: Pension Benefits and the Non-Qualified Deferred Compensation Plans on pages 54 and 55, respectively.

46	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Discussion and Analysis (Continued)

PERQUISITES AND OTHER PERSONAL BENEFITS

We provide limited perquisites and other personal benefits to our senior management that we believe are moderate and consistent with our overall compensation program. We provide monthly parking benefits to a subset of our senior management group, including Messrs. Duffy and Gill. Additionally, all of our senior level employees are entitled to an annual physical examination. The aggregate value of all perquisites received by each named executive officer in 2015 did not exceed $10,000. To the extent that perquisites result in imputed income to the individual, we do not provide gross-up payments to cover the personal income tax due on such imputed income.

POST-EMPLOYMENT COMPENSATION

Our employment contracts contain reasonable provisions and ensure continuity of leadership

Our philosophy is to enter into employment contracts and retention agreements on a very selective basis in light of the particular facts and circumstances involved in the individual employment relationship, such as whether the employment arrangement would be necessary to recruit and/or retain necessary talent with compensation terms that we believe are in accordance with our overall compensation program. Our employment agreements typically are for a period of three to five years, include non-compete and non-solicitation provisions, do not provide for cash severance payments in excess of three times annual base salary, do not provide for gross-up payments (except in connection with certain self-insured supplemental life insurance payments that would be paid to Mr. Duffy’s beneficiaries under his agreement) and include a requirement that the executive execute a release agreement before becoming entitled to receive severance payments. All contractual compensation terms within the employment agreements for our senior management group are reviewed and approved by the compensation committee. We believe that our existing employment contracts contain compensation terms in line with our overall compensation program and philosophy. A description of the employment agreements we have with Messrs. Duffy and Gill is set forth in the section entitled Potential Payments Upon Termination or Change-in-Control—Employment Agreements and other Compensation Arrangements with Named Executive Officers beginning on page 57.

We have reasonable change-in-control and other termination provisions

Change-in-control provisions assist us with retention during rumored and actual change of control activity when management continuity is key to preserving the value of the business. We also provide other severance benefits in connection with terminations other than for misconduct. We believe these benefits allow us to facilitate changes with key employees, as needed, and to ensure minimal disruption to the business in exchange for non-competition and non-solicitation benefits for CME Group along with a general release.

A description of our severance policies and practices and the estimated amounts that would be payable to our named executive officers under certain circumstances are set forth under the section entitled Potential Payments Upon Termination or Change-in-Control beginning on page 56.

OTHER COMPENSATION POLICIES

We have established stock ownership guidelines to ensure alignment of interests with our shareholders

The committee has established the following stock ownership guidelines for the members of our senior management group:

•	The Executive Chairman & President and CEO: shares with a value equal to at least a multiple of five times base pay.

•	Other members of the senior management group: shares with a value equal to at least a multiple of three times their respective base pay.

Each individual has five years from the date of hire or promotion to achieve their ownership guideline. As of the 2015 review, all of our named executive officers had satisfied the guidelines.

The compensation committee monitors compliance with these stock ownership guidelines on an annual basis. Generally shares that are deemed “owned” for purposes of Section 16 of the SEC regulations are counted towards satisfaction of these guidelines. Shares are valued based upon the greater of (i) the fair market value at the time of the assessment and (ii) the actual value at the time of acquisition or, in the case of restricted stock or performance shares, at the time of vesting.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	47

Compensation Discussion and Analysis (Continued)

We prohibit derivative transactions and hedging of ownership risk of our securities and have adopted a policy restricting the pledging of our Class A shares

To ensure alignment of interests between our employees and board members and our shareholders and to further ensure that such individuals share in the risks and rewards of the ownership of our stock, we prohibit our employees and members of the board from engaging in any derivative or hedging transactions relative to their ownership of our stock. The board also has adopted a policy prohibiting pledging of our Class A shares. In connection with the adoption of the policy, the board elected to grandfather in the existing pledging arrangements of Messrs. Gepsman and Melamed based on the fact that:

•	The aggregate number of shares pledged was approximately 23,000 shares, which is significantly less than 0.1% of our outstanding Class A common stock.

•	The secured parties have each undertaken not to sell such pledged shares during any period in which our board members are restricted from trading under our compliance policies.

•	These board members have agreed to own shares not subject to any pledging arrangement with a value that meets their applicable stock ownership guidelines.

•	The pledging arrangements were related to such individual’s derivatives trading activities at CME Group.

Our compensation committee and board annually review the total compensation of our senior management

To ensure the committee members are informed of the potential compensation levels of our senior management group, the committee reviews on an annual basis all components of their compensation package and total compensation. This review includes annual base pay, annual cash bonus, value of annual equity awards, in-the-money value of all historic equity grants including monetized gains, the value of retirement contributions under our qualified and non-qualified plans, and potential change-in-control payments. The committee provides an annual report on the results of this review to the board during an executive session. No changes to our program were made as a result of the most recent annual review. For more information on the operation of our compensation committee see page 32.

We have implemented a recoupment policy

In furtherance of our philosophy to ensure the interests of our senior management are aligned with those of our shareholders, effective as of 2010, the compensation committee recommended and the board approved a recoupment policy. This policy provides the board with the discretion to recoup annual bonus payments to our employees at the level of managing director and above in the event of a financial restatement, the effect of which is that such incentive payments were not otherwise earned by an individual under our bonus programs based upon the restated calculation of our cash earnings or any other performance metric in effect at the time. In July 2015, the SEC proposed rules to implement the recoupment provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We plan to amend our recoupment policy as necessary to comply with the final rules.

48	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K.

The Compensation Committee—2015

Larry G. Gerdes, Chairman

Timothy S. Bitsberger

Martin J. Gepsman

Daniel R. Glickman

William R. Shepard

Howard J. Siegel

Dennis A. Suskind

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	49

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation earned during the year ended December 31, 2015 by our named executive officers. In 2015, “salary” accounted for approximately 20% of the total compensation of the named executive officers as a whole and “non-equity incentive compensation” accounted for approximately 32% of such total compensation.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Phupinder S. Gill CEO	2015	1,000,000	2,064,248	1,599,309	24,903	229,541	4,918,001
	2014	1,000,000	2,946,077	1,176,000	71,395	175,103	5,368,575
	2013	1,000,000	1,896,717	1,106,564	—	146,073	4,149,354
John W. Pietrowicz CFO(5)	2015	450,000	1,233,922	715,839	18,443	76,140	2,494,344
	2014	392,308	1,240,634	456,831	47,371	37,531	2,174,675
Terrence A. Duffy Executive Chairman & President(6)	2015	1,250,000	2,580,113	1,999,136	25,465	294,475	6,149,189
	2014	1,250,000	3,682,839	1,470,000	39,941	217,583	6,660,363
	2013	1,250,000	2,370,760	1,383,206	15,947	204,613	5,224,526
Bryan T. Durkin Chief Commercial Officer	2015	700,000	1,444,783	1,119,517	26,564	150,270	3,441,134
	2014	700,000	1,845,492	817,773	120,684	90,470	3,574,419
	2013	600,000	1,138,058	663,939	—	103,022	2,505,019
Kimberly S. Taylor President Global Operations Technology & Risk	2015	700,000	1,444,783	1,119,517	20,988	140,715	3,426,003
	2014	700,000	1,845,492	817,773	69,336	100,823	3,533,424
	2013	600,000	1,138,058	663,939	—	78,979	2,480,976

(1)	The amounts reflected in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718 without giving effect to estimated forfeitures. The fair value of the 2015 restricted stock grants was calculated using the closing price on March 16, 2015 of $100.06 and September 15, 2015 of $95.24 (the respective grant dates). The fair value of performance shares based on TSR relative to the S&P 500 shown in 2015 was calculated using a value of $147.70 for March 16, 2015 and $112.11 for December 31, 2015 (the respective grant dates), which was derived from a Monte-Carlo simulation. The fair value of performance shares based on growth in net income margin relative to the diversified financial services index within the S&P 500 shown in 2015 was calculated using the closing price on March 16, 2015 of $100.06 and December 31, 2015 of $90.60.

(2)	The amounts included in the “Non-Equity Incentive Plan Compensation” column reflect awards to the named executive officers under our bonus plans, which are discussed on page 41 under the “Bonus” heading. No other bonuses were paid.

(3)	The amounts reflected in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column reflect only the change in the pension value during the particular year. Under our non-qualified deferred compensation plans, participants may invest in one or more market investments that are available from time to time. This is the only return that they receive and, therefore, no above-market earnings are reflected in this table. For more information on our deferred compensation plans, see the section entitled Non-Qualified Deferred Compensation Plans on page 55.

(4)	Amounts included in the “All Other Compensation” column for 2015 are as follows:

	401(k) Company Contribution	Supplemental Plan(7)	Other(8)	Total
Phupinder S. Gill	$8,100	$219,425	$2,016	$229,541
John W. Pietrowicz	8,092	66,838	1,210	76,140
Terrence A. Duffy	8,100	285,115	1,260	294,475
Bryan T. Durkin	4,685	143,569	2,016	150,270
Kimberly S. Taylor	7,658	131,041	2,016	140,715

(5)	Mr. Pietrowicz was not a named executive officer prior to 2014.

(6)	As discussed under the section entitled Potential Payments upon Termination or Change-in-Control—Employment Agreements and other Compensation Arrangements with Named Executive Officers on page 57, we have agreed to self-insure supplemental life and long-term disability coverage for Mr. Duffy and to gross up his beneficiaries for any additional taxes incurred as a result of the supplemental life coverage. Because no actual payments were made or liabilities incurred as a result of this coverage, no amounts have been included in Mr. Duffy’s compensation in respect of such coverage.

(7)	The items included under the “Supplemental Plan” column are 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the Internal Revenue Code and thus must be excluded from consideration in qualified retirement plans.

50	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation (Continued)

(8)	The items included in the “Other” column include life insurance premiums paid by us for the benefit of the named executive officer as well as tax equalization payments made for business-related travel as applicable. There were no tax equalization payments made to our named executive officers in 2015 for business-related travel.

GRANTS OF PLAN-BASED AWARDS

The following table shows the possible payouts to our named executive officers in 2015 for awards made under our Incentive Plan for Named Executive Officers (Messrs. Gill, Duffy and Durkin and Ms. Taylor) and our bonus plan for other employees (Mr. Pietrowicz) and the equity awards granted under our Omnibus Stock Plan in 2015. For additional information on our equity and bonus programs, see the section of this proxy statement entitled Compensation Discussion and Analysis.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Type of Award(1)	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Phupinder S. Gill	Bonus	n/a	n/a	$389,423	$1,038,462	$2,076,923
	PS-TSR	12/31/15	9/9/15				2,625	5,250	10,500		588,578
	PS-NI	12/31/15	9/9/15				2,625	5,250	10,500		475,650
	RS	9/15/15	9/9/15							10,500	1,000,020
John W. Pietrowicz	Bonus	n/a	n/a	174,303	464,808	929,616
	PS-TSR	3/16/15	2/4/15				341	681	1,362		100,584
	PS-NI	3/16/15	2/4/15				341	681	1,362		68,141
	RS	3/16/15	2/4/15							1,364	136,482
	PS-TSR	12/31/15	9/9/15				1,181	2,362	4,724		264,804
	PS-NI	12/31/15	9/9/15				1,181	2,362	4,724		213,997
	RS	9/15/15	9/9/15							4,724	449,914
Terrence A. Duffy	Bonus	n/a	n/a	468,779	1,298,077	2,596,154
	PS-TSR	12/31/15	9/9/15				3,281	6,562	13,124		735,666
	PS-NI	12/31/15	9/9/15				3,281	6,562	13,124		594,517
	RS	9/15/15	9/9/15							13,124	1,249,930
Bryan T. Durkin	Bonus	n/a	n/a	272,596	726,923	1,453,847
	PS-TSR	12/31/15	9/9/15				1,838	3,675	7,350		412,004
	PS-NI	12/31/15	9/9/15				1,838	3,675	7,350		332,955
	RS	9/15/15	9/9/15							7,348	699,824
Kimberly S. Taylor	Bonus	n/a	n/a	272,596	726,923	1,453,847
	PS-TSR	12/31/15	9/9/15				1,838	3,675	7,350		412,004
	PS-NI	12/31/15	9/9/15				1,838	3,675	7,350		332,955
	RS	9/15/15	9/9/15							7,348	699,824

(1)	“Bonus” refers to 2015 annual bonus opportunity, “PS-TSR” refers to performance shares tied to total shareholder return relative to the S&P 500, “PS-NI” refers to performance shares tied to growth in net income margin relative to the diversified financial services index within the S&P 500 and “RS” refers to time-vesting restricted stock awards. Performance shares are granted at the target level and adjusted based on actual performance.

(2)	The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the bonus opportunity for our named executive officers based upon their annual bonus target as discussed on page 42 under the “2015 bonus awards” heading and are dependent upon the level of cash earnings achieved.

(3)	Under our equity program, eligible employees, including members of our senior management group, typically receive annual equity awards in September of each year. Employees promoted to the senior management group after the September awards are made are eligible for a prorated promotional award in March. On February 4, 2015, our compensation committee met and approved the pro rata promotional award for Mr. Pietrowicz in connection with his promotion to CFO, which was made on March 16, 2015. For the pro rata promotional award, the amounts in the “Threshold,” “Target” and “Maximum” columns reflect the performance share opportunity awarded in March 2015 tied to total shareholder return relative to the S&P 500 during 2015-2017, and growth in net income margin relative to the diversified financial services index within the S&P 500 during 2015-2017. On September 9, 2015, our compensation committee met and approved our annual equity awards for our executive officers based on our pre-established formulas under our equity program as described on page 43. These awards of performance shares and time-vested restricted stock were made on September 15, 2015. The amounts in the “Threshold,” “Target” and “Maximum” columns reflect the performance share opportunity awarded in 2015 tied to total shareholder return relative to the S&P 500 during 2016-2018, and growth in net income margin relative to the diversified financial services index within the S&P 500 during 2016-2018.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	51

Executive Compensation (Continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of securities underlying outstanding plan awards as of December 31, 2015 for each named executive officer.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1)		Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Phupinder S. Gill	12/31/2015	—	$—	—	—		$—	5,250	(3)	$475,650
	9/15/2015	—	—	—	10,500		951,300	—		—
	12/31/2014	—	—	—	—		—	6,264	(4)	567,518
	9/15/2014	—	—	—	9,396		851,278	—		—
	5/20/2014	—	—	—	—		—	3,050	(5)	276,330
	3/14/2014	—	—	—	2,487		225,322	—		—
	12/31/2013	—	—	—	—		—	3,050	(6)	276,330
	9/16/2013	—	—	—	6,100		552,660	—		—
	5/23/2013	—	—	—	—		—	14,858	(7)	1,346,135
	12/31/2012	—	—	—	—		—	14,858	(8)	1,346,135
	9/14/2012	—	—	—	3,715		336,579	—		—
	3/5/2012	—	—	—	—		—	569	(9)	51,551
	12/31/2011	—	—	—	—		—	761	(10)	68,947
	9/15/2011	17,080	54.37	9/15/2021	—		—	—		—
	9/15/2010	31,120	54.30	9/15/2020	—		—	—		—
	9/15/2009	20,080	56.87	9/15/2019	—		—	—		—
	6/16/2008	19,500	83.88	6/16/2018	—		—	—		—
	6/15/2007	9,950	110.54	6/15/2017	—		—	—		—
John W. Pietrowicz	12/31/2015	—	$—	—	—		$—	2,362	(3)	$213,997
	9/15/2015	—	—	—	4,724		427,994	—		—
	3/16/2015	—	—	—	1,364		123,578	681	(11)	61,699
	12/31/2014	—	—	—	—		—	1,680	(4)	152,208
	9/15/2014	—	—	—	2,520		228,312	—		—
	5/20/2014	—	—	—	—		—	763	(5)	69,128
	3/14/2014	—	—	—	3,484	(12)	315,650	—		—
	12/31/2013	—	—	—	—		—	763	(6)	69,128
	9/16/2013	—	—	—	1,524		138,074	—		—
	5/23/2013	—	—	—	—		—	3,714	(7)	336,488
	12/31/2012	—	—	—	—		—	3,714	(8)	336,488
	9/14/2012	—	—	—	929		84,167	—		—
	3/5/2012	—	—	—	—		—	166	(9)	15,040
	12/31/2011	—	—	—	—		—	222	(10)	20,113
	9/15/2011	5,000	54.37	9/15/2021	—		—	—		—
	9/15/2010	12,060	54.30	9/15/2020	—		—	—		—
	3/15/2010	1,740	62.83	3/15/2020	—		—	—		—
	9/15/2009	4,160	56.87	9/15/2019	—		—	—		—
	6/16/2008	5,175	83.88	6/16/2018	—		—	—		—
	6/15/2007	4,625	110.54	6/15/2017	—		—	—		—
	6/15/2006	3,900	88.13	6/15/2016	—		—	—		—
	3/15/2006	500	86.09	3/15/2016	—		—	—		—

52	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation (Continued)

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Terrence A. Duffy	12/31/2015	—	$—	—	—	$—	6,562	(3)	$594,517
	9/15/2015	—	—	—	13,124	1,189,034	—		—
	12/31/2014	—	—	—	—	—	7,830	(4)	709,398
	9/15/2014	—	—	—	11,745	1,064,097	—		—
	5/20/2014	—	—	—	—	—	3,812	(5)	345,367
	3/14/2014	—	—	—	3,111	281,857	—		—
	12/31/2013	—	—	—	—	—	3,812	(6)	345,367
	9/16/2013	—	—	—	7,624	690,734	—		—
	5/23/2013	—	—	—	—	—	18,572	(7)	1,682,623
	12/31/2012	—	—	—	—	—	18,572	(8)	1,682,623
	9/14/2012	—	—	—	4,643	420,656	—		—
	3/5/2012	—	—	—	—	—	712	(9)	64,507
	12/31/2011	—	—	—	—	—	953	(10)	86,342
	9/15/2011	5,340	54.37	9/15/2021	—	—	—		—
	6/15/2007	27,550	110.54	6/15/2017	—	—	—		—
	12/15/2006	17,375	105.90	12/15/2016	—	—	—		—
Bryan T. Durkin	12/31/2015	—	$—	—	—	$—	3,675	(3)	$332,955
	9/15/2015	—	—	—	7,348	665,729	—		—
	12/31/2014	—	—	—	—	—	4,385	(4)	397,281
	9/15/2014	—	—	—	6,576	595,786	—		—
	5/20/2014	—	—	—	—	—	1,830	(5)	165,798
	12/31/2013	—	—	—	—	—	1,830	(6)	165,798
	9/16/2013	—	—	—	3,660	331,596	—		—
	5/23/2013	—	—	—	—	—	8,914	(7)	807,608
	12/31/2012	—	—	—	—	—	8,914	(8)	807,608
	9/14/2012	—	—	—	2,229	201,947	—		—
	3/5/2012	—	—	—	—	—	409	(9)	37,055
	12/31/2011	—	—	—	—	—	548	(10)	49,649
	9/15/2011	12,280	54.37	9/15/2021	—	—	—		—
	9/15/2010	22,380	54.30	9/15/2020	—	—	—		—
	9/15/2009	11,960	56.87	9/15/2019	—	—	—		—
	6/16/2008	11,600	83.88	6/16/2018	—	—	—		—
	9/14/2007	9,200	109.72	9/14/2017	—	—	—		—
Kimberly S. Taylor	12/31/2015	—	$—	—	—	$—	3,675	(3)	$332,955
	9/15/2015	—	—	—	7,348	665,729	—		—
	12/31/2014	—	—	—	—	—	4,385	(4)	397,281
	9/15/2014	—	—	—	6,576	595,786	—		—
	5/20/2014	—	—	—	—	—	1,830	(5)	165,798
	12/31/2013	—	—	—	—	—	1,830	(6)	165,798
	9/16/2013	—	—	—	3,660	331,596	—		—
	5/23/2013	—	—	—	—	—	8,914	(7)	807,608
	12/31/2012	—	—	—	—	—	8,914	(8)	807,608
	12/14/2012	—	—	—	—	—	1,776	(13)	160,906
	9/14/2012	—	—	—	2,229	201,947	—		—
	3/5/2012	—	—	—	—	—	355	(9)	32,163
	12/31/2011	—	—	—	—	—	475	(10)	43,035
	9/15/2011	10,680	54.37	9/15/2021	—	—	—		—
	9/15/2010	19,460	54.30	9/15/2020	—	—	—		—
	9/15/2009	8,360	56.87	9/15/2019	—	—	—		—
	6/16/2008	8,125	83.88	6/16/2018	—	—	—		—
	6/15/2007	7,400	110.54	6/15/2017	—	—	—		—
	6/15/2006	7,400	88.13	6/15/2016	—	—	—		—

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	53

Executive Compensation (Continued)

(1)	Subject to acceleration or termination in certain circumstances, stock option and restricted stock awards generally vest over a four-year period, with 25% vesting one year after the grant date with an additional 25% vesting on each anniversary date thereafter. Performance awards and special awards may have differing vesting schedules specific to the award purpose.

(2)	Market value was determined using the closing price on December 31, 2015 of $90.60.

(3)	Reflects performance shares awarded in September 2015 tied to TSR relative to the S&P 500 during 2016-2018, and growth in net income margin relative to the diversified financial services index within the S&P 500 during 2016-2018, which will vest in full, if earned, following the completion of the three-year performance period; payout value shown assumes achievement of the threshold performance level.

(4)	Reflects performance shares awarded in September 2014 tied to TSR relative to the S&P 500 during 2015-2017, and growth in net income margin relative to the diversified financial services index within the S&P 500 during 2015-2017, which will vest in full, if earned, following the completion of the three-year performance period; payout value shown assumes achievement of the threshold performance level.

(5)	Reflects performance shares awarded in September 2013 tied to cash earnings growth measured on a per share basis during 2014-2016, which will vest in full, if earned, following the completion of the three-year performance period; payout value shown assumes achievement of the threshold performance level.

(6)	Reflects performance shares awarded in September 2013 tied to TSR relative to the S&P 500 during 2014-2016, which will vest in full, if earned, following the completion of the three-year performance period; payout value shown assumes achievement of the threshold performance level.

(7)	Reflects performance shares awarded in September 2012 tied to cash earnings growth measured on a per share basis during 2013-2015, which vested in full following the completion of the three-year performance period; payout value shown reflects actual performance results whereby 200% of target shares were earned. These became vested in March 2016.

(8)	Reflects performance shares awarded in September 2012 tied to TSR relative to the S&P 500 during 2013-2015, which vested in full following the completion of the three-year performance period; payout value shown reflects actual performance results for 2015 whereby 200% of target shares were earned. These became vested in March 2016.

(9)	Reflects performance shares awarded in September 2011 earned based on the achievement of cash earnings during 2012; payout value shown reflects actual performance results whereby 65.8% of the target shares were earned. Twenty-five percent of the earned shares vested in March 2013 with the remaining vesting annually over the next three years, subject to continued employment.

(10)	Reflects performance shares awarded in September 2011 earned based on the achievement of TSR relative to the S&P 500 during 2012; payout value shown reflects actual performance results whereby 88% of the target shares were earned. Twenty-five percent of the earned shares vested in March 2013 with the remaining vesting annually over the next three years, subject to continued employment.

(11)	Reflects performance shares awarded in March 2015 tied to TSR relative to the S&P 500 during 2015-2017, and growth in net income margin relative to the diversified financial services index within the S&P 500 during 2015-2017, which will vest in full, if earned, following the completion of the three-year performance period; payout value shown assumes achievement of the threshold performance level.

(12)	Reflects time-vesting restricted shares awarded in March 2014 for purposes of retention. The award vested over two years, with 50% vesting in March 2015 and 50% vesting in March 2016.

(13)	Reflects performance shares awarded in December 2012 tied to initiative-specific operational milestones and financial goals, which vested in full following each of the completion of the performance period(s), subject to continued employment; payout value shown reflects actual performance results for 2015 whereby 123.8% of target shares were earned. These became vested in March 2016.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes stock option exercises by our named executive officers and the vesting of their stock awards in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Phupinder S. Gill	55,025	$1,876,521	15,521	$1,479,077
John W. Pietrowicz	4,000	169,712	8,153	783,173
Terrence A. Duffy	30,875	337,309	19,402	1,848,924
Bryan T. Durkin	11,250	535,725	9,698	923,614
Kimberly S. Taylor	13,000	645,710	12,116	1,158,266

PENSION BENEFITS

We maintain a non-contributory defined benefit cash balance pension plan for eligible employees. To be eligible, an employee must have completed a continuous 12-month period of employment with us and have reached the age of 21. Our funding goal is to have the pension plan 100% funded on a projected benefit obligation basis, while also satisfying any minimum required contributions and maximizing tax deductible contribution requirements. Participants are fully vested in their accounts after three years of service. Once an employee becomes a participant in the pension plan, their notional pension account is credited with an amount equal to an age-based percentage of that individual’s earnings plus the greater of 4% interest or the December yield on

54	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation (Continued)

one-year constant maturity yield for U.S. Treasury notes. During 2015, the pension plan interest rate was 4%. The pension account is portable and vested balances may be paid out when participants end their employment with us. Alternatively, upon retirement, a participant may elect to receive the balance in the account in the form of one of various monthly annuities.

The following is the schedule of employer contributions based on age and percentage of pensionable pay (including base pay, regular annual bonuses and merit lump sum payments) under our pension plan. Pensionable pay is limited by the Internal Revenue Service Code, which imposed a limit of $265,000 in 2015:

Age	Employer Contribution Percentage
Under 30	3%
30–34	4
35–39	5
40–44	6
45–49	7
50–54	8
55 or greater	9

The following table below sets forth the estimated payments under our pension plan for our named executive officers upon retirement based upon the present value of the benefits expected to be paid in the future.

Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Phupinder S. Gill	26		$428,230	$—
John W. Pietrowicz	11		207,124	—
Terrence A. Duffy	8		188,544	—
Bryan T. Durkin	33	(2)	642,939	—
Kimberly S. Taylor	26		393,467	—

(1)	In calculating the present value of the accumulated benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 4.6% as of December 31, 2015; and projected future investment crediting rate assumption of 4% as of December 31, 2015. The normal retirement age as defined in our pension plan is 65 years of age with 5 years of service. Under the terms of our pension plan, years of service for purposes of the plan are credited beginning on the first day of the calendar quarter on or after attaining one year of service with CME Group. Therefore, years of credited service under the plan are less than an employee’s actual period of service with CME Group.

(2)	Includes Mr. Durkin’s prior service with CBOT and benefits previously accrued under the legacy CBOT pension plan.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

All of our senior level employees, including our named executive officers, are eligible to defer up to 50% of their annual base salary and up to 100% of their bonus into our Senior Management Supplemental Deferred Savings Plan. The contributions made by our named executive officers under this plan in 2015 are shown in the table below under “Executive Contributions.” Deferrals may be invested in one or more market-based investments offered by the plan from time to time at the choice of the individual. The return on their investment choice is the only return they will receive on the contributions under the plan. We do not provide any guaranteed rate of return. There is no limitation on their ability to change investments. Distributions will be on a fixed date, at termination or six months after termination depending upon the time of the distribution election and the requirements of applicable law.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	55

Executive Compensation (Continued)

The deferred savings plan also includes 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in the Internal Revenue Service code and thus must be excluded from consideration in qualified retirement plans. These amounts are included in the table below under “Registrant Contributions.” In addition to the Senior Management Supplemental Deferred Savings Plan, some named executive officers below may have a balance in the Supplemental Executive Retirement Plan, which is a legacy CME Group nonqualified plan that was frozen on January 1, 2006. Though no further contributions were made to this plan since that time, there are still returns on investments within this plan that are included in the table below. The aggregate balance at year-end in the table below includes any balance the named executive officer may have in this plan as well as the Senior Management Supplemental Deferred Savings Plan.

	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/15
Phupinder S. Gill	$—	$219,425	$44,269	$—	$6,394,385
John W. Pietrowicz	183,929	66,839	(5,274)	102,787	939,820
Terrence A. Duffy	—	285,115	16,095	—	2,398,123
Bryan T. Durkin	—	143,569	(9,565)	—	912,125
Kimberly S. Taylor	472,494	131,041	(68,973)	—	4,934,785

(1)	All amounts included under “Executive Contributions” are also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 50.

(2)	The amounts included under the “Registrant Contributions” column consist of: 401(k) make-whole and pension make-whole contributions and are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	“Aggregate Earnings” are based on the investment selection of the individuals from one or more market-based investments that the plan offers from time to time and are the only return on contributions made by the named executive officer and CME Group. “Aggregate Earnings” represent amounts earned on contributions made in 2015 as well as prior contributions. Such earnings are not included in the Summary Compensation Table because they were not above market.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have existing employment agreements with two of our named executive officers: Messrs. Duffy and Gill. These contractual commitments are summarized below. For Mr. Pietrowicz, Mr. Durkin and Ms. Taylor, their employment relationships are governed by our policies and practices that we have in place for other employees from time to time, including members of senior management. Estimated termination payments to our named executive officers under our employment agreements and general policies are shown in the table beginning on page 57.

56	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation (Continued)

Employment Agreements and other Compensation Arrangements with Named Executive Officers

As discussed in the Compensation Discussion and Analysis section, our philosophy is to enter into employment contracts and retention agreements on a very selective basis in light of the particular facts and circumstances involved in the individual employment relationship. The following is a summary of the key terms of our employment agreements with Messrs. Duffy and Gill, which were most recently amended and restated effective as of November 11, 2015 and is qualified in its entirety by the complete text of the employment agreements which were filed with the SEC on a current report on Form 8-K on November 12, 2015.

	Duffy	Gill
Agreement Term	Extended from December 31, 2017 to December 31, 2020.	Extended from December 31, 2016 to December 31, 2019.
Minimum Base Salary	Effective January 1, 2016, minimum base salary was increased from $1,250,000 to $1,500,000.	Effective January 1, 2016, minimum base salary was increased from $1,000,000 to $1,250,000.
Annual Bonus and Equity Compensation

For 2015, participated in our annual bonus and equity incentive plans under similar terms as our other most senior executives.

Effective January 1, 2016, the annual target opportunity under our bonus incentive plan was increased to 150% of base salary paid in the plan year. Effective January 1, 2016, for our equity incentive plan, the annual target grant date value opportunity was increased to 300% of base salary.

For 2015, participated in our annual bonus and equity incentive plans under similar terms as our other most senior executives.

Effective January 1, 2016, the annual target opportunity under our bonus incentive plan was increased to 150% of base salary paid in the plan year. Effective January 1, 2016, for our equity incentive plan, the annual target grant date value opportunity was increased to 250% of base salary.

Termination Provisions

In the event of a termination of employment by the Company without cause, as defined in the agreement, in addition to his accrued benefits, the executive is entitled to a one time lump sum severance payment equal to two times his then current base salary, subject to the executive’s timely execution and delivery of a general release. Additionally, upon such a termination all outstanding unvested time-vesting equity awards that were granted after November 4, 2010 will automatically vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of termination (but not beyond the maximum term of the award). Also upon such a termination, all outstanding performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term.

In the event of executive’s death or disability, as defined in the agreement, all unvested time-vesting equity awards granted after November 4, 2010 will vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of the event (but not beyond the maximum term of the award) and all performance-based equity awards shall become vested at the target level and become payable within 30 days following the date of death or termination for disability.

In the event of a termination of employment by the Company without cause, as defined in the agreement, in addition to his accrued benefits, the executive is entitled to a one time lump sum severance payment equal to two times his then current base salary, subject to the executive’s timely execution and delivery of a general release. Additionally, upon such a termination all outstanding unvested time-vesting equity awards that were granted after August 5, 2009 will automatically vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of termination (but not beyond the maximum term of the award). Also upon such a termination, all outstanding performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term.

In the event of executive’s death or disability, as defined in the agreement, all unvested time-vesting equity awards granted after August 5, 2009 will vest and in the case of stock options and stock appreciation rights will remain exercisable for a period of four years from the date of the event (but not beyond the maximum term of the award) and all performance-based equity awards shall become vested at the target level and become payable within 30 days following the date of death or termination for disability.

Change of Control	In the event of a change of control, as defined in the agreement, prior to termination of employment, all of the executive’s unvested time-vesting equity awards shall become vested and all of the executive’s performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term (unless a more favorable treatment is provided in the agreement evidencing the particular award or applies to the award pursuant to the operation of the applicable plan under which the award was granted, in which case such more favorable treatment will apply). If executive is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested time-vesting equity awards that would have been outstanding had he been employed on the date of the change of control will become vested and all performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term (unless a more favorable treatment is provided in the agreement evidencing the particular award or applies to the award pursuant to the operation of the applicable plan under which the award was granted, in which case such more favorable treatment will apply).

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	57

Executive Compensation (Continued)

	Duffy	Gill
Non-Compete Provision	The agreements also contain provisions prohibiting the executive during the term of his employment, and for one year thereafter, from being employed in an executive or managerial capacity by, or providing, whether as an employee, partner, independent contractor, consultant or otherwise, any services of an executive or managerial nature, or any services similar to those provided by him to the Company, to a competing business.
Treatment of Equity at Expiration

If employed by the Company on December 31, 2017, all outstanding unvested time-vesting equity awards granted to the executive after November 4, 2010 and before
November 11, 2015 will vest and all of performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to executive’s timely execution and delivery of a general release.

If employed by the Company on December 31, 2020, all outstanding unvested time-vesting equity awards granted to the executive after November 11, 2015 will vest and all of performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to executive’s timely execution and delivery of a general release.

If employed by the Company on December 31, 2016, all outstanding unvested time-vesting equity awards granted to the executive after August 5, 2009 and before
November 11, 2015 will vest and all of performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to executive’s timely execution and delivery of a general release.

If employed by the Company on December 31, 2019, all outstanding unvested time-vesting equity awards granted to the executive after November 11, 2015 will vest and all of performance-based equity awards shall become vested or be forfeited solely based on actual performance measured over the full performance term, which vesting is subject to executive’s timely execution and delivery of a general release.

Additional Benefits

In the event of executive’s disability or following any termination of employment by him voluntarily or by the Company without cause, the executive will also be entitled to receive insurance and health benefits until the earlier to occur of (i) the fourth anniversary of the expiration or termination, as applicable, or (ii) the date the executive is covered by comparable insurance and health benefits.

In the event that life insurance coverage results in taxable income to executive’s beneficiaries, CME Group will provide a gross up.

In the event of executive’s disability or following any termination of employment by him voluntarily or by the Company without cause, executive will also be entitled to receive insurance and health benefits until the earlier to occur of (i) the fourth anniversary of the expiration or termination, as applicable, or (ii) the date the executive is covered by comparable insurance and health benefits.

Other CME Policies and Practices

The following is a summary of our other plans in place that provide for benefits upon termination of employment and/or in the event of a change of control.

Annual Performance Bonuses. In accordance with the terms of our bonus plans, in the event an employee dies or becomes disabled, he or she or his or her beneficiaries will be entitled to receive a pro rata bonus.

Severance Plans. The compensation committee has adopted a written severance policy for termination due to job elimination, reduction in force, or in limited circumstances, performance.

Severance Pay for Senior Employees	2 weeks per year of service, 6 week minimum, up to 39 weeks
Severance Pay for Other Exempt Employees	2 weeks per year of service, 4 week minimum, up to 26 weeks
Severance Pay for Non-Exempt Employees	1 week per year of service, 4 week minimum, up to 26 weeks

Additionally, the plan provides for COBRA coverage and outplacement services as well as acceleration of any outstanding unvested stock options and restricted shares that would have otherwise vested during the severance pay period.

Equity Plans. We make equity grants to our employees under the Omnibus Stock Plan. All of the outstanding awards for our named executive officers follow the terms and conditions of the Omnibus Stock Plan. The terms of the employment agreements for Messrs. Duffy and Gill also govern their equity awards.

In the event of death, the employee’s beneficiaries would vest in any outstanding equity awards, with outstanding performance shares vesting at the target level. In the event of termination due to disability, outstanding restricted stock awards become vested and outstanding performance shares become vested at the target level. Awards automatically vest upon a change of control (as defined in the Omnibus Stock Plan), with performance shares granted prior to May 23, 2012 vesting at the maximum level and performance shares granted after May 23, 2012 vesting at the greater of actual performance at the time of the change of control or the target level.

58	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Executive Compensation (Continued)

In connection with our mergers with CBOT Holdings, Inc. and NYMEX Holdings, Inc., we acquired their equity plans. Following the mergers, no new awards were granted under these plans and only a small number of awards under the CBOT plan remain outstanding.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS

The following table sets forth the estimated benefits and payments upon termination of our named executive officers as of year-end, under various circumstances. These payments assume a termination or change of control effective upon December 31, 2015 in accordance with their contractual provisions in effect at such time. Unless otherwise specified, payments and benefits that would be generally available to all employees, including accrued benefits, are not included in the amounts below.

	Termination Due to:
	Involuntary for Cause	Voluntary	Voluntary for Good Reason	Involuntary Not for Cause	Change In Control	Death	Disability
Phupinder S. Gill
Total Cash Severance(1)	$—	$—	$2,000,000	$2,000,000	$2,000,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	8,921,382	8,921,382	8,921,382	8,921,382	8,921,382
Continuation of Health & Welfare Benefits(3)	—	78,535	78,535	78,535	78,535	—	78,535
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,599,309	1,599,309
Total:	$—	$78,535	$10,999,917	$10,999,917	$10,999,917	$10,520,691	$10,599,226
John W. Pietrowicz
Total Cash Severance(1)	$—	$—	$—	$207,692	$207,692	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	1,054,675	3,158,044	3,158,044	3,158,044
Continuation of Health & Welfare Benefits(3)	—	—	—	10,088	10,088	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	715,839	715,839
Total:	$—	$—	$—	$1,272,455	$3,375,824	$3,873,883	$3,873,883
Terrence A. Duffy
Total Cash Severance(1)	$—	$—	$2,500,000	$2,500,000	$2,500,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	11,151,773	11,151,773	11,151,773	11,151,773	11,151,773
Continuation of Health & Welfare Benefits(3)	—	133,451	133,451	133,451	133,451	—	133,451
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,999,136	1,999,136
Total:	$—	$133,451	$13,785,224	$13,785,224	$13,785,224	$13,150,909	$13,284,360
Bryan T. Durkin
Total Cash Severance(1)	$—	$—	$—	$525,000	$525,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	2,434,694	5,620,643	5,620,643	5,620,643
Continuation of Health & Welfare Benefits(3)	—	—	—	17,201	17,201	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,119,517	1,119,517
Total:	$—	$—	$—	$2,976,895	$6,162,844	$6,740,160	$6,740,160
Kimberly S. Taylor
Total Cash Severance(1)	$—	$—	$—	$525,000	$525,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	2,584,093	5,770,042	5,770,042	5,770,042
Continuation of Health & Welfare Benefits(3)	—	—	—	5,401	5,401	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,119,517	1,119,517
Total:	$—	$—	$—	$3,114,494	$6,300,443	$6,889,559	$6,889,559

(1)	Cash severance amounts represent contractual amounts for Messrs. Duffy and Gill in accordance with their contracts in effect at the end of 2015. Estimated cash severance amounts for Mr. Pietrowicz, Mr. Durkin and Ms. Taylor are based upon our severance policy for senior leaders of CME Group. As of December 31, 2015, Mr. Pietrowicz had 12 years of service, Mr. Durkin had 33 years of service, and Ms. Taylor had 27 years of service for purposes of the policy.

(2)	Amounts shown for the “Value of Equity Subject to Accelerated Vesting” are based on the applicable stock plan, severance plan and contractual provisions in place and include accelerated vesting of outstanding options, restricted stock and performance shares as applicable. For purposes of this analysis, for performance awards tied to performance periods ending on or before December 31, 2015, the actual number of shares earned was used in the calculations for applicable scenarios; for outstanding performance awards tied to performance beyond 2015, the target number of shares was used in the calculations. Unless specifically provided for in contractual agreements, outstanding performance awards do not receive accelerated vesting in the case of involuntary termination. The values were determined using the closing price on December 31, 2015 of $90.60.

(3)	Amounts shown for the “Continuation of Health and Welfare Benefits” reflect our contractual agreements with Messrs. Duffy and Gill in effect during 2015 to provide them with certain continuing benefits, and include the amount of COBRA coverage under our severance policy for Messrs. Pietrowicz and Durkin and Ms. Taylor, which is available to all employees. Mr. Duffy’s continuing benefits do not reflect the additional amounts that CME Group may incur in connection with the self-insurance of certain benefits as previously described because such amounts were granted for the purposes of providing Mr. Duffy with the disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay consistent with benefits provided to other employees on a broad basis.

(4)	Amounts shown for the “Other Accrued Pay and Benefits” in event of death or disability include accrued bonus payments pursuant to our bonus plans based on actual bonus amounts for 2015.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	59

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing management. Developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified directors. We provide compensation commensurate with our directors’ workload, risk and opportunity costs. In addition, to satisfy our self-regulatory responsibilities, we have established a number of functional committees of which certain of our directors are members. Our compensation program for our non-executive directors is designed to compensate our directors based on their respective levels of board participation and responsibilities, including service on board committees and functional committees. Our non-executive directors who serve on the boards of certain of our regulated subsidiaries also receive compensation for such service.

Similar to our philosophy on management pay, we generally target the 50th percentile of the competitive market for compensation of the board of directors. We also review the range of values around the median, including the 25th and 75th percentiles. The primary components of our board member compensation package consist of an annual cash stipend, committee meeting fees, an annual equity stipend, committee chairperson retainers for our audit, compensation, finance, governance, market regulation oversight, nominating and risk committees and a stipend for our lead director. Non-executive board members are eligible to participate in our Director Deferred Compensation Plan.

Our most recent review showed that the median of our total for our individual non-executive directors fell below the 50th percentile of our peer group. (See page 39 for the companies within our peer group.) No changes to the board’s compensation were recommended at the time of the review. The committee plans to conduct similar reviews in the future. The board last approved changes to its compensation program in 2014.

The compensation of our board members is set forth in the table entitled Director Compensation Table on page 61.

FEES AND BENEFIT PLANS FOR CME GROUP NON-EXECUTIVE DIRECTORS

The compensation committee is responsible for reviewing and recommending to the board the compensation for the non-executive directors of CME Group. Only non-executive directors receive compensation for their service as a director. Our non-executive director compensation includes:

Annual Stipends
Annual cash stipend(1)	$60,000
Annual retainer for chairs of audit, compensation, finance, governance, market regulation oversight, nominating and risk committees	$20,000
Annual equity stipend(2)	$100,000
Annual lead director stipend	$25,000
Meeting Fees
CME Group board committee meeting fee for audit, compensation, executive, finance, governance, market regulation oversight, nominating and risk committees(3)	$1,500
Additional meeting fee for serving as chair of audit, compensation, finance, governance, market regulation oversight, nominating and risk committees	$500
Meeting fee for members of the strategic steering committee and any functional exchange committee(3)	$1,000

(1)	Directors have the option to elect to receive some or the entire portion of their annual cash stipend, which is paid pro-rata on a monthly basis, in shares of stock valued at the closing price on the date of grant. If a director who elects to receive additional stock leaves the board prior to the next annual meeting, such director will be responsible for repaying us for the amount of the unearned stipend that otherwise would have been paid in cash.

(2)	Shares received are granted under our Director Stock Plan and are not subject to any vesting restrictions.

(3)	The fee for telephonic participation in a regularly scheduled CME Group board committee meeting is 50% of that for in-person participation. However, it is within the discretion of the Executive Chairman & President for executive committee meetings and within the discretion of the particular chairman of our other committees to determine if it is appropriate to pay the full meeting fee, taking into consideration the member’s ability to participate based upon the particular circumstances. It is within the discretion of a committee to create a subcommittee to address a specific issue and to determine whether members of such subcommittee should receive fees up to the amount of the regular committee meeting fee for their participation in such subcommittee.

Non-executive directors may participate in our Director Deferred Compensation Plan in the market investments that the plan offers from time to time. The return on the investments selected by the directors is the only return they will receive on their deferred compensation. We do not provide any pension, health benefit or other benefit programs to our non-executive directors.

60	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Director Compensation (Continued)

The following table provides information regarding the compensation earned during the year ended December 31, 2015 by each of the directors, except for Messrs. Duffy and Gill. The compensation for Messrs. Duffy and Gill as our named executive officers is set forth in the Summary Compensation Table on page 50.

DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation		Total
Jeffrey M. Bernacchi	$88,500	$100,016	$—		$188,516
Timothy S. Bitsberger	99,000	100,016	—		199,016
Charles P. Carey	20,717	159,988	—		180,705
Dennis H. Chookaszian	123,345	100,016	—		223,361
Elizabeth Cook(3)	47,270	100,016	—		147,286
Ana Dutra	36,500	100,016	—		136,516
Martin J. Gepsman(4)	147,249	100,016	—		247,265
Larry G. Gerdes	84,528	159,988	—		244,516
Daniel R. Glickman(5)	100,764	130,002	—		230,766
J. Dennis Hastert(6)	47,333	—	—		47,333
William W. Hobert(3)	1,528	159,988	—		161,516
Bruce F. Johnson(7)	33,600	—	—		33,600
Leo Melamed	71,000	100,016	300,000	(8)	471,016
William P. Miller II	111,000	100,016	—		211,016
James E. Oliff(4)	117,012	100,016	—		217,028
Ronald A. Pankau	81,500	100,016	—		181,516
Edemir Pinto(9)	—	—	—		—
Alex J. Pollock	37,278	159,988	—		197,266
John F. Sandner	70,500	100,016	—		170,516
Terry L. Savage	93,000	100,016	—		193,016
William R. Shepard	48,460	159,988	—		208,448
Howard J. Siegel	90,783	100,016	—		190,799
Dennis A. Suskind	124,750	100,016	—		224,766
David J. Wescott	70,250	100,016	—		170,266
Steven E. Wollack(7)	32,500	—	—		32,500

(1)	The amounts reflected in the “Fees Earned or Paid in Cash” consist of annual cash stipends, committee meeting fees (board, functional and subcommittee) and annual retainers for the chairs of the audit, compensation, finance, governance, market regulation oversight, nominating and risk committees, including amounts deferred under our Director Deferred Compensation Plan. Board committee and functional committee meeting fees and fees for service on one of our subsidiary boards are subject to an overall cap of $100,000 per year.

(2)	The amounts reflected in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board ASC Topic 718. Actual value of stock awards in 2015 was calculated using the closing price on June 25, 2015 of $94.00. The awards represent our annual grant to our non-executive board members. The annual equity stipends granted to our non-executive directors are not subject to any vesting restrictions. See the table entitled Directors, Director Nominees and Executive Officers on page 63 for the complete stock ownership of our board members. No other awards were made to our non-executive board members in 2015. Awards valued at $100,016 are due to share rounding and awards in excess of $100,016 are due to the director’s election to receive additional shares in lieu of all or a portion of his or her annual cash stipend.

(3)	Joined the board on May 20, 2015.

(4)	Includes fees earned for service on one of our subsidiary boards.

(5)	Mr. Glickman chairs our governance committee and serves as our lead director.

(6)	Resigned from the board on May 28, 2015.

(7)	Retired from the board effective May 20, 2015.

(8)	Consists of consulting fees. Does not include amounts reimbursed by CME Group for Mr. Melamed’s expenses submitted in connection with his consulting arrangement described on page 62.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	61

Director Compensation (Continued)

(9)	We have an equity ownership agreement with BM&FBOVESPA, in which we have an approximate 4 percent stake in BM&FBOVESPA, and BM&FBOVESPA had an approximate 4 percent stake in our Class A common stock. Mr. Pinto served as the BM&FBOVESPA board representative in accordance with the terms of the agreement. As Mr. Pinto’s service was in connection with the companies’ contractual commitments, he did not receive compensation from us for his services on our board. Mr. Pinto resigned from the board as of April 6, 2016.

DIRECTOR STOCK PLAN

Our Director Stock Plan provides for the issuance of up to 625,000 shares of Class A common stock (subject to adjustment in the event of a merger, reorganization or similar corporate event involving us) through awards of non-qualified stock options, restricted stock and shares of common stock. The plan is administered by the compensation committee, which has the responsibility for recommending to the board the annual equity stipend for our non-executive directors.

STOCK OWNERSHIP GUIDELINES

Our non-executive board members are subject to stock ownership guidelines valued at two times the total annual retainer (representing 5.3 times the cash portion of the retainer, or $320,000). Each member has five years from May 2008 or election to the board, whichever is later, to achieve this stock ownership guideline. As of the 2015 review, all of our board members with five or more years of board service had satisfied the guideline.

CONTRACTUAL RELATIONSHIPS WITH CERTAIN DIRECTORS

Mr. Melamed. We have two consulting agreements with Mr. Melamed. One applies during the time he serves on our board and the other applies upon his retirement from the board with a term through the end of his lifetime.

In accordance with the terms of the agreement in effect during his board service, Mr. Melamed will provide us with consulting services relating to the financial services industry and related matters within Mr. Melamed’s areas of expertise. For these services, Mr. Melamed will receive $300,000 per annum plus all reasonable and necessary out-of-pocket travel and other expenses incurred in connection with the consulting services and up to $190,000 annually for non-travel expenses, including office and secretarial expenses. Under the agreement, Mr. Melamed may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter. Mr. Melamed also receives compensation for his service on our board.

Under the terms of the agreement in effect upon Mr. Melamed’s retirement from the board until his death or until his termination of the agreement, Mr. Melamed will provide us with similar consulting services and will receive $300,000 per annum plus reimbursement for all reasonable and necessary out-of-pocket travel and other expenses incurred relating to his service. We will also provide office and secretarial support during the term of the agreement. Mr. Melamed may not render services to any competitor or otherwise compete with us during the term of the agreement without our prior written consent. In the event the agreement is terminated during Mr. Melamed’s lifetime he will continue to be subject to the non-compete provisions for one year after such termination.

We also have employment agreements with Messrs. Duffy and Gill, which are described above in the section entitled Potential Payments upon Termination or Change-in-Control on page 56.

62	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Security Ownership of CME Group Common Stock

The following tables show the amount of common stock owned by each of our directors, director nominees and by each executive officer who is not also a director named in the Summary Compensation Table on page 50 of this proxy statement, and by all directors and executive officers as a group and the amount of common stock beneficially owned by individuals owning five percent or more of our Class A common stock as of March 22, 2016. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to transfer, and stock options that are currently exercisable or will become exercisable within 60 days of March 22, 2016. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of our directors, director nominees or executive officers beneficially own more than one percent of any class of common stock. Shares have been rounded to the nearest full amount.

Directors, Director Nominees and Executive Officers

	Class of Common Stock
Name of Beneficial Owner(1)	A	B-1	B-2	B-3	B-4
Terrence A. Duffy(2)(3)	140,942	1	—	—	1
Phupinder S. Gill(2)	231,791	—	—	—	—
Jeffrey M. Bernacchi(4)	64,998	1	—	—	—
Timothy S. Bitsberger	9,449	—	—	—	—
Charles P. Carey(5)	29,327	1	—	1	—
Dennis H. Chookaszian(6)	11,859	—	—	—	—
Bradley P. Cohen	500	—	—	1	—
Elizabeth A. Cook(7)	18,564	—	—	1	—
Michael J. Downs	—	1	—	—	—
Ana Dutra	1,064	—	—	—	—
Martin J. Gepsman(8)	42,527	—	—	1	1
Larry G. Gerdes	29,592	—	—	—	—
Daniel R. Glickman(9)	14,865	—	—	—	—
William W. Hobert(10)	115,846	3	6	7	—
Patrick W. Maloney	—	—	1	—	—
Leo Melamed(11)	15,953	—	1	—	—
William P. Miller II	11,949	—	—	—	—
Douglas M. Monieson	4,500	1	—	—	—
James E. Oliff(12)	35,686	1	2	—	1
Ronald A. Pankau(13)	3,707	—	1	—	—
Jeremy J. Perlow	100	1	—	—	—
Edemir Pinto(14)	—	—	—	—	—
Alex J. Pollock(15)	17,412	—	—	—	—
John F. Sandner	147,334	3	2	4	1
Terry L. Savage(16)	13,949	—	—	—	—
William R. Shepard(17)	187,129	5	5	2	1
Howard J. Siegel	80,226	1	—	1	—
Dennis A. Suskind	11,024	—	—	—	—
David J. Wescott(18)	72,196	1	1	3	1
James E. Zellinger(19)	—	—	—	—	—
John W. Pietrowicz(2)	79,153	—	—	—	—
Bryan T. Durkin(2)	132,401	—	—	—	—
Kimberly S. Taylor(2)	176,714	—	—	—	—

(1)	The address for all persons listed in the table is CME Group Inc., 20 South Wacker Drive, Chicago, IL 60606.

(2)	Class A shares for Mr. Duffy, Mr. Gill, Mr. Pietrowicz, Mr. Durkin and Ms. Taylor include an aggregate of 44,925; 97,730; 36,660; 67,420 and 61,425 stock options, respectively, that are currently exercisable or would be exercisable within 60 days of March 22, 2016.

(3)	Includes 495 Class A shares and one Class B-4 share to which Mr. Duffy shares joint ownership and has voting power.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	63

Security Ownership of CME Group Common Stock (Continued)

(4)	Includes one Class B-1 share assigned to one of our members firms in connection with our exchange rules.

(5)	All shares owned directly by Henning & Carey Trading of which Mr. Carey is a principal.

(6)	Includes 10,795 shares held in the name of Mr. Chookaszian’s spouse.

(7)	All shares held in trust.

(8)	Includes 495 Class A shares and one Class B-4 share to which Mr. Gepsman shares joint ownership and has voting power. Includes 17,950 Class A shares that have been used as a capital contribution to a limited liability company which is a holding company to one of our clearing firms.

(9)	Includes 2,100 Class A shares held in trust.

(10)	Includes 40,000 Class A shares, two Class B-1 shares, six Class B-2 shares and seven Class B-3 shares owned directly by WH Trading LLC. Mr. Hobert is a majority shareholder of WH Trading LLC.

(11)	Class B-2 share held in trust. Includes 7,325 Class A shares that are pledged in connection with a margin account relating to Mr. Melamed’s futures trading business.

(12)	Includes one Class B-1 and one Class B-2 as to which Mr. Oliff shares joint ownership and over which he has voting power and one Class B-4 share as to which Mr. Oliff shares joint ownership, but over which he does not have voting power. All shares held in trust.

(13)	Includes one Class B-2 share assigned to one of our member firms in connection with our exchange rules.

(14)	Mr. Pinto served as the board representative of BM&FBOVESPA until April 6, 2016. Mr. Pinto did not receive compensation for his service on our board and, therefore, did not receive any equity under our Director Stock Program.

(15)	Includes 2,300 Class A shares held in the name of Mr. Pollock’s spouse.

(16)	All Class A shares held in trust.

(17)	Includes 495 Class A shares and one Class B-4 share as to which Mr. Shepard shares joint ownership and has voting power.

(18)	Does not include ownership of 495 shares of Class A common stock of which beneficial ownership is in dispute.

(19)	Under our rules, Mr. Zellinger is the recognized owner of a Class B-2 share but is not considered the beneficial owner.

Directors and Executive Officers as a Group (36 persons)

Class of Common Stock	Total Shares	Percent of Class A(2)
Class A(2)	2,078,538	*
Class B-1	18	2.9%
Class B-2	18	2.2%
Class B-3	20	1.6%
Class B-4	6	1.5%
Total Class A & B	2,078,600	*

*	Less than 1%.

(1)	Based on 338,629,498 shares of Class A common stock; 625 shares Class B-1 common stock; 813 shares of Class B-2 common stock; 1,287 shares of Class B-3 common stock; and 413 shares of Class B-4 common stock outstanding as of March 22, 2016.

(2)	Total shares of Class A common stock include an aggregate of 469,430 options to purchase shares of Class A common stock that are currently exercisable or become exercisable within 60 days of March 22, 2016.

Shareholders Owning Five Percent or More

Name	Number of Class A Shares	Percent of Vote as a Single Class(1)
Capital World Investors(2)	33,703,658	10.0%
BlackRock, Inc.(3)	25,593,256	7.6%
The Vanguard Group(4)	19,025,727	5.6%

(1)	Percentage is based on all shares outstanding in each class of Class A and Class B common stock as of March 22, 2016 voting together. Other than with respect to the election of Class B directors and some matters relating to trading rights associated with Class B shares, holders of both classes of common stock will vote together as a single class on all matters to be presented to a vote of shareholders, unless otherwise required by law.

(2)	Capital World Investors filed a Schedule 13G/A on February 12, 2016, which states that its address is 333 South Hope Street, Los Angeles, CA 90071, and that it has sole voting power and sole dispositive power of 33,703,658 shares of Class A common stock.

(3)	BlackRock, Inc. filed a Schedule 13G/A on February 10, 2016, which states that is address is 55 East 52nd Street, New York, NY 10055, and that it has sole voting power of 22,522,973 shares of Class A common stock and sole dispositive power of 25,593,256 shares of Class A common stock.

(4)	The Vanguard Group filed a Schedule 13G on February 11, 2016, which states that its address is 100 Vanguard Blvd., Malvern, PA 19355, and that it has sole voting power of 616,986 shares of Class A common stock, shared voting power of 31,800 shares of Class A common stock, sole dispositive power of 18,372,969 shares of Class A common stock and shared dispositive power of 652,758 shares of Class A common stock.

64	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Other Business

CERTAIN BUSINESS RELATIONSHIPS WITH RELATED PERSONS

Our audit committee has adopted a written policy for the review of related party transactions. A copy of our related party transaction approval policy is available on our website. Related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related party has or will have a direct or indirect material interest. Related parties consist of our directors (including nominees for election as directors), executive officers, holders of more than five percent of our outstanding Class A common stock, and the immediate family members of these individuals, as defined in the policy. Our Office of the Secretary, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our related party transactions policy. Certain transactions, including compensation and ordinary course trading activity on any of our exchanges, are considered pre-approved and thus do not require specific approval under the policy.

In determining whether to approve a related party transaction, the audit committee will consider, among other factors, the fairness of the proposed transaction, whether there are compelling business reasons to proceed, and whether the transaction would impair the independence of a non-management director or present an improper conflict of interest for a director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of his or her interest in the transaction, the ongoing nature of any proposed relationship, and any other factors the committee deems relevant. The policy also provides that certain engagements by us of a large firm in which an immediate family of a director or executive officer is a general partner of such firm will not be considered a related party transaction; provided certain factors are met, including that such family member did not have any involvement in the selection or engagement process, does not receive any compensation or credit in connection with the engagement other than that provided to the other unaffiliated partners and that no other facts or circumstances exist suggesting that the immediate family member has any direct or indirect material interest in the transaction.

We do not consider the amounts involved in the transactions described in this section to be material to our business or material in relation to the businesses of such other companies or the interests of the individuals involved. We recognize the need for transparency and additional disclosure regarding transactions between an issuer and its insiders. However, we do not believe that these disclosures should be a substitute for the overall independence test for determining whether a material relationship exists.

Transactions Relating to Trading Activity in 2015

We are a unique organization stemming from our evolution from a member-owned organization to a public company. In connection with such transition, we recognized the need to maintain the deep industry knowledge of members of our trading community as board members. As a result, some of our board members continue to participate in our markets from which we derive revenue. Payments relating to trading activity include clearing and transaction fees, market data and information services fees and connection fees. A substantial portion of our clearing and transaction fees is received directly from our clearing firms which include charges for trades executed and cleared on behalf of their customers some of whom may be members of our board or Class B director nominees. Payments received directly by clearing firms in which a board member or Class B director nominee has a significant affiliation are based upon our financial records. Other payments, which are not derived from our financial records because they are processed indirectly through a clearing firm, are set forth below but the actual amounts are not included.

•	Mr. Bernacchi made payments to us indirectly through his clearing firm in excess of $120,000.

•	Mr. Carey is a principal of two member firms that made payments to us indirectly through their clearing firm in excess of $120,000.

•	Mr. Hobert owns a majority interest in one of our member firms that made payments to us indirectly through its clearing firm in excess of $120,000.

•	Mr. Moniesen made payments to us indirectly through his clearing firm in excess of $120,000.

•

Mr. Shepard owns a minority interest in one of our clearing firms that made net payments to us of approximately $92 million and owns a minority interest in a trading firm that made payments to us indirectly through its clearing firm in excess of $120,000.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	65

Other Business (Continued)

•	Mr. Wescott is part owner in one of our member firms that made payments to us indirectly through its clearing firm in excess of $120,000.

The fees we charge our customers, including any of our board members, are based on published fee schedules and no benefits or discounts are provided to our board members that are not otherwise made available to similarly situated customers. We, therefore, do not believe that such transactions impair the independence of such individuals and any potential conflicts are handled appropriately under our director conflict of interest policy, a copy of which is available on our website. Our other board members and director nominees who participate in our markets also incur trading fees but such fees were below $120,000 during 2015. The foregoing transactions relating to trading activity are considered pre-approved under the audit committee’s related party transaction approval policy.

BM&FBOVESPA Strategic Partnership

Mr. Pinto served as a member of our board of directors from February 2011 to April 6, 2016. Mr. Pinto is the CEO of BM&FBOVESPA. CME Group has an equity ownership agreement with BM&FBOVESPA, in which CME Group has an approximately four percent stake in BM&FBOVESPA, and BM&FBOVESPA had an approximately four percent stake in CME Group. Mr. Pinto served as the BM&FBOVESPA board representative in accordance with the terms of the agreement until he resigned on April 6, 2016. CME Group continues to hold a seat on the BM&FBOVESPA board of directors, which is filled by one of our board members. The companies also have in place commercial agreements. During 2015, CME Group received payments of approximately $4.0 million, net of any withholding taxes, in connection with its commercial agreements with BM&FBOVESPA. These commercial arrangements were entered into prior to Mr. Pinto’s appointment to the board, were negotiated on an arm’s length basis and were approved by the board of directors of CME Group. As the arrangements were entered into prior to Mr. Pinto’s appointment, the transactions were not submitted to the audit committee for its approval in accordance with its policy on related party transactions.

Employment of Family Members

An in-law of Mr. Pankau is employed by us in a non-officer position. The employment relationship occurred prior to Mr. Pankau’s service on our board. The employee received aggregate compensation in 2015 of approximately $305,000 (part of which included an annual equity award) and other benefits provided to employees at the same level. The compensation is in accordance with our standard compensation practices applicable to similarly-situated employees. The audit committee previously ratified this related party transaction and receives annual reports on the compensation arrangements as part of its review of ongoing related party transactions.

Sub-Leasing Arrangement

Mr. Sandner sub-leases his office space from us. In 2015, we received lease payments of approximately $142,000. The sub-lease was negotiated on an arm’s length basis and is on terms consistent with our overall master lease and other existing leases at the location at the time of execution. The audit committee reviewed and approved the sub-leasing relationship.

CHARITABLE AND CIVIC CONTRIBUTIONS

We believe that it is both a responsibility and a privilege to give back to the global communities where we live and work. Through our charitable programs and foundations, we are able to put change in motion that will positively impact the lives of those in need. Through our corporate foundation, CME Group Community Foundation, we made charitable grants focused on the locations where we do business and provided support to three primary areas of concern: children in need, education, and health and human services. Certain members of our board also serve on the CME Group Foundation. The CME Group Foundation was endowed by the Chicago Mercantile Exchange Trust. Our board members and executive officers may have affiliations with organizations that have received donations from these foundations. None of the donations made by these foundations were deemed to impact the independence of any of our board members or director nominees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than

66	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Other Business (Continued)

10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms we have received during 2015, all of our officers and directors complied with their Section 16(a) filing requirements, with the exception of a sale transaction by Mr. Oliff conducted pursuant to a pre-arranged trading plan that inadvertently was not reported timely to the Company for preparation of the Form 4 filing.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	67

General Information About the Meeting

WHEN AND WHERE IS THE ANNUAL MEETING?

The annual meeting of shareholders of CME Group will be held at 3: 30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, Illinois.

WHO MAY ATTEND THE ANNUAL MEETING?

All holders of Class A and Class B common stock on March 22, 2016, the record date for the annual meeting, are entitled to notice of and are invited to attend the annual meeting.

ARE THERE ANY RULES FOR ADMISSION TO THE ANNUAL MEETING?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Please note that seating is limited and admission will be accepted on a first-come, first-served basis.

If you plan to attend the meeting, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16-digit control number located on your proxy card, voter instruction form or notice. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification, such as a driver’s license or passport. If you do not have a printed registration confirmation, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were a registered shareholder or held your shares in street name on the record date by:

–	verifying your name and stock ownership against our list of registered shareholders; or

–

reviewing other evidence of your stock ownership that shows your current name and address, such as a copy of your most recent brokerage or bank statement or your notice of internet availability of proxy materials for the 2016 annual meeting (internet notice), if you hold your shares in street name; or

•	You are validly acting as proxy:

–	for a registered shareholder as of the record date, by reviewing a written legal proxy granted to you and signed by the registered shareholder; or

–

for a street name holder as of the record date, by reviewing a written legal proxy from a brokerage firm or bank holding the shares to the street name holder that is assignable, and a written legal proxy to you signed by the street name holder, together with a brokerage or bank statement or internet notice showing the street name holder’s shares as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on March 22, 2016, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or we will inspect your brokerage or bank statement or internet notice, as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. Please allow ample time for these admission procedures.

Shareholders will not be allowed to use cameras (including cell phones with photographic capabilities), recording devices or other electronic devices at the meeting.

WILL THE ANNUAL MEETING BE WEBCAST?

Yes. A live webcast of the annual meeting will be provided from our Investor Relations section of our website www.cmegroup.com. Go to Investor Relations, click on Events and Presentations and then click on listen to webcast for the CME

68	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

General Information About the Meeting (Continued)

Group Inc. 2016 Annual Meeting of Shareholders. If you miss the meeting, you can view a replay of the webcast on that site. Please note that you will not be able to vote your shares or ask questions via the webcast. If you plan to view the webcast, please submit your vote in advance.

WHAT COMPANY SPONSORED PROPOSALS ARE THE CLASS A AND CLASS B SHAREHOLDERS BEING ASKED TO VOTE ON, COLLECTIVELY AS A SINGLE CLASS?

Holders of all classes of Class A and Class B common stock of CME Group (voting together as a single class) are being asked to vote on the following:

•	Item 1: The election of seventeen Equity directors.

•	Item 2: The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016.

•	Item 3: An advisory vote on the compensation of our named executive officers, referred to as the “Say on Pay” proposal.

WHAT PROPOSALS ARE THE CLASS B SHAREHOLDERS BEING ASKED TO VOTE ON?

Our Class B-1 shareholders are being asked to vote for three Class B-1 directors, our Class B-2 shareholders are being asked to vote for two Class B-2 directors and our Class B-3 shareholders are being asked to vote for one Class B-3 director. The candidates for each respective class are described in Item 4. In addition, holders of Class B-1, Class B-2 and Class B-3 shares are being asked to vote on the election of five members to their respective Class B-1, Class B-2 and Class B-3 nominating committees, Item 5.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of Class A or Class B common stock of CME Group as of the close of business on March 22, 2016, the record date for the annual meeting. The number of shares outstanding of each of our classes of common stock as of March 22, 2016 was as follows:

Class	Shares Outstanding
Class A	338,629,498
Class B-1	625
Class B-2	813
Class B-3	1,287
Class B-4	413

There were 2,849 holders of record of our Class A common stock and 1,564 holders of record of our Class B common stock on such date.

All shares of Class A and Class B common stock are entitled to one vote per share. Class A and Class B shareholders will vote together as a single class on all Items, except for Items 4 and 5. The respective class of Class B shares will vote as a single class in Items 4 and 5.

HOW DO I VOTE?

Shareholders of record (shareholders having an account at Computershare, our transfer agent) have the following ways to cast their vote:

•

Via the Internet—by voting electronically over the Internet by going to www.proxyvote.com. You will need to reference the control number on your proxy card when voting. If you wish to vote by the Internet, you may vote until 10:59 p.m., Central Time, on Tuesday, May 17, 2016.

•	By mail—by submitting the proxy card in the envelope provided. Be sure to allow sufficient time for delivery.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	69

General Information About the Meeting (Continued)

•

By telephone (owners of Class A shares only)—by calling 1-800-690-6903. You will need to reference the control number on your proxy card when voting. If you wish to vote by telephone, you may vote until 10:59 p.m., Central Time, on Tuesday, May 17, 2016. Due to the fact that the Class B proposals are contested, automated telephone voting will not be available for Class B shareholders.

•

By call center (owners of Class B shares only)—Broadridge, as our inspector of election, is providing CME Group an additional service to facilitate voting by our Class B shareholders. Class B shareholders who are unable to locate their 16-digit control number may call 855-928-4491 to speak to a proxy specialist to cast their votes over the phone by providing information in confirmation of their identity. All calls will be recorded and voting confirmations will be sent by mail to the address of record.

•	In person—by voting your proxy card at the annual meeting.

For holders in street name (shareholders holding through a bank or broker), your proxy materials include a voting instruction form from the institution holding your shares. The availability of internet or telephone voting will depend upon the institution’s voting processes. You may also vote in person at the annual meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for more information.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares promptly by returning your proxy card and/or voting instruction card or casting your vote by telephone or over the Internet. Voting early will not affect your right to change your vote and/or to attend the meeting.

WHAT IS A SHAREHOLDER OF RECORD?

A shareholder of record or registered shareholder is a shareholder whose ownership of CME Group stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through a bank, broker or other intermediary, you hold your shares in street name and are not a shareholder of record. For shares held in street name, the record owner of your shares is your bank, broker or other intermediary. We only have access to ownership records for the registered shares. Therefore, if you are not a registered shareholder, you will need to bring additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement showing ownership as of the record date, a letter from your broker, bank or other nominee or a copy of your voting instruction card in order to be admitted to the annual meeting.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY/VOTING INSTRUCTION CARD?

This means that you have multiple accounts holding CME Group shares. Shares with different registrations cannot be combined and as a result, you may receive more than one card. For example, shares held through your broker cannot be combined with shares held at our transfer agent, Computershare. Additionally, our Class B shares are not combined with our Class A shares. Therefore, if you own both Class A and Class B shares you will receive more than one proxy card.

If you receive more than one proxy/voting instruction card, you must vote each card to ensure that all shares you own are voted.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

•	“FOR” the election of the seventeen Equity directors nominees.

•	“FOR” the appointment of Ernst & Young as our independent registered public accounting firm for 2016.

•	“FOR” the advisory resolution approving the compensation of our named executive officers as described in this proxy statement.

•	“ABSTAIN” from voting for the Class B directors, if applicable.

•	“ABSTAIN” from voting for the Class B nominating committees, if applicable.

If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

70	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

General Information About the Meeting (Continued)

CAN I CHANGE MY MIND AFTER I VOTE?

For shareholders of record: You may change or revoke your vote by submitting a written notice of revocation directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by submitting another proxy card, voting electronically or by telephone or by voting at the annual meeting.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or intermediary.

Your most recent vote is the one that is counted.

IS MY VOTE CONFIDENTIAL?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Broadridge will act as the inspector of election and will count the votes.

Comments written on proxy cards or ballots may be provided by Broadridge to our Corporate Secretary, Kathleen M. Cronin, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspector of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

HOW ARE VOTES COUNTED?

In order for us to conduct the meeting, a minimum number of votes entitled to be cast by the holders of all outstanding stock as of March 22, 2016, must be present in person or represented by proxy. This is referred to as a quorum.

For proposals brought before the holders of all classes of common stock, voting together without regard to class, at least one-third of the votes entitled to be cast by such holders must be present at the meeting to establish a quorum.

For proposals brought before the holders of Class B-1, Class B-2 and Class B-3 common stock, each voting separately as a class, at least one-third of the votes entitled to be cast by the holders of each such class must be present at the meeting to establish a quorum.

Proxies marked “withhold” or “abstain” are counted as present for establishing a quorum. Additionally, because we have one routine item on the agenda—the ratification of our independent registered public accounting firm—“broker non-votes” received on the other proposals also will be counted for purposes of establishing a quorum for proposals brought before the holders of all classes of common stock, voting together without regard to class. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular proposal under the rules of NASDAQ and has not received instructions from the beneficial owner.

To ensure that there will be a quorum for all proposals to be voted on, please vote before the annual meeting and allow your shares to be represented at the meeting by your proxies. Voting before the annual meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be revoked automatically.

HOW MANY VOTES ARE REQUIRED FOR APPROVAL FOR EACH PROPOSAL?

Assuming that a quorum is present for the particular proposal, the following describes the votes required to approve each proposal.

Item 1: Seventeen Equity directors have been nominated for election at the annual meeting. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast with respect to an Equity director. Abstentions and

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	71

General Information About the Meeting (Continued)

broker non-votes will have no effect. If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, Delaware law provides that the director would continue to serve on the board as a “holdover director.” However, under our corporate governance principles, each holdover director is required to tender his or her resignation to the board. Under the principles, the governance committee shall make a recommendation to the board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The governance committee and the board, in making their decisions, may consider any factor or other information that they deem relevant. The board shall act on the tendered resignation, taking into account the governance committee’s recommendation, and shall publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

Items 2 and 3: The affirmative vote of a majority of the shares of our Class A and Class B common stock present in person or represented by proxy and entitled to vote on the matter is necessary for approval. Because Item 2 is considered a “routine” matter, broker non-votes are not expected to occur with respect to that item. Broker non-votes and abstentions will have no effect on Item 3.

Item 4: The three nominees for Class B-1 director, the two nominees for Class B-2 director and the one nominee for Class B-3 director receiving the highest number of “for” votes will be elected. Abstentions will have no effect on these items because they are not considered votes cast. All Class B shares are held in registered form.

Item 5: The five nominees for the Class B-1 nominating committee, the five nominees for the Class B-2 nominating committee and the five nominees for the Class B-3 nominating committee receiving the highest number of “for” votes will be elected. Abstentions will have no effect on these items because they are not considered votes cast. All Class B shares are held in registered form.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

The solicitation is being conducted by CME Group which pays for the cost of soliciting proxies. Proxies will be solicited on behalf of the board of directors. This solicitation is being made by mail and over the Internet, but also may be made by telephone or in person. We have hired D.F. King for $11,500 plus out-of-pocket expenses, to assist in the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses for sending proxy materials to shareholders and obtaining their vote. Additionally, nominees for Class B director may make solicitations to our shareholders. Such nominees are responsible for the costs incurred in connection with their individual solicitation efforts.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2017 ANNUAL MEETING?

To be considered for inclusion in the 2017 proxy statement, shareholder proposals must be received in writing at our principal executive offices no later than December 10, 2016. You should be aware that your proposal must comply with the SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal from the floor during next year’s meeting, we must have timely received written notice of the proposal. In accordance with our bylaws, to be timely, a shareholder’s notice must be delivered to our corporate secretary not earlier than the close of business on January 18, 2017 (the 120th day) and not later than the close of business on February 17, 2017 (the 90th day) prior to the anniversary of the 2016 annual meeting (May 18, 2016); provided, however, that in the event that the date of the 2017 annual meeting is more than 30 days before or more than 60 days after May 18, 2017, to be timely, notice must be delivered not earlier than the close of business on the 120th day prior to the actual date of the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the actual date of the 2017 annual meeting or, if the first public announcement of the date of the 2017 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made by CME Group. Your notice of the proposal must contain the information required under our bylaws in order to be considered.

Shareholder proposals should be sent by mail directed to the Corporate Secretary (Kathleen M. Cronin), CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by fax to her attention at 312.930.4556.

72	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

General Information About the Meeting (Continued)

ARE THERE ANY MATTERS TO BE VOTED ON AT THE MEETING THAT ARE NOT INCLUDED IN THE PROXY STATEMENT?

At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement. If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results by press release following the annual meeting and will file the final results in a current report on Form 8-K within four business days of the meeting as required by SEC regulations.

IF I RECEIVED PAPER COPIES OF MATERIALS, CAN I RECEIVE FUTURE PROXY MATERIALS ONLINE?

Yes. If you chose this option you will not receive paper copies of the proxy materials in the mail. Choosing this option will save us printing and mailing costs and may benefit the environment.

If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions provided when you vote over the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting you will receive an email notification when the proxy materials are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice.

WHY DID I RECEIVE A NOTICE BY MAIL WITHOUT PRINTED COPIES OF THE PROXY MATERIALS?

As permitted by rules adopted by the SEC, we are making this proxy statement and our 2015 annual report available to our shareholders electronically via the Internet. On or about April 8, 2016, we mailed a notice containing instructions on how to access this proxy statement and our 2015 annual report and vote over the Internet. If you received a notice by mail, you will not receive a printed copy of the materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the materials. The notice also instructs you on how you may submit your proxy over the Internet. If you received a notice by mail and would like to receive a printed copy of these materials, you should follow the instructions for requesting such materials included in the notice.

WHY DID MEMBERS OF MY HOUSEHOLD ONLY RECEIVE ONE SET OF PROXY MATERIALS BUT MORE THAN ONE PROXY CARD?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive separate copies of the proxy materials, or if you receive multiple copies of proxy materials and wish to receive only one copy, please go to www.computershare.com/investor. After the login, go to “My Profile” and select “Communication Preference” to choose your preferred method (post or email) of delivery for Shareholder Meeting Materials.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

CAN I GET ADDITIONAL COPIES OF PROXY MATERIALS?

Yes. Additional copies of our 2015 annual report and this proxy statement are available free of charge upon written request to Shareholder Relations, Attention: Ms. Beth Hausoul, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	73

General Information About the Meeting (Continued)

WHERE CAN I FIND INFORMATION ON CME GROUP’S CORPORATE GOVERNANCE POLICIES AND OTHER MATERIALS REFERENCED IN THIS PROXY STATEMENT?

Copies of our governance materials and other policies referenced in this proxy statement and the charters of all of our board committees are available at http://investor.cmegroup.com/investor-relations under “Corporate Governance.” You may also request hard copies of such materials by sending a request to Shareholder Relations, Attention: Ms. Beth Hausoul, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

74	Notice of Annual Meeting of Shareholders and 2016 Proxy Statement

Appendix A

CATEGORICAL INDEPENDENCE STANDARDS

A director who satisfies the independence requirements of the applicable listing standards and meets all of the following categorical standards shall be presumed to be “independent”:

•

The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.

•

Neither the director nor any member of his or her immediate family is a significant shareholder in the Company’s Class A Common Stock or Class B Common Stock. For purposes of this categorical standard, a shareholder shall be considered significant if the ownership of shares of Class A Common Stock is greater than five percent (5%) of the outstanding Class A Common Stock or if the ownership of shares of any series of Class B Common Stock is greater than five percent (5%) of the outstanding Class B Common Stock in such series.

•

Neither the director nor any member of his or her immediate family serves as an executive officer of a civic or charitable organization that receives financial contributions from CME, CBOT, NYMEX or the CME Group Community Foundation (excluding payments pursuant to a matching gift program) or the CME Group Foundation in excess of $200,000 or five percent (5%) of that entity’s total annual charitable receipts and other revenues, whichever is greater, per year. The Board shall also consider whether any charitable donations made to a civic or charitable organization in which a director or member of his or her immediate family serves as a director, trustee or employed fundraiser impact the particular director’s independence; provided, however, donations less than $200,000 per year shall be presumed to be insignificant and, therefore, not impact such director’s independence.

In addition, the Board of Directors has determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses CME Group products and services shall be presumed to be “independent,” if he or she otherwise satisfies all of the above categorical standards and the independence requirements of the applicable listing standards and such transactions are made in the ordinary course of business of the Company on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	75

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00999-P74933                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.

The Board of Directors recommends votes “FOR” Proposals 1, 2 and 3.

1.	Election of Equity Directors

Seventeen will be elected to the Board of Directors		For	Against	Abstain

1a.	Terrence A. Duffy	☐	☐	☐				For	Against	Abstain

1b.	Phupinder S. Gill	☐	☐	☐	1n.	John F. Sandner		☐	☐	☐

1c.	Timothy S. Bitsberger	☐	☐	☐	1o.	Terry L. Savage		☐	☐	☐

1d.	Charles P. Carey	☐	☐	☐	1p.	William R. Shepard		☐	☐	☐

1e.	Dennis H. Chookaszian	☐	☐	☐	1q.	Dennis A. Suskind		☐	☐	☐

1f.	Ana Dutra	☐	☐	☐	2. 3.	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016. Advisory vote on the compensation of our named executive officers.		☐ ☐	☐ ☐	☐ ☐
1g.	Martin J. Gepsman	☐	☐	☐
1h.	Larry G. Gerdes	☐	☐	☐
1i.	Daniel R. Glickman	☐	☐	☐
1j.	Leo Melamed	☐	☐	☐
1k.	William P. Miller II	☐	☐	☐

1l.	James E. Oliff	☐	☐	☐

1m.	Alex J. Pollock	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

If you plan to attend the meeting on May 18, 2016, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16 digit number located on the other side of this card. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification.

Please note that seating is limited and admission will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their registration confirmation. Seating will begin at 2:30 p.m. and the meeting will begin at 3:30 p.m. The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

YOUR VOTE IS IMPORTANT! Please take a moment to vote your shares of Class A common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and CME Group 2015 Annual Report are available at www.proxyvote.com.

E01000-P74933

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 18, 2016.

The undersigned hereby appoint(s) Terrence A. Duffy and Phupinder S. Gill with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, IL, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 22, 2016, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

20 S. WACKER DRIVE CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01001-P74933                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.

The Board of Directors recommends votes “FOR” Proposals 1, 2 and 3.

1.	Election of Equity Directors

Seventeen will be elected to the Board of Directors		For	Against	Abstain

1a.	Terrence A. Duffy	☐	☐	☐

1b.	Phupinder S. Gill	☐	☐	☐

1c.	Timothy S. Bitsberger	☐	☐	☐

1d.	Charles P. Carey	☐	☐	☐

1e.	Dennis H. Chookaszian	☐	☐	☐

1f.	Ana Dutra	☐	☐	☐

1g.	Martin J. Gepsman	☐	☐	☐

1h.	Larry G. Gerdes	☐	☐	☐

1i.	Daniel R. Glickman	☐	☐	☐

1j.	Leo Melamed	☐	☐	☐

1k.	William P. Miller II	☐	☐	☐

1l.	James E. Oliff	☐	☐	☐

1m.	Alex J. Pollock	☐	☐	☐

1n.	John F. Sandner	☐	☐	☐

1o.	Terry L. Savage	☐	☐	☐

1p.	William R. Shepard	☐	☐	☐

1q.	Dennis A. Suskind	☐	☐	☐

2.	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016.	☐	☐	☐

3.	Advisory vote on the compensation of our named executive officers.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors is not providing recommendations on Proposals 4 and 5.

4.	Election of Three Class B-1 Directors

Vote “FOR” up to three nominees to be elected to the Board of Directors.			For	Against	Abstain

	4a.	Jeffrey M. Bernacchi (JMB)	☐	☐	☐

	4b.	Michael J. Downs (BMR)	☐	☐	☐

	4c.	William W. Hobert (WH)	☐	☐	☐

	4d.	Douglas M. Monieson (DMON)	☐	☐	☐

	4e.	Jeremy J. Perlow (JAIR)	☐	☐	☐

	4f.	Howard J. Siegel (EGLE)	☐	☐	☐

5.	Election of 2017 Class B-1 Nominating Committee

Vote “FOR” up to five nominees to be elected to the Class B-1 Nominating Committee.			For	Against	Abstain

	5a.	William C. Bauman (WCB)	☐	☐	☐

	5b.	Thomas A. Bentley (TAB)	☐	☐	☐

	5c.	Bradley S. Glass (BRAD)	☐	☐	☐

	5d.	Joseph H. Gressel (GPC)	☐	☐	☐

	5e.	Mark S. Kobilca (HTR)	☐	☐	☐

	5f.	Gary T. Lark (GTX)	☐	☐	☐

	5g.	W. Winfred Moore II (FMOR)	☐	☐	☐

	5h.	William J. Rinn III (WJR)	☐	☐	☐

	5i.	Michael J. Small (SML)	☐	☐	☐

	5j.	Michael G. Sundermeier (MIK)	☐	☐	☐

Signature (Joint Owners)	Date

If you plan to attend the meeting on May 18, 2016, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16 digit number located on the other side of this card. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification.

Please note that seating is limited and admission will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their registration confirmation. Seating will begin at 2:30 p.m. and the meeting will begin at 3:30 p.m. The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

YOUR VOTE IS IMPORTANT! Please take a moment to vote your shares of Class B-1 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR TWO EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and CME Group 2015 Annual Report are available at www.proxyvote.com.

E01002-P74933

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 18, 2016.

The undersigned hereby appoint(s) Terrence A. Duffy and Phupinder S. Gill with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, IL, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 22, 2016, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND TO “ABSTAIN” FROM PROPOSALS 4 AND 5 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01003-P74933                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.
The Board of Directors recommends votes “FOR” Proposals 1, 2 and 3.
1.	Election of Equity Directors
Seventeen will be elected to the Board of Directors		For	Against	Abstain
1a.	Terrence A. Duffy	☐	☐	☐
1b.	Phupinder S. Gill	☐	☐	☐	The Board of Directors is not providing a recommendation on Proposals 4 and 5.
1c.	Timothy S. Bitsberger	☐	☐	☐
1d.	Charles P. Carey	☐	☐	☐	4.	Election of Two Class B-2 Directors
1e.	Dennis H. Chookaszian	☐	☐	☐	Vote “FOR” up to two nominees to be elected to the Board of Directors.		For	Against	Abstain
1f.	Ana Dutra	☐	☐	☐		4a. Patrick W. Maloney (PAT)	☐	☐	☐
1g.	Martin J. Gepsman	☐	☐	☐		4b. Ronald A. Pankau (PAN)	☐	☐	☐
1h.	Larry G. Gerdes	☐	☐	☐		4c. David J. Wescott (COT)	☐	☐	☐
1i.	Daniel R. Glickman	☐	☐	☐		4d. James J. Zellinger (JZZ)	☐	☐	☐
1j.	Leo Melamed	☐	☐	☐
1k.	William P. Miller II	☐	☐	☐	5.	Election of 2017 Class B-2 Nominating Committee
1l.	James E. Oliff	☐	☐	☐	Vote “FOR” up to five nominees to be elected to the Class B-2 Nominating Committee.		For	Against	Abstain
1m.	Alex J. Pollock	☐	☐	☐
1n.	John F. Sandner	☐	☐	☐		5a. Richard J. Duran (RJD)	☐	☐	☐
1o.	Terry L. Savage	☐	☐	☐		5b. Yra G. Harris (YRA)	☐	☐	☐
1p.	William R. Shepard	☐	☐	☐		5c. Patrick J. Lahey (XDE)	☐	☐	☐
1q.	Dennis A. Suskind	☐	☐	☐		5d. Patrick J. Mulchrone (PJM)	☐	☐	☐
						5e. Stuart A. Unger (UNG)	☐	☐	☐
						5f. Gregory J. Veselica (GV)	☐	☐	☐
2.	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016.	☐	☐	☐		5g. Barry D. Ward (BDW)	☐	☐	☐

3.	Advisory vote on the compensation of our named executive officers.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

If you plan to attend the meeting on May 18, 2016, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16 digit number located on the other side of this card. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification.

Please note that seating is limited and admission will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their registration confirmation. Seating will begin at 2:30 p.m. and the meeting will begin at 3:30 p.m. The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

YOUR VOTE IS IMPORTANT! Please take a moment to vote your shares of Class B-2 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR TWO EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and CME Group 2015 Annual Report are available at www.proxyvote.com.

E01004-P74933

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 18, 2016.

The undersigned hereby appoint(s) Terrence A. Duffy and Phupinder S. Gill with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, IL, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 22, 2016, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND TO “ABSTAIN” FROM PROPOSALS 4 AND 5 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01005-P74933                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.

The Board of Directors recommends votes “FOR” Proposals 1, 2 and 3.

1.	Election of Equity Directors

Seventeen will be elected to the Board of Directors		For	Against	Abstain

1a.	Terrence A. Duffy	☐	☐	☐

1b.	Phupinder S. Gill	☐	☐	☐

1c.	Timothy S. Bitsberger	☐	☐	☐

1d.	Charles P. Carey	☐	☐	☐

1e.	Dennis H. Chookaszian	☐	☐	☐

1f.	Ana Dutra	☐	☐	☐

1g.	Martin J. Gepsman	☐	☐	☐

1h.	Larry G. Gerdes	☐	☐	☐

1i.	Daniel R. Glickman	☐	☐	☐

1j.	Leo Melamed	☐	☐	☐

1k.	William P. Miller II	☐	☐	☐

1l.	James E. Oliff	☐	☐	☐

1m.	Alex J. Pollock	☐	☐	☐

1n.	John F. Sandner	☐	☐	☐

1o.	Terry L. Savage	☐	☐	☐

1p.	William R. Shepard	☐	☐	☐

1q.	Dennis A. Suskind	☐	☐	☐

2.	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016.	☐	☐	☐

3.	Advisory vote on the compensation of our named executive officers.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors is not providing recommendations on PROPOSALS 4 and 5.

4.	Election of One Class B-3 Director

Vote “FOR” one nominee to be elected to the Board of Directors.			For	Against	Abstain

	4a.	Bradley P. Cohen (BPC)	☐	☐	☐

	4b.	Elizabeth A. Cook (LZY)	☐	☐	☐

5.	Election of 2017 Class B-3 Nominating Committee

Vote “FOR” up to five nominees to be elected to the Class B-3 Nominating Committee.			For	Against	Abstain

	5a.	J. Kenny Carlin (JKC)	☐	☐	☐

	5b.	Adam M. Clayman (AMC)	☐	☐	☐

	5c.	Bryan P. Cooley (COOL)	☐	☐	☐

	5d.	Lester E. Crockett Jr. (LCT)	☐	☐	☐

	5e.	Mario J. Florio (MRO)	☐	☐	☐

	5f.	Christopher P. Gaffney (GAF)	☐	☐	☐

	5g.	David P. Gaughan (VAD)	☐	☐	☐

	5h.	Joel P. Glickman (GLK)	☐	☐	☐

	5i.	Jayne A. Valio (JAV)	☐	☐	☐

	5j.	Paul D. Zirpolo (ZIR)	☐	☐	☐

Signature (Joint Owners)	Date

If you plan to attend the meeting on May 18, 2016, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16 digit number located on the other side of this card. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification.

Please note that seating is limited and admission will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their registration confirmation. Seating will begin at 2:30 p.m. and the meeting will begin at 3:30 p.m. The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

YOUR VOTE IS IMPORTANT! Please take a moment to vote your shares of Class B-3 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR TWO EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and CME Group 2015 Annual Report with 10-K Wrap are available at www.proxyvote.com.

E01006-P74933

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 18, 2016.

The undersigned hereby appoint(s) Terrence A. Duffy and Phupinder S. Gill with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, IL, and any postponement or adjournment thereof, and to vote all shares of Class B-3 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 22, 2016, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND TO “ABSTAIN” FROM PROPOSALS 4 AND 5 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M., Central Time, on May 17, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01007-P74933                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CME GROUP INC.

The Board of Directors recommends votes “FOR” Proposals 1, 2 and 3.

1.	Election of Equity Directors

Seventeen will be elected to the Board of Directors		For	Against	Abstain

1a.	Terrence A. Duffy	☐	☐	☐				For	Against	Abstain

1b.	Phupinder S. Gill	☐	☐	☐	1n.	John F. Sandner		☐	☐	☐

1c.	Timothy S. Bitsberger	☐	☐	☐	1o.	Terry L. Savage		☐	☐	☐

1d.	Charles P. Carey	☐	☐	☐	1p.	William R. Shepard		☐	☐	☐

1e.	Dennis H. Chookaszian	☐	☐	☐	1q.	Dennis A. Suskind		☐	☐	☐
1f.	Ana Dutra	☐	☐	☐	2. 3.	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2016. Advisory vote on the compensation of our named executive officers.		☐ ☐	☐ ☐	☐ ☐
1g.	Martin J. Gepsman	☐	☐	☐
1h.	Larry G. Gerdes	☐	☐	☐
1i.	Daniel R. Glickman	☐	☐	☐
1j.	Leo Melamed	☐	☐	☐
1k.	William P. Miller II	☐	☐	☐
1l.	James E. Oliff	☐	☐	☐
1m.	Alex J. Pollock	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

If you plan to attend the meeting on May 18, 2016, you should register in advance. Please go to the “shareholder meeting registration” link at www.proxyvote.com and follow the instructions provided. You will need the 16 digit number located on the other side of this card. Please print your registration confirmation and bring it with you to the meeting along with valid picture identification.

Please note that seating is limited and admission will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their registration confirmation. Seating will begin at 2:30 p.m. and the meeting will begin at 3:30 p.m. The use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

YOUR VOTE IS IMPORTANT! Please take a moment to vote your shares of Class B-4 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and CME Group 2015 Annual Report are available at www.proxyvote.com.

E01008-P74933

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 18, 2016.

The undersigned hereby appoint(s) Terrence A. Duffy and Phupinder S. Gill with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to at tend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, May 18, 2016, in the auditorium at CME Group, located at 20 South Wacker Drive, Chicago, IL, and any postponement or adjournment thereof, and to vote all shares of Class B-4 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 22, 2016, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.